As Filed with the Securities and Exchange Commission November 30, 2001 Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

Corpfin.com, Inc.
(Name of small business issuer in its charter)

Delaware	523110	34-6565596
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Corpfin.com, Inc.
Atlanta Financial Center
3353 Peachtree Road, Suite 942
Atlanta, GA 30326
404-504-9129
Address and telephone number of principal executive offices

John C. Canouse
Atlanta Financial Center
3353 Peachtree Road, Suite 942
Atlanta, GA 30326
(Name, address and telephone number of agent for service)

Copies to:

Stephen B. Schneer, Esq. 605 Third Avenue, 11th Floor New York City, NY 10158 Telephone: (212) 972-1100 Facsimile: (212) 983-5271

 Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common stock, $.001par value per share	1,750,000	$.50	$875,000	$231

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Subject To Completion, Dated November [__], 2001

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

1,750,000 Shares of
Corpfin.com, Inc.
Common Stock

Corpfin.com, Inc., which is referred to as 'Corpfin' throughout this prospectus, is registering 1,750,000 shares of its common stock that will be issued to eSAFETYWORLD to satisfy Corpfin's obligation under a consulting agreement. eSAFETYWORLD, Inc. is distributing these shares to its stockholders of record on the record date of [___________], 2001. The distribution will be pro rata to the eSAFETYWORLD stockholders based on the number of shares owned by each. eSAFETYWORLD stockholders will receive one share of Corpfin common stock for each 1.71 shares of eSAFETYWORLD held. Fractional shares will be rounded to the nearest whole share. eSAFETYWORLD will send Corpfin stock certificates to the eSAFETYWORLD stockholders on or about [__________], 2001. This distribution is taxable as a dividend for federal income tax purposes to the extent that eSAFETYWORLD has current or accumulated earnings and profits. Corpfin will not receive any proceeds from the distribution of the shares.

Corpfin has an accumulated deficit of $2,478,001 at September 30, 2001. There currently is no public market for the shares of Corpfin common stock, and neither eSAFETYWORLD nor Corpfin can assure that a trading market will develop. Corpfin is applying to have its common stock quoted on the Over-the-Counter Bulletin Board ('OTCBB') under the symbol "CPFN" effective at the time of the distribution. See 'The Distribution.'

The ownership of Corpfin common stock involves significant risks. See 'Risk Factors.'

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November [__], 2001.

This information does not constitute an offer to sell or the solicitation of an offer to buy any securities.

You should rely on the information contained in this document. No person is authorized to give information that is not contained in this document. This document is not an offer to sell nor is it seeking an offer to buy these securities. This information is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until [________], 2001 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Stockholders of eSAFETYWORLD with inquiries related to the Distribution should contact R. Bret Jenkins, the Chief Financial Officer of eSAFETYWORLD, at 80 Orville Drive, Bohemia, NY 11716. eSAFETYWORLD's telephone number is 631-244-1454.

Summary                6

Risk Factors 9

Forward-Looking Statements 13

The Distribution 14

Relationship of eSAFETYWORLD and Corpfin Before and After the Distribution 21

Dividend Policy 21

Capitalization 21

Corpfin's Business 23

Management's Discussion and Analysis of Results of Operations and Financial Condition 28

Description of Corpfin's Capital Stock 34

Securities of Certain Beneficial Owners and Management 36

Certain Relationships and Related Transactions 37

Legal Matters 38

Experts 38

Available Information 39

Index to Financial Statements 40

Summary

The following is a summary of certain information contained in this document. While this summary provides an accurate description of all material information included in this document, it is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this document. The summary also addresses various questions that you may have about the pro rata distribution to eSAFETYWORLD stockholders of 1,750,000 shares of Corpfin common stock by eSAFETYWORLD. We refer to this distribution in this document as the "Distribution."

Q1: What is the Distribution?

A: The Distribution is the method by which eSAFETYWORLD will distribute shares held by it in Corpfin resulting in Corpfin becoming a publicly-held company with approximately 1,000 shareholders. Following the completion of the Distribution, Corpfin will comply with the periodic filing requirements of the Securities Exchange Act of 1934. This means that shareholders will have access to unaudited quarterly financial information and audited financial information at the conclusion of each fiscal year.

According to the terms of the Distribution, eSAFETYWORLD will distribute to its stockholders, as of the close of business on [______________], 2001, in a dividend, one share of Corpfin common stock for every 1.71 shares of eSAFETYWORLD common stock held on [______________], 2001. Of the shares distributed by eSAFETYWORLD, 37.2% will be distributed to shareholders who are considered affiliates of eSAFETYWORLD, and the remainder will be distributed to shareholders who are not considered affiliates of eSAFETYWORLD. No shares are being distributed to affiliates of Corpfin.

There is currently no trading market for Corpfin's shares, and no assurances can be given that a trading market will ever develop for the shares.

Q2: What is Corpfin?

A: Corpfin was established in 1999 and is a licensed broker-dealer that specializes in arranging private placements and other financings for public companies. In doing so it makes use of the Internet as well as conventional investment banking methods. Its website is located at he web site corpfin . com  Corpfin also provides business, consulting and merger and acquisition services to private and public companies.

Q3: Why is eSAFETYWORLD effecting the Distribution?

A: eSAFETYWORLD is effecting the Distribution because it believes that the Distribution may result in an increase in the value of Corpfin common stock and provide potential value to eSAFETYWORLD's stockholders because it may provide stockholders with a source of liquidity. In addition, more investors may be interested in making an investment in a public company rather than in a private company.

Q4: What is the tax effect of the Distribution?

A: Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code provided that eSAFETYWORLD has current or accumulated earnings and profits. The fair market value of Corpfin's shares will be established by trading that develops immediately after the Distribution with respect to such shares. However, the Distribution is taxable even if a trading market for the shares never develops. In September 2001, Corpfin sold 120,000 shares of its common stock to an unrelated party for $.50 per share. There can be no assurances that this price will in any way reflect the price at which our shares will trade after the effectiveness of this registration statement.

The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

Q5: What will eSAFETYWORLD stockholders receive in the Distribution?

A: In the Distribution, eSAFETYWORLD stockholders will receive one share of Corpfin common stock for every 1.71 shares of eSAFETYWORLD common stock they own on [______________], 2001. Immediately after the Distribution, eSAFETYWORLD's stockholders will still own their shares of eSAFETYWORLD common stock. Shares of eSAFETYWORLD common stock will represent stockholders' interests in the business of eSAFETYWORLD, and shares of Corpfin common stock that stockholders receive in the Distribution will represent their interests in the Corpfin business.

Q6: What happens to eSAFETYWORLD shares after the Distribution?

A: After the Distribution, shares of eSAFETYWORLD common stock will continue to represent ownership of the businesses of eSAFETYWORLD and will continue to be quoted under the ticker symbol "SFTY."

Q7: What does an eSAFETYWORLD stockholder need to do now?

A: eSAFETYWORLD stockholders do not need to take any action. The approval of the eSAFETYWORLD stockholders is not required to effect the Distribution, and eSAFETYWORLD is not seeking a proxy from any stockholders. eSAFETYWORLD stockholders should not send in their eSAFETYWORLD share certificates to effect the Distribution. eSAFETYWORLD stockholders will automatically receive their shares of Corpfin common stock shortly following the Distribution.

Q8: Where can eSAFETYWORLD stockholders get more information?

A: eSAFETYWORLD stockholders with additional questions related to the Distribution should contact R. Bret Jenkins, the Chief Financial Officer of eSAFETYWORLD, at eSAFETYWORLD, Inc., 80 Orville Drive, Bohemia, New York 11716. eSAFETYWORLD's telephone number is 631-254-1454.

Why You Were Sent This Document

eSAFETYWORLD sent you this document because you were an owner of eSAFETYWORLD common stock on [______________], 2001. Holders of record of eSAFETYWORLD common stock, as of the close of business on [______________], 2001, will be entitled to receive a pro rata distribution of one share of Corpfin for every 1.71 shares of eSAFETYWORLD common stock held. No action is required on your part to participate in the Distribution, and you are not required to pay cash or other consideration to receive your Corpfin shares. No stockholder approval of the Distribution is required or sought. eSAFETYWORLD is not asking you for a proxy, and you are requested NOT to send a proxy to eSAFETYWORLD.

This document describes Corpfin's business, how this transaction potentially benefits eSAFETYWORLD's stockholders and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the Corpfin shares that you will receive in the Distribution. Although no action is required on your part to cause this to happen, and you do not have to pay cash or other consideration to receive these shares, the distribution of these shares to you will have certain tax and other consequences, so please read the information in this document carefully. It is not, and is not to be construed as, an inducement or encouragement to hold, buy or sell any of our securities. You should be aware of certain risks relating to the Distribution and Corpfin's business, which are described in this document beginning on page 9.

Summary of Corpfin's Business

Corpfin is a Delaware corporation incorporated in April 1999 and is a licensed broker-dealer. We specialize in arranging private placements and other financings for public companies. We also provide a limited range of other corporate finance functions, including business consulting and merger and acquisition services. Except for our officers, directors and their families, we do not conduct any retail brokerage activities. All of our revenues come and will continue to come from our investment banking and corporate finance activities. Our principal source of fees will come from commissions associated with completed financings and to a lesser extent from commissions on trading activities and fees derived from consulting services and merger and acquisition services.

We use our website on the Internet, located at  their web site corpfin . com and the contacts of our senior management to identify opportunities and potential investors.

Our corporate office is located at Atlanta Financial Center, 3353 Peachtree Road, Suite 942, Atlanta, GA 30326 , and our telephone number is 404-504-9129.

Corpfin summary financial data

A summary of our financial history follows:

	Period from April 26, 1999(inception) to December 31, 1999	Year Ended December 31, 2000	Nine Months Ended September 30, 2000	Nine Months Ended September 30, 2001

Revenues	$ -	$478,726	$288,000	$248,314
Expenses	835,790	1,620,069	1,229,957	749,141
Net loss	835,790	1,141,343	941,957	500,827

Risk Factors

In addition to the information contained elsewhere in this document, you should carefully read the following risk factors related to Corpfin and the Distribution.

Recipients of the Distribution will incur an income tax liability.

Dividends and distributions received are taxable as ordinary income for federal income tax purposes provided that eSAFETYWORLD has current or accumulated earnings and profits. The fair market value of Corpfin's shares will be established by trading that develops immediately after the Distribution with respect to such shares. However, the Distribution is taxable even if a trading market for the shares never develops. In September 2001, Corpfin sold 120,000 shares of its common stock to an unrelated party for $.50 per share. There can be no assurances that this price will in any way reflect the price at which our shares will trade after the effectiveness of this registration statement.

The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

Corpfin is an early stage company with insufficient operating history and anticipated losses.

Corpfin was incorporated in April 1999. Since inception, we have devoted a substantial portion of our activities to developing a business plan. Therefore, our operating history is insufficient to use as a determinant of our future performance and prospects. Corpfin's future prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. An investor in Corpfin's common stock must consider the risks and difficulties frequently encountered by early stage companies operating in new and competitive markets. These risks include:

competition from entities that are much more established and have greater financial and technical resources than do we;

  need to develop awareness and acceptance in the financial community;

  ability to deal effectively with volatile investment markets;

  ability to deal with changing regulatory issues;

  ability to access and obtain capital when required; and

  dependence upon key personnel.

Corpfin cannot be certain that its business strategy will be successful or that it will ever be able to realize profitable operations. Furthermore, we believe that it is probable that we will incur operating losses and negative cash flow for the foreseeable future.

Corpfin has incurred significant operating losses, and its auditors' report states that there is substantial doubt about its ability to continue as a going concern.

Corpfin has an accumulated deficit of $2,478,001 as of September 30, 2001. Our auditors included an explanatory paragraph in their report on our financial statements for the year ended December 31, 2000 describing conditions that raise substantial doubt about Corpfin's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the effects of this uncertainty. No assurances can be given that Corpfin will generate sufficient revenue to continue as a going concern.

Corpfin will need financing which may not be available.

All of our activities have been funded by our founding shareholders. These shareholders do not have an obligation or commitment to make further investments. Corpfin has not established any other source of equity or debt financing. Corpfin will require financing to implement its strategic plan and maintain compliance with the capital requirements imposed on us by the regulators. There can be no assurance that financing will be available or found. If Corpfin is unable to obtain financing, we may not be able to generate profitable activities.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations.

We have no committed source of financing. We may attempt to use noncash consideration to satisfy obligations or pay for needed services. In many instances, we believe that the noncash consideration will consist of shares of our stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, and that dilution may be material.

Corpfin will be heavily dependent on the services of its key employees and consultants.

Corpfin's business strategy is heavily dependent upon the knowledge and business contacts of its key employees and consultants. If Corpfin were to lose the services of its current officers or the consulting services of Jimmy B. Holton, it is unlikely that we would be able to implement our business plan and reach profitable operations.

The trading price of Corpfin common stock is likely to be subject to significant fluctuations.

There can be no assurance as to the prices at which the Corpfin common stock will trade on or after the Distribution date. Until the Corpfin common stock is fully distributed and an orderly market develops in the Corpfin common stock, if ever, the price at which our stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue. Prices for the Corpfin common stock will be determined in the marketplace and may be influenced by many factors, including:

the depth and liquidity of the market for Corpfin common stock,

developments affecting the business of Corpfin generally and the impact of those factors referred to below in particular,

  investor perception of Corpfin, and

general economic and market conditions.

No assurance can be given that an orderly trading market will ever develop for our stock. In any event, there is no relationship between the Distribution and the development of a trading market of any kind.

Corpfin common stock has no prior trading market or liquidity.

Prior to the date of this document, there has not been any established trading market for Corpfin common stock. Application will be made to quote the shares of Corpfin common stock on the OTCBB under the symbol "CPFN." Corpfin cannot predict the likelihood of the application being accepted. If the application is accepted, Corpfin cannot predict the extent to which investor interest in the company will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, Corpfin's common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Also, the stock market in general has experienced extreme price and volume volatility that has especially affected the market prices of securities of many companies. At times, this volatility has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of the common stock, regardless of Corpfin's actual operating performance. This volatility and lack of liquidity might keep you from reselling your shares at or above the price on the Distribution date if such a price is set by a market maker.

We are subject to extensive regulation. Noncompliance with regulations could result in our being closed down, fined or both.

Our business, and the securities industry generally, is subject to extensive regulation at both the federal and state level by various regulatory agencies which are charged with protecting the interests of customers. Self-regulatory organizations such as the National Association of Securities Dealers, Inc., known as the "NASD," and state securities commissions require strict compliance with their respective rules and regulations. Failure to comply with any of these laws, rules and regulations could result in:

  fines,

suspension,

  industry expulsion, or

  criminal prosecution.

Certain regulatory bodies perform audits or other procedures to ensure compliance with their rules and regulations. Our failure to comply with regulations could result in the termination of our business.

If we fail to comply with regulatory net capital requirements, we may be suspended from the industry or closed down.

The SEC's Net Capital Rule imposes minimum financial requirements for all registered broker-dealers. We are subject to the requirements of this rule. The Net Capital Rule places limits on certain of our potential operations, such as underwriting activities and market making and other principal trading activities. We must file financial reports with regulatory bodies on a monthly basis. Failure to comply with the net capital requirements because of operating losses and the inability to raise new capital would likely result in us being closed down by the regulators.

We operate in a very litigious industry.

Many aspects of our business involve substantial risks of potential liability and regulatory enforcement by state and federal regulators. In recent years, there has been an increasing incidence of litigation involving participants in the securities industry. Underwriters and agents are subject to substantial potential liability for material misstatements and omissions in prospectuses and other communications relating to financing transactions. Claims by dissatisfied clients for fraud, mismanagement and breach of fiduciary duty are regularly made against broker-dealers. The cost of defending litigation could have a material adverse effect on our ability to reach profitable operations.

Our primary activity relates to financial products that have received some adverse publicity in the press and are the subject of review by regulators.

Our principal focus is to arrange financing for public companies. Most of our clients are considered to be small capitalization or microcap companies. In many cases, we arrange financing that involves our client issuing shares of common stock to investors at negotiated discounts to market. This form of financing, often referred to as equity lines, has been the subject of numerous adverse articles in the media and is also the subject of scrutiny by regulators. Our ability to attain profitable operations could be adversely affected if new regulations are enacted that severely restrict or limit these types of financings.

Corpfin operates in a highly competitive industry and many competitors have greater financial resources.

We are heavily dependent on locating potential investors for our clients. There are many other broker-dealers, fund managers and other agents who are involved in similar activities. Many of these competitors are larger, have greater recognition in the financial community and have more resources than do we.

In addition, the overall amount of potential funds invested in the products that we arrange for our clients is dependent on the perceived profitability of our products compared to other products available in the marketplace. To the extent that investors have other opportunities that they perceive to be profitable, they may invest less in our types of products. Similarly, if market conditions provide more financing opportunities for microcap companies, in the form of venture capital or public offerings, we will be confronted with greater competition for clients.

We cannot predict the likelihood that we will be able to compete effectively for clients or products.

Forward-Looking Statements

This document and other materials filed or to be filed by eSAFETYWORLD or Corpfin with the Securities and Exchange Commission, referred to as the "SEC," as well as information included in oral statements or other written statements made or to be made by eSAFETYWORLD and Corpfin, contain statements that are "forward-looking." These statements appear in a number of places in this document and include, but are not limited to, all statements relating to plans for future growth and other business development activities, as well as capital expenditures, financing sources and the effects of regulation and competition, the terms of the Distribution and all other statements regarding the intent, plans, beliefs or expectations of Corpfin, as well as its respective directors or officers. Words like 'expects,' 'anticipates,' 'intends,' 'plans' and similar expressions also identify forward-looking statements.

Stockholders and readers are cautioned that such forward-looking statements are not assurances of future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements.

The Distribution

Introduction

On November ___, 2001, the board of directors of eSAFETYWORLD approved a plan to distribute 1,750,000 shares of common stock of Corpfin to be issued to eSAFETYWORLD pursuant to the consulting agreement with Corpfin to all holders of outstanding eSAFETYWORLD common stock. On the date of this prospectus, the eSAFETYWORLD board of directors formally declared a dividend payable to each holder of record of eSAFETYWORLD common stock of one share of Corpfin common stock for every 1.71 shares of eSAFETYWORLD common stock held as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of Corpfin common stock in connection with the Distribution.

On or about the Distribution date following receipt of the shares of Corpfin from Corpfin, eSAFETYWORLD will deliver the shares of Corpfin common stock to be distributed to the Distribution agent for transfer and distribution to the holders of record of eSAFETYWORLD common stock as of the close of business on the record date. The Distribution is expected to be made on or about [______], 2001.

Shares of Corpfin common stock distributed to eSAFETYWORLD stockholders will be freely transferable, except for shares of Corpfin common stock received by persons who may be deemed to be "affiliates" of Corpfin under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of Corpfin after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Corpfin, and may include senior officers and directors of Corpfin, as well as principal stockholders of Corpfin. Persons who are affiliates of Corpfin following the Distribution will be permitted to sell their shares of Corpfin common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.

Reasons for the Distribution

On June 1, 2001, eSAFETYWORLD signed an agreement to provide certain general business and management consulting services to Corpfin.

In agreeing to assist Corpfin, eSAFETYWORLD considered the following key factors:

  eSAFETYWORLD's management team has developed significant expertise that it believed could be applied to other industries;
  eSAFETYWORLD retains its strong liquidity compared to its projected requirements, so it was appropriate to consider non-cash consideration for the services to be provided;
  eSAFETYWORLD believed that Corpfin's strategic plan has strong potential if executed effectively; and
  eSAFETYWORLD might maximize the long-term financial return to its stockholders by obtaining stock in Corpfin and distributing it to its stockholders.

Based on these considerations, eSAFETYWORLD agreed to accept an aggregate of 1,750,000 shares of Corpfin common stock in consideration for the principal consulting services that it is providing. These 1,750,000 shares constitute approximately 3.5% of the issued and outstanding common stock of Corpfin at September 30, 2001 assuming such shares have been issued. eSAFETYWORLD now proposes to distribute these 1,750,000 shares to the eSAFETYWORLD stockholders, pro rata in proportion to the number of shares of eSAFETYWORLD held by each. Accordingly, the eSAFETYWORLD stockholders will receive one share of Corpfin common stock for each 1.71 shares of eSAFETYWORLD held by them.

eSAFETYWORLD believes that the Distribution of Corpfin shares and the resulting creation of a publicly-held corporation may increase the value of the Corpfin shares and may offer the stockholders of eSAFETYWORLD greater liquidity than if the shares received by eSAFETYWORLD were retained by it. In addition, the Distribution will result in Corpfin becoming a publicly-held company with equity securities that could be used in its compensation programs and to facilitate potential alliances.

The discussion of the reasons for the Distribution set forth herein includes forward-looking statements that are based on numerous assumptions with respect to the trading characteristics of the Corpfin common stock and the ability of Corpfin management to successfully take advantage of growth, acquisition and alliance opportunities. Many of those factors are discussed above under the captions "Forward-Looking Statements" and "Risk Factors."

Form of transaction

At the time of the Distribution, eSAFETYWORLD will hold 1,750,000 shares of Corpfin's common stock, which will represent approximately 3.5% of the total number of Corpfin's shares of common stock outstanding.

The Distribution is the method by which eSAFETYWORLD will distribute these 1,750,000 shares of Corpfin to its stockholders resulting in Corpfin becoming a publicly-held company. After the Distribution, stockholders of eSAFETYWORLD will continue to own their shares in eSAFETYWORLD and the Corpfin shares distributed to them.

Because of eSAFETYWORLD's role in the Distribution, there is deemed to be a statutory 'underwriter' within the meaning of Section 2(11) of the Securities Act. eSAFETYWORLD has advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its stockholders. Further, eSAFETYWORLD has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Exchange Act of 1934. These rules may apply to sales by eSAFETYWORLD in the market, following the creation of a public market, if such a market ever develops.

With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

Manner of effecting the Distribution

The Distribution will be made on the Distribution date to holders of record of eSAFETYWORLD common stock at the close of business on the record date. Based on the 3,000,000 shares of eSAFETYWORLD common stock outstanding as of September 30, 2001, the Distribution will consist of one share of Corpfin common stock for each 1.71 shares of eSAFETYWORLD held. eSAFETYWORLD will not deliver scrip evidencing a fractional share or pay any related amount to a stockholder who would be entitled to a fractional share.

Prior to the Distribution date, eSAFETYWORLD will deliver the shares of Corpfin common stock to be distributed to the Distribution agent. The Distribution agent will mail, on or about the Distribution date, certificates representing the shares of Corpfin common stock to eSAFETYWORLD stockholders of record as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of Corpfin common stock in connection with the Distribution.

Holders of eSAFETYWORLD common stock will not be required to pay for shares of Corpfin common stock received in the Distribution, or to surrender or exchange certificates representing shares of eSAFETYWORLD common stock in order to receive shares of Corpfin common stock. No stockholder approval of the Distribution is required or sought. eSAFETYWORLD is not asking you for a proxy and you are requested NOT to send a proxy to eSAFETYWORLD.

In order to be entitled to receive shares of Corpfin common stock in the Distribution, eSAFETYWORLD stockholders must be stockholders at the close of business on the record date.

Federal income tax consequences of the Distribution

Each eSAFETYWORLD stockholder receiving shares of Corpfin common stock in the Distribution will be considered to have received a taxable distribution in an amount equal to the fair market value of Corpfin common stock received, which will result in:

  a dividend to the extent of such stockholder's pro rata share of eSAFETYWORLD's current and accumulated earnings and profits;

a reduction in such stockholder's basis in eSAFETYWORLD common stock to the extent the amount received exceeds such stockholder's share of earnings and profits until such basis equals zero, and a gain to the extent the amount received exceeds the sum of the amount treated as a dividend and the amount treated as a reduction of the stockholder's basis in eSAFETYWORLD common stock. Any gain of this type will generally be capital gain if the eSAFETYWORLD common stock is held as a capital asset on the Distribution date.

The fair market value of Corpfin's shares will be established by trading that develops immediately after the Distribution with respect to such shares. However, the Distribution is taxable even if a trading market for the shares never develops. In September 2001, Corpfin sold 120,000 shares of its common stock to an unrelated party for $.50 per share. There can be no assurances that this price will in any way reflect the price at which our shares will trade after the effectiveness of this registration statement. eSAFETYWORLD stockholders should consult their own advisors as to the specific tax consequences of the Distribution, including the application and effect of foreign, state and local tax laws.

Quoting and trading of Corpfin common stock
Prior to the date of this document, there has not been any established trading market for Corpfin common stock. Application will be made to quote the shares of Corpfin common stock on the OTCBB under the proposed symbol "CPFN." There can be no assurance as to the prices at which the Corpfin common stock will trade on or after the Distribution date. Until the Corpfin common stock is fully distributed and an orderly market develops, if ever, in the Corpfin common stock, the price at which it trades may fluctuate significantly. Prices for the Corpfin common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of Corpfin common stock, developments affecting the businesses of Corpfin generally, including the impact of the factors referred to in "Risk Factors," investor perception of Corpfin and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Shares of Corpfin common stock distributed to eSAFETYWORLD stockholders will be freely transferable, except for shares of Corpfin common stock received by persons who may be deemed to be "affiliates" of Corpfin under the Securities Act of 1933. Persons who may be deemed to be affiliates of Corpfin after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Corpfin, and may include senior officers and directors of Corpfin, as well as principal stockholders of Corpfin. Persons who are affiliates of Corpfin following the Distribution will be permitted to sell their shares of Corpfin common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.

If securities are sold for the account of an affiliate, the amount of securities sold, together with all sales of restricted and other securities of the same class for the account of the person deemed an affiliate within the preceding three months, shall not exceed the greater of one percent of the shares or other units of the class outstanding, or the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice, or the average weekly volume of trading in such securities reported through the consolidated transaction reporting system during the four-week period.

Corpfin will apply to have its shares of common stock listed and traded on the OTCBB. At the time of the Distribution of the stock to the eSAFETYWORLD stockholders, it cannot give any assurances as to whether it will be successful in having its shares listed on the OTCBB.

Penny stock restrictions

Until Corpfin's shares of common stock qualify for inclusion in the Nasdaq system, if ever, the trading of its securities, if any, will be in the over-the-counter markets which are commonly referred to as the "pink sheets" or on the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered.

SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to Corpfin, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

In order to be included and maintain a listing on the Nasdaq SmallCap Market, a company must meet the following requirements:

Requirements	Initial Listing	Continued Listing
Net tangible assets(1)	$4 million	$2 million
	or	or
Market capitalization	$50 million	$35 million
	or	or
Net income (in latest fiscal year or 2 of last 3 fiscal years)	$750,000	$500,000
Public float (shares)(2)	1 million	500,000
Market value of public float	$5 million	$1 million
Minimum bid price	$4	$1
Market makers	3	2
Shareholders (round lot holders)(3)	300	300
Operating history(4)	1 year	N/A
	or	or
Market capitalization	$50 million
Corporate governance	Yes	Yes

(1) For initial or continued listing, a company must satisfy one of the following to be in compliance: the net tangible assets requirement (the term 'net tangible assets' means total assets, excluding goodwill, minus total liabilities), the market capitalization requirement or the net income requirement.

(2) Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10% of the total shares outstanding.

(3) Round lot holders are considered holders of 100 shares or more.

(4) If operating history is less than one year, initial listing requires market capitalization of at least $50 million.

There are no assurances that Corpfin will ever meet the minimum listing requirements of Nasdaq, or that its common stock will be accepted for quotation on Nasdaq even if it does meet the minimum requirements.

General market risks

There is no public market for Corpfin's common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of Corpfin's common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. Corpfin's proposed trading symbol does not imply that a liquid and active market will be developed or sustained for our common stock.

The market price for Corpfin's common stock, if publicly traded, is likely to be highly volatile and subject to wide fluctuations in response to factors, many of which are beyond our control, including the following:

  actual or anticipated variations in quarterly operating results;

  announcements by Corpfin or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

  additions or departures of key personnel;

sales or issuances of additional shares of common stock; and

potential litigation or regulatory matters.

The market prices of the securities of microcap companies have been especially volatile. Broad market and industry factors may adversely affect the market price of Corpfin's common stock, regardless of Corpfin's actual operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. A stockholder lawsuit could result in substantial costs and a diversion of management's attention and resources and would adversely affect Corpfin's stock price.

The sale or availability for sale of a substantial number of shares of Corpfin's common stock in the public market subsequent to the Distribution, pursuant to Rule 144 under the Securities Act of 1933 or otherwise, could materially adversely affect the market price of the common stock and could impair the company's ability to raise additional capital through the public or private sale of its securities. All of the 42,887,889 shares of common stock currently held by Corpfin's management are "restricted securities," as that term is defined in Rule 144 and may, under certain circumstances, be sold without registration under the Securities Act of 1933. The availability of Rule 144 to the holders of Corpfin's restricted securities would be conditioned on, among other factors, the availability of certain public information concerning Corpfin.

Corpfin has 95,000,000 authorized shares of common stock. At September 30, 2001, the board of directors, without stockholder approval, could issue up to 45,529,266 shares of common stock upon whatever terms it determines to whomever it determines, including persons or entities that would help its present management.

legal matters

Corpfin is not involved in any litigation or legal proceedings.

Relationship of eSAFETYWORLD and Corpfin Before and After the Distribution

Prior to the Distribution, eSAFETYWORLD shall be issued approximately 3.5% of the issued and outstanding common stock of Corpfin, which it will have received as consideration for entering into a consulting agreement to provide Corpfin with strategic planning and management consulting services as well as administrative support services.

After the Distribution, eSAFETYWORLD will not own any shares of the outstanding shares of Corpfin, and Corpfin will be a publicly-held company with approximately 1,000 shareholders. Corpfin will not have any ownership interest in eSAFETYWORLD, and no one will hold management positions with or be a director of both companies.

Dividend Policy

The payment and level of cash dividends by Corpfin after the Distribution will be subject to the discretion of the board of directors of Corpfin. Corpfin currently intends to retain future earnings, if any, for the development of our business and does not anticipate paying cash dividends in the foreseeable future. Future dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of Corpfin, as well as regulatory requirements. Corpfin has not paid any dividends during the two-year period ended September 30, 2001.

Capitalization

At September 30, 2001, Corpfin had a tangible net worth of $345,589. The following table sets forth the unaudited capitalization of Corpfin at September 30, 2001 and is qualified in its entirety by the financial statements of Corpfin and other information contained elsewhere in this document. See "Risk Factors."

	September 30, 2001
	Actual	As Adjusted (2)
Long-term debt	$ -	$ -

Stockholders' equity:

Convertible preferred stock, Series A, $.001 par value; 35 shares authorized, 20 issued and outstanding	-	-
Convertible preferred stock, Series B, $.001 par value: 2,500,000 shares authorized, 1,500,000 issued and outstanding	1,500	1,500
Convertible preferred stock, Series C, $.001 par value; 1,000 shares authorized, 250 issued and outstanding	-	-
Common stock, $.001 par value; authorized - 95,000,000 shares; issued and outstanding 49,470,740 shares (actual) (1) and 51,220,740 shares (as adjusted) (2)	49,471	51,221
Additional paid-in capital	2,752,619	2,950,638
Accumulated deficit	(2,478,001)	(2,658,001)
Total shareholders' equity	325,589	345,358

Total capitalization	$ 325,589	$ 345,358

(1) On September 28, 2001, we issued a warrant to purchase 240,000 shares of our common stock at $0.50 per share. The value of these warrants was nominal based on the strike price relative to the fair value of the stock.

On October 10, 2001, we granted 1,400,000 shares of common stock to certain key members of our management. The grant is subject to adjustment for stock splits.

On October 10, 2001, we granted stock options to purchase 2,500,000 shares of our common stock at an exercise price of $0.50 per share. Options awarded under these grants vest beginning May 01, 2002 according to the following schedule: 1/3 on May 01, 2002, 1/3 on May 01, 2003, and 1/3 on May 01, 2004. The option period is not to exceed five years from the date of the grant. Options are subject to adjustment to reflect stock splits. The October 10, 2001 transactions noted herein are not included in the table above as they occurred subsequent to September 30, 2001.

(2) Adjusted to reflect the issuance of 1,750,000 common shares with a $0.001 par value per at a fair value of $200,000, the value of services received with a corresponding increase to additional paid-in capital. Additional paid-in capital has also been reduced by the estimated amount of the registration fee of $231. Retained earnings has also been adjusted to reflect the $200,000 of consulting expenses associated with the eSAFETYWORLD agreement.

Corpfin's Business

Corpfin.com, Inc. was incorporated in Delaware on April 26, 1999. We are registered with the Securities and Exchange Commission as a broker-dealer under the Securities Exchange Act of 1934 and are a member of the National Association of Securities Dealers, Inc.

We specialize in arranging private placements and other financings for public companies. We also provide a limited range of other corporate finance functions, including business consulting and merger and acquisition services. Except for our officers, directors and their families, we do not conduct any retail brokerage activities. All of our revenues come and will continue to come from our investment banking and corporate finance activities. Our principal source of fees will come from commissions associated with completed financings and to a lesser extent from commissions on trading activities and fees derived from consulting services and merger and acquisition services.

Our initial business strategy involved utilizing the Internet to identify prospective security issuers and investors. In July 1999, we engaged a third party provider to design and develop a website. The website became operational in January 2000 at a cost of approximately $227,000.

During the fourth quarter of 1999, we initiated a marketing and public relations program to make potential securities issuers and investors aware of our company. The cost of this program was approximately $325,000. In January 2001, we terminated our relationship with the public relations firm.

During the first quarter of 2001, we expanded our focus by establishing traditional methods of seeking business to supplement our Internet strategy. We now contact potential issuers and investors directly, seek referrals from other broker-dealers and professional firms and attend industry trade shows and meetings. At the same time, we started to offer financial consulting services.

The principal form of investment that we arrange is a discretionary drawdown facility. A discretionary drawdown facility involves an agreement between an issuer and an investor under which the issuer has a put option to issue shares of its common stock to the investor on a weekly or monthly basis. The number of shares that can be put to the investor is generally linked to the average number of shares of the issuer's shares that trade each day. Most of the facilities arranged by us do not require any minimum level of shares to be sold and do not require the issuer to pay any upfront fees. We do not realize any commissions until shares are actually sold.

We are currently registered as a broker-dealer in all states except Minnesota and Missouri.

Our trading and retail operations are regulated by the NASD. The NASD places various restrictions and limitations on the operations of member firms, subject to revision based on the NASD's experience with each firm. Under our current membership agreement, we are required to maintain a minimum net capital balance of $100,000 pursuant to SEC Rule 15c3-1(a)(2)(ii); and

  clear all transactions on a fully disclosed basis through our clearing firm and not hold customer funds or safekeep customer securities. We have a clearing agreement with Fiserv Securities, Inc.

The agreement permits us to conduct business as a:

  broker or dealer retailing corporate equity or debt securities, including NASDAQ Smallcap and Bulletin Board securities;

trader for securities in a proprietary account;

  agent for the private placement of securities on a 'best efforts' basis; and

  market maker in a maximum of five securities.

As we indicated earlier, we currently do not engage in any retail brokerage activities, except for our officers, directors and their families, or make markets in any securities. We may make markets for securities in the future but have no plans to engage in further retail brokerage activities.

General Transaction Approach

Investor Process

A potential investor would follow the following procedures when accessing our website:

Register an account with Corpfin  - Potential investors complete a template, online or with a hardcopy. For due diligence purposes, we require summary information on the investor. Increasingly, we are identifying and soliciting potential investors directly. These two approaches combine to develop our database of investors.

eceive a response from Corpfin - A compliance officer reviews the submitted information and we generally respond to the potential investor within two business days.

Issuer contacts potential investors - We will provide issuers with a list of investors who appear to meet their needs. In many cases, we provide the issuers with information about market conditions and make them aware of the terms which will typically be present in the types of financings sought. We then introduce the issuers to potential investors, either directly or by giving the issuer the information to permit them to contact investors themselves.Complete the transaction - Once the terms between the issuer and the investor have been agreed upon, the transaction and documentation is completed offline. The closing will take place through an escrow account established by us with the Bank of New York. We receive a commission from the issuer based on the proceeds actually received. In general, we do not receive fees for obtaining or introducing commitments.

Issuing Company Process

Issuing companies are publicly-traded companies seeking financing.

Register an account with Corpfin -  This is done by completing our account form template located on our website. Our 'Privacy Policy' is included online and explains how we handle all confidential information and materials that we receive.

Receive a response from Corpfin - All account applications are reviewed by our employees, and we generally respond to applicants within two business days.

Review profiles of potential investors - We provide issuers with an investor list. The list is edited to include the sources that appear to best correspond with their needs. The issuer is able to view some profile information on potential investors. The information that we provide to the issuers is from the template completed during the registration process. Starting in early 2001, we have been providing much of this information at meetings with issuers.

Opportunity alert  - When an issuer decides that an investor fits their needs, they may contact the investor directly with an investment opportunity or one of our representatives will contact the potential investor to describe the proposal or opportunity. Our representatives assist in the discussions involving terms of the transaction if asked to do so by the issuer.

Complete the transaction - Once the terms between the issuer and the investor have been agreed upon, the transaction and documentation are completed offline. The closing will take place through an escrow account established by us with the Bank of New York. Corpfin charges a commission to the issuer that generally ranges from 6 to 10% of the gross proceeds received.

Broker-Dealer Process

We also assist broker-dealers using a process similar to that for issuing companies. Broker-dealers may register on our website or deal with one of our representatives directly in order to obtain assistance in completing their deals. We also seek issuer referrals from broker-dealers.

Government Regulation

he SEC is the federal agency responsible for the administration of the federal securities laws. Corpfin is registered as a broker-dealer with the SEC. Much of the regulation of broker-dealers has been delegated to self-regulated organizations, principally the NASD and national securities exchanges such as NASDAQ. These self-regulatory organizations adopt rules (subject to approval by the SEC) that govern the industry and conduct periodic examinations of our operations. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business. We are currently registered as a broker-dealer in 48 states and the District of Columbia.

Broker-dealers are subject to regulation covering all aspects of the securities business, including sales method, trade practices among broker-dealers, use and safekeeping of customers' funds and securities, capital structure of securities firms, record-keeping and the conduct of directors, officers and employees. Additional legislation, changes in rules promulgated by the SEC and self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules may directly affect the mode of operation and profitability of broker-dealers. The SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings which can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer, its officers or employees. The principal purpose of regulation and discipline of broker-dealers is the protection of customers and the securities markets, rather than protection of creditors and stockholders of broker-dealers.

Certain regulatory bodies perform audits or other procedures to ensure compliance with their rules and regulations. We do not have any open issues relating to NASD audits; however, no assurances can be given that future audits will not result in adverse findings.

The SEC and other regulatory bodies are also scrutinizing the terms of private placements to public entities and similar transactions, in part, because they involve issuing shares at a discount to market. In many instances, the share prices of issuers that have entered into these types of transactions have seriously eroded. In addition, some of these transactions have resulted in litigation brought by the issuer. These transactions are also frequently the subject of articles in the financial press. Our business may be adversely affected if the SEC imposes rules that make completing these types of transactions more difficult in the future.

Net Capital Requirements

As a registered broker-dealer and a member firm of the NASD, we are subject to the SEC's net capital rule. The net capital rule, which specifies minimum net capital requirements for registered brokers and dealers, is designed to measure the general financial integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in relatively liquid form. Net capital is essentially defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing certain other assets, such as a firm's positions in securities, conservatively. Among these deductions are adjustments in the market value of securities to reflect the possibility of a market decline prior to disposition.

Failure to maintain the required net capital may subject a firm to suspension or expulsion by the NASD, the commission and other regulatory bodies and ultimately may require its liquidation. The net capital rule also prohibits payments of dividends, redemption of stock and the prepayment or payment in respect of principal of subordinated indebtedness if net capital, after giving effect to the payment, redemption or repayment, would be less than the specified percentage (120%) of the minimum net capital requirement.

Corpfin is required to maintain minimum net capital of 6.67% of aggregate indebtedness or $100,000, whichever is greater. On December 31, 2000, Corpfin had aggregate indebtedness of $83,876 and its net capital, as defined, was $184,376, which exceeded requirements by $84,376. On September 30, 2001, Corpfin had aggregate indebtedness of $53,337 and its net capital, as defined, was $183,215, which exceeded requirements by $83,215.

Competition

All aspects of our business are highly competitive. We compete or will compete directly with numerous other securities brokers and dealers, investment banking firms, life insurance sales agencies, investment advisors, leveraged buyout firms, venture funds and, indirectly for investment funds, with commercial banks. Many of our competitors have substantially greater capital and other resources than do we. Some commercial banks and thrift institutions also offer securities brokerage services and many commercial banks offer a variety of investment banking services. Competition among financial services firms also exists for investment representatives and other personnel.

The securities industry has become considerably more concentrated and more competitive in recent years as numerous securities firms have either ceased operation or have been acquired by or merged into other firms. In addition, companies not engaged primarily in the securities business, but having substantial financial resources, have acquired leading securities firms. These developments have increased competition from firms with greater capital resources than those of Corpfin. Furthermore, numerous commercial banks have petitioned the Board of Governors of the Federal Reserve System for permission to enter into various new business activities from which they are currently barred, such as underwriting certain mortgage-backed and municipal revenue securities and securities backed by consumer loans. Various legislative proposals, if enacted, would also permit commercial banks to engage in such activities. Ultimately, these developments or other developments of a similar nature may lead to the creation of integrated financial service firms that offer a broader range of financial services.

The securities industry has experienced substantial commission discounting by broker-dealers competing for institutional and individual brokerage and investment banking business, including many offering deeply discounted commission rates on the Internet.

We plan on competing in this marketplace by:

offering products that best serve the needs of small public companies;

  providing advice that assists small public companies to succeed;

negotiating competitive and fair fee arrangements;
  providing services on a timely basis; and

  taking advantage of our senior management's contacts in the financial community.

No assurances can be given that we will be successful in implementing our plan.

Facilities

We have entered into a non-cancelable lease for 2,903 square feet of office space in Atlanta, GA. The lease calls for annual rental payments of $79,833 through September 2003.

Employees

At September 30, 2001, Corpfin had four employees, none of whom is covered by a collective bargaining agreement.

Management's Discussion and Analysis of Results of Operations and Financial Condition

Corpfin has had limited operating activities since its inception.

Revenue from referral fees and commissions earned on securities placement transactions are recognized upon payment are normally paid within three business days after transactions are completed.

Commissions earned on securities trading and execution transactions for brokerage clients are recognized at the time of settlement. Our clearing firm normally pays these commissions 10 to 20 days after the close of the calendar month in which settlement is made.

For the period ended December 31, 1999, we earned no revenue. For the year ended December 31, 2000, our revenue totaled $478,726. Of this amount, $428,000 (89%) was received from two clients. An additional 8% of the revenue ($40,000) was earned from one additional client as a referral fee.

For the nine months ended September 30, 2000, we earned $288,000 in commission revenue from three securities placement transactions. Of this amount, $160,000 or (55%) was earned from one transaction and $88,000 (31%) from a second transaction.

For the nine months ended September 30, 2001, total revenue was $248,314. Commission revenue from securities placement transactions totaled $57,500 (23%) and revenue from securities trading and execution transactions for brokerage clients totaled $100,632 (41%). We also earned $80,000 of non-recurring revenue for the sale of a customer database to an affiliated company and $21,933 for technical systems support from another affiliated company. We also incurred securities trading losses of $14,413 during the period.

In 1999, a substantial portion of our expenses related to professional fees (62%), which included advertising services (18%), website related expenses (30%), and legal services (6%). Most of these costs were directly related to the 'start-up' phase of the company, including the costs of obtaining our brokerage licenses and developing marketing literature. These categories of costs were substantially reduced during 2000. For the year ended December 31, 2000, professional fees were reduced to 21% of total expense with advertising services accounting for 16% of the total. Legal expenses were reduced to 3% of total costs for the same period. Employee compensation expense accounted for 17% of total expense in 1999 but rose sharply to 42% of total expenses in 2000. Dollar cost grew from $144,000 in 1999 to $679,500 in 2000. This growth in expense reflected the increase in staff from an average of two employees in 1999 to eight employees in 2000. Travel expense increased to $87,000 in 2000 from $32,000 in 1999. Office rental expense increased from $33,000 (five months) in 1999 to $98,000 (12 months) in 2000.

During the nine months ended September 30, 2001, the substantial portion of our expenses related to compensating employees (50%) and depreciation and amortization (16%). The majority of our depreciation and amortization related to our website. Total expense declined from $1,231,207 for the nine months ended September 30, 2000 to $749,141 for the nine months ended September 30, 2001 due to reductions in salary and compensation expense of $159,118, advertising expense of $221,303, website hosting expense of $39,887, travel and entertainment of $42,069 and licenses and registration of $10,169. Company staffing was reduced from 8 to 4 persons at September 30, 2000 and September 30, 2001, respectively.

We have a net operating loss carryforward of approximately $1,400,000 at December 31, 2000 which is available to reduce future federal income tax liabilities. No benefit has been recognized in our financial statements for this loss carryforward because its realization is not reasonably assured. In order to utilize the loss carryforward we must generate sufficient taxable income, of which there are no assurances. Unless we are able to generate revenue sufficient to achieve an operating profit, we will not receive a benefit from the loss carryforward.

Liquidity

To date, all of Corpfin's financial resources have been provided by its founding investors, who do not have an obligation to provide additional funds. Corpfin does not have any credit facilities or other commitments for debt or equity. No assurances can be given that financing will be available if necessary. We believe that current market conditions may make discretionary drawdown lines of credit or a similar equity infusion the most probable facility that may be available if our common stock begins to trade at sufficient volumes. Drawdowns under those types of facilities, if one can be obtained at all, will likely be at a price that will reflect a discount to the market value of our shares. However, no assurances can be given that we will be successful in obtaining an equity facility or any other form of investment.

For the period ended December 31, 1999 we used cash of $755,667 in operations. This amount included $271,715 (36%) of cash payments related to the development of our website. We disbursed an additional $82,200 for website development. Cash paid for professional advertising services totaled $150,541 or 20% of cash used in operations.

For the year ended December 31, 2000 we used cash of $1,006,649 in operations. Compensation and benefit disbursements represented $679,515 or 60% of this total. Cash paid for professional advertising services totaled $255,626 or 22% of cash used in operations. Other advertising related payments, primarily operation of the company's website, used $103,823 or 9% of cash used in operations. We also made $147,000 in non-operating disbursements. This included $35,000 of restricted cash balances for a brokerage operating account at our clearing firm, $67,000 deposited with our landlord as part of the office lease, and $45,000 paid for an interest-bearing note of an affiliated company.

For the nine-month period ended September 30, 2001 we used net cash of $381,700 in operations. Compensation and benefit disbursements represented $364,407 or 75% of this total. Disbursements for rent totaled $67,447 or 14% of cash used in operations.

At September 30, 2001, we had unrestricted cash of $201,552. Because our monthly operating expenses are primarily fixed, we believe that balance represents sufficient liquidity to sustain our operations until the end of the year. However, if we are confronted with unexpected expenditures, we will be unable to continue operations until year-end. We would be required to acquire additional capital necessary to finance any unexpected expenses. This capital would be requested from our founding shareholders but they are under no obligation to provide it and we have no other sources of committed debt or equity financing.

New accounting pronouncements

No new pronouncement issued by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on Corpfin's financial position or results of operations.

Corpfin's Management

Corpfin's management and directors consist of:

Name	Age	Title
John C. Canouse	36	Chief executive officer, chairman and president
Jimmy B. Holton	37	Director
Jimmie N. Carter	55	Executive vice president and chief financial officer
Jose A. Auffant	32	Executive vice president, secretary and director

John C. Canouse has served as chief executive officer, chairman and president of Corpfin since our inception. Mr. Canouse also serves as senior vice president of J.P. Carey, Inc., a full service international asset management and investment banking firm located in Atlanta, Georgia where he has been employed since 1996. Mr. Canouse also serves as a director of Lecstar Communications Group, Crystal Insights, Inc. and Designeroutlet.com, Inc. From April 1990 until January 1996, Mr. Canouse was employed at International Assets Advisory Corporation, an investment banking firm located in Orlando, Florida specializing in the foreign securities markets with a focus on European bonds and emerging market equities. Mr. Canouse graduated with a BA degree in Business Administration from Stetson University. Mr. Canouse will devote 50 percent of his time to us.

Jimmy B. Holton became a director of and an independent consultant to Corpfin in February 2001. Prior thereto, he was an executive vice president of Continental Capital & Equity Corp., an investor relations and public relations firm located in Longwood, FL from January 1993 to February 2001. Mr. Holton holds a BA degree from the University of Georgia. Mr. Holton's consulting agreement calls for annual fees of $160,000 for which he makes and will make his business contact base available to us and leads our business development program and efforts.

Jimmie N. Carter became executive vice president and chief financial officer of Corpfin in November 1999. Mr. Carter also serves as the chief financial officer for J.P. Carey, Inc. and J.P. Carey Securities, Inc. From April 1999 to November 1999, Mr. Carter was the chief financial officer for Argent Securities, Inc. From January 1997 to April 1999, Mr. Carter was a controller for Bristol Hotel, Inc. From January 1995 to January 1997, Mr. Carter was the president of Eau Gallie Development Company. Mr. Carter received an MBA from Temple University and a BS degree from Florida State University. He will devote the majority of his time to Corpfin.

Jose A. Auffant became executive vice president and secretary of Corpfin in May 2000 and elected director in April 2001. Mr. Auffant also serves as the general counsel for J.P. Carey, Inc. and Secretary of Technest Holdings, Inc. and Technest.com, Inc. From 1997 to 2000, Mr. Auffant was associated with Winston & Strawn, a Chicago, Illinois based law firm, in its corporate department. Mr. Auffant received a Juris Doctorate degree from Emory University School of Law and a BA degree from Stetson University. Mr. Auffant will devote the majority of his time to us.

Other Key Employees

Joseph P. Tabback became our executive vice president and trading manager in December 2000. Mr. Tabback has over 20 years of experience, trading for such firms as Shearson American Express (n/k/a Lehman Brothers) and S.G. Warburg Investment Bank (n/k/a UBS Warburg LLC). Prior to joining us, Mr. Tabback was the trading manager for J.P. Carey Securities, Inc. from 1998 to 2000. From May 1991 through December 1997, Mr. Tabback was vice president and trading manager for International Assets Advisory Corporation. Mr. Tabback received a B.A. degree in Economics from Rutgers University.

Janet L. Thompson has served as our chief compliance officer since our inception and became our executive vice president in October 2001. Ms. Thompson also serves as chief compliance officer of J.P. Carey Securities, Inc., an international investment banking firm located in Atlanta, Georgia. Ms. Thompson was formerly a senior compliance officer with Cambridge Investment Research, Inc., an independent broker/dealer in Iowa. Prior to such position, she served as an assistant vice president and compliance operations manager at INVEST Financial Corporation, a full service broker-dealer based in Tampa, Florida. Ms. Thompson has over 16 years of securities brokerage experience with concentrations in compliance and back office operations, and holds the NASD Series 7, 24, 53 and Series 63 licenses. Ms. Thompson received an associates degree from St. Leo College.

Board of directors

All directors hold office until the completion of their term of office, which is not longer than three years, or until their successors have been elected. Corpfin has a staggered board of directors. All officers are appointed annually by the board of directors and, subject to existing employment agreements, serve at the discretion of the board.

All directors will be reimbursed by Corpfin for any expenses incurred in attending directors' meetings provided that Corpfin has the resources to pay these fees. Corpfin has officers and directors liability insurance providing for $1,000,000 in coverage with a $25,000 retention.

Committees of the board of directors

Concurrent with the Distribution, the Corpfin board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees.

Stock option plan

Corpfin has a stock option plan that expires in 2011 and enables Corpfin to grant incentive stock options and nonqualified stock options for up to an aggregate of 7,500,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant or 110% of fair market value for owners of ten percent or more of the common stock. Other options may be granted on terms determined by the board of directors or a committee appointed by the board of directors.

We granted options for 2,500,000 shares of common stock on October 10, 2001. These options are excercisable at $0.50, will be adjusted for stock splits, and vest 33% on May 1, 2002 and on each of the two anniversary dates thereafter. We also granted 1,400,000 shares of our common stock to key members of management.

Executive compensation

The following table sets forth for the last two fiscal periods the annual and long-term compensation earned by, awarded to or paid to each person who served as a chief executive officer of Corpfin during these periods:
Long Term Compensation
Annual Compensation	Awards	Payouts
				Other	Restricted	Securities		All Other
	Year			Annual	Stock	Underlying	LTIP	Compen-
Name and	Ended		Bonus	Compen-	Award(s)	Options/	Payouts	Sation
Principal Position	Dec 31	Salary ($)	($)	sation ($)	($)	SARs (#)	($)	($)

John C. Canouse	2000	$62,500	$ -	$ -	-	-	-	$ -
	1999	-0-	-	-	-	-	-	-
Gregory D. Miller	2000	$150,000	-	$38,991(3)	-	-	-	-
	1999	62,500	-	-	-	-	-	-
Jimmie N. Carter	(1)	-	-	-	-	-	-	-
Jose A. Auffant	(2)	-	-	-

1. In 2000, Messrs. Auffant and Carter received collective compensation of $84,325.

2. In 1999, Messrs. Auffant and Carter received collective compensation of $12,500.

3. Other compensation consisted of commuting and temporary living allowances ($28,941) housing reimbursement ($9,000) and healthcare premiums ($1,050).

In October 2001, we granted the following options and shares:

Name	Options to Purchase Shares	Shares
Jimmy B. Holton	500,000	500,000
Jose A. Auffant	375,000	500,000
Jimmie N. Carter	375,000	200,000
Joseph P. Tabback	375,000	200,000

These options are excercisable at $0.50, will be adjusted for stock splits, and vest 33% on May 1, 2002 and each of the two anniversary dates thereafter. To the extent that the shares had value, compensation expense will be recorded to reflect such value in accordance with SFAS No. 123 'Accounting for Stock Based Compensation.'

Conflicts of interest

Many of our key personnel are not required to commit full time to our affairs and, accordingly, these individuals may have conflicts of interest in allocating management time among their various business activities. In the course of their other business activities, certain key personnel may become aware of investment and business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Each officer and director is, so long as he is an officer or director, subject to the restriction that all opportunities contemplated by our plan of operation that come to his or her attention, either in the performance of his duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that he is affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies to which the officer or director is affiliated each desire to take advantage of an opportunity, then the applicable officer or director would abstain from negotiating and voting upon the opportunity. However, the officer or director may still take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy in connection with these types of transactions.

Description of Corpfin's Capital Stock

Introduction

Corpfin is authorized to issue 95,000,000 shares of common stock. In addition, we are authorized to issue 35 shares of Series A preferred stock, 2,500,000 shares of Series B preferred stock and 1,000 shares of Series C preferred stock. All shares have a par value of $.001. As of October 31, 2001, there were 18 holders of Corpfin stock.

Preferred stock

Series A preferred shares have a par value of $.001 and are convertible into common shares at a conversion rate that would equal 4% of the total issued and outstanding common stock at the time of conversion on a fully diluted basis (a ratio of 1 to 100,000 at December 31, 2000). Series A preferred shares have antidilution rights that result in the holders maintaining, collectively, a 4% interest on a common stock equivalency basis. Corpfin has given accounting effect to these antidilution rights but the stated shares have not been issued.

Series B preferred shares have a par value of $.001 and are convertible into common shares at a conversion rate of 1 to 1.

Series C preferred shares have a par value of $.001 and are convertible into common shares at a conversion rate of 1 to 1,000.

Series A, B and C preferred shares are nonvoting. Series A preferred shares bear no dividend, while Series B and C preferred shares bear dividends at an annual rate of 1% of the subscription price when and if declared by the board of directors and are noncumulative. All preferred shares have liquidation preferences relative to common shares. The holders of each series of preferred shares have the right to convert all, but not less than all, of the shares of each respective series of preferred shares into common stock at any time. All preferred shares automatically convert into common shares concurrent with the effectiveness of a registration statement prepared in connection with an underwritten public offering.

Common stock

There are 49,470,734 shares of common stock issued and outstanding at September 30, 2001. The Distribution has no impact on the number of shares issued and outstanding, although the shares outstanding do not include shares issuable to eSAFETYWORLD. The holders of Corpfin common stock:

  have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

On September 28, 2001, an unrelated third party agreed to purchase a total of 240,000 shares of our common stock at a price of $0.50 per share for an aggregate purchase price of $120,000. That investor also received a warrant to purchase up to an additional 240,000 shares of our common stock at a price of $.50 per share. The warrant expires at the close of business on September 28, 2006. In lieu of exercising this warrant, the holder may from time to time convert the warrant, in whole or in part, into a number of shares determined by dividing (a) the aggregate fair market value of the shares issuable upon exercise of the warrant minus the aggregate warrant price of such shares by (b) the fair market value of one share. If our shares are traded in a public market, the fair market value of the shares shall be the average closing price of the shares reported for the ten business days immediately before holder delivers its Notice of Exercise to us. If the shares are not traded in a public market, our board of directors shall determine fair market value in its reasonable good faith judgment.

Authorized but unissued capital stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the Nasdaq, which would apply only if Corpfin's common stock were listed on the Nasdaq, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of Corpfin, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors of Corpfin to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Corpfin by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Corpfin's management and possibly deprive the stockholders of opportunities to sell their shares of Corpfin common stock at prices higher than prevailing market prices.

No preemptive rights

No holder of any class of stock of Corpfin authorized at the time of the Distribution will have any preemptive right to subscribe to any securities of Corpfin of any kind or class.

Indemnification and limitation of liability for directors and officers

The Corpfin Certificate of Incorporation, as amended, provides that Corpfin shall indemnify directors and officers to the fullest extent permitted by the laws of the state of Delaware. The Corpfin Certificate of Incorporation, as amended, also provides that a director of Corpfin shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent the exemption from liability or limitation thereof is not permitted under Delaware Law as the law exists or may be amended in the future.

Corpfin has been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by it of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, Corpfin will submit the question of whether indemnification by it is against public policy to an appropriate court and will be governed by the final adjudication of the case.

There is no pending litigation or proceeding involving a director or officer as to which indemnification is or may be sought.

Transfer agent

Standard Registrar & Transfer Company, Inc. has been appointed as the transfer agent and registrar for Corpfin's common stock effective with the Distribution. The transfer agent's address is 12528 South 1840 East, Draper, Utah 84020, and its telephone number is 801-571-8844.

Securities of Certain Beneficial Owners and Management

The following table sets forth information known to it regarding beneficial ownership of Corpfin's common stock at the date of this prospectus by:

  each person known by it to own, directly or beneficially, more than 5% of Corpfin's common stock,

each of Corpfin's executive officers and directors, and

all of Corpfin's officers and directors as a group.

Except as otherwise indicated, Corpfin believes that the beneficial owners of the common stock listed below, based on information furnished by the owners, have sole investment and voting power over the shares.

Name (1)	Number of shares	Percent Held
John C. Canouse (2)	41,487,889	76%
Jimmy B. Holton	500,000	1%
Jimmie N. Carter	200,000	-(4)
Jose A. Auffant	500,000	1%
The Rearden Trust (2)	41,287,889	75%

Directors and officers as a group (6 persons) (2) (3)	42,887,889	78%

1. The address for all officers and directors is Atlanta Financial Center, 3353 Peachtree Road, NE, Suite 942, Atlanta, GA 30326.

2. The Rearden Trust is the Canouse Family trust. Its address is 3rd Floor, Murdoch House, South Quay, Douglas, Isle of Man, IM15AS and the executor is City Trust, Ltd. John C. Canouse, our president, chief executive officer and chairman, is a beneficiary of The Rearden Trust and The Four Life Trust, which collectively hold 75.7% of our outstanding common stock on a fully diluted basis. Mr. Canouse may be deemed beneficial owner of these shares.

3. The percentage ownership would be 76% if the 1,750,000 shares issuable to eSAFETYWORLD had been issued.

4. Ownership percentage is less than 1%.

Certain Relationships and Related Transactions

Consulting arrangements

On June 1, 2001, Corpfin engaged eSAFETYWORLD to provide Corpfin with strategic planning and management consulting services. Corpfin has agreed to pay eSAFETYWORLD an aggregate of 1,750,000 shares of Corpfin's common stock in compensation for these services.

Jimmy B. Holton, one of our directors, performs consulting services for us relating principally to our business development efforts and programs. We pay Mr. Holton a fee of $160,000 per year for these services. Mr. Holton commenced services in February 2001. We do not have a written agreement with him. The loss of his services would have a material negative impact on our business.

Other

John C. Canouse, our president, chief executive officer and chairman, is a beneficiary of The Rearden Trust and The Four Life Trust, which collectively hold 75.7% of our outstanding common stock on a fully diluted basis.

In March 2001, we sold our client database to an affiliate for $80,000. As there was no accounting basis in the asset sold, the transaction resulted in revenue and a gain of $80,000.

We share the services of several employees with affiliated companies and compensate these employees based on their percentage of service to us.

During the nine months ended September 30, 2001, we earned certain trading commissions on trades made by employees and family members of affiliated companies totaling $118,132.

During 2000, we earned fee income from an affiliate for $168,000.

Legal Matters

Stephen B. Schneer, LLC, New York, counsel to Corpfin, has rendered an opinion that the common stock of Corpfin to be distributed to the stockholders of eSAFETYWORLD is legally issued, fully paid and nonassessable under Delaware law.

Experts

The financial statements of Corpfin.com, Inc. at December 31, 2000 and for the period April 26, 1999 (inception) to December 31, 1999 and the year ended December 31, 2000, appearing in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Available Information

Corpfin has filed with the SEC a registration statement on Form SB-2 with respect to the shares of Corpfin common stock to be received by the stockholders of eSAFETYWORLD in the Distribution. This document does not contain all of the information set forth in the registration statement on Form SB-2 and the exhibits thereof, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other documents referred to herein are not necessarily complete. With respect to each such contract, agreement or other documents filed as an exhibit to the registration statement, reference is made to that exhibit and each statement shall be deemed qualified in its entirety by that reference. The registration statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the SEC as follows:

at the public reference room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549;

at the public reference facilities at the SEC's regional offices located at the Woolworth Building, 233 Broadway, New York, NY, or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661;

by writing to the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

  from the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy documents and other information regarding issuers that file electronically with the SEC.

Reports of Corpfin

After the Distribution, Corpfin will be required to comply with the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, to file reports, proxy statements and other information with the SEC.

After the Distribution, the reports, proxy statements and other information may be inspected and copied at the public reference facilities of the SEC listed above and obtained by mail from the SEC as described above.

Additionally, Corpfin will be required to provide annual reports, containing audited financial statements, to its stockholders in connection with its annual meetings of stockholders.

Report of Independent Auditors

The Shareholders

Corpfin.com, Inc.:

We have audited the accompanying balance sheet of Corpfin.com, Inc. as of December 31, 2000, and the related statements of operations, changes in shareholders' equity, and cash flows for the period April 26, 1999 (inception) to December 31, 1999 and the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corpfin.com, Inc. at December 31, 2000 and the results of its operations and its cash flows for the period April 26, 1999 (inception) to December 31, 1999 and the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Corpfin.com, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and will have to obtain additional capital to sustain operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

Ernst & Young LLP
Atlanta, Georgia
February 16, 2001, except for Note 8
as to which the date is June 20, 2001

Corpfin.com, Inc.
Balance Sheet

December 31, 2000
Assets
Current assets:
Cash	$ 233,252
Restricted cash	35,000
Notes receivable from affiliate	45,000
Other current assets	67,000
Total current assets	380,252
Furniture and equipment, net of accumulated depreciation of $41,873	48,097
Capitalized software, net	120,344
Other assets	11,599
Total assets	$560,292

Liabilities and shareholders' equity
Liabilities:
Accounts payable and accrued expenses	$ 83,876
Total liabilities	83,876

Shareholders' equity:
Convertible preferred stock, Series A, $.001 par value; 35 shares authorized, 20 issued and outstanding	-
Convertible preferred stock, Series B, $.001 par value; 2,500,000 shares authorized, 1,500,000 issued and outstanding	1,500
Convertible preferred stock, Series C, $.001 par value; 1,000 shares authorized, 250 issued and outstanding	-
Common stock, $.001 par value; 95,000,000 shares authorized, 48,770,734 issued and outstanding	48,771
Additional paid-in capital	2,403,278
Accumulated deficit	(1,977,133)
Total shareholders' equity	476,416
Total liabilities and shareholders' equity	$560,292

See accompanying notes.

Corpfin.com, Inc.
Statements of Operations

	For the Year Ended December 31, 2000	For the Period April 26, 1999 (inception) to December 31, 1999
Revenue:
Fee income and commission	$ 478,336	$ -
Interest income	390	-
Total revenue	478,726	-

Expenses:
Compensation and benefits	679,515	144,179
Advertising expense	364,069
Depreciation and amortization	144,448	6,918
Rent expense	98,342	33,031
Communications	33,856
Insurance	24,046
Professional fees	86,804	516,468
Licenses and registration	47,850	36,279
Travel and entertainment	87,460	31,814
Data processing	28,398	33,390
Occupancy and equipment	4,516
Other	20,765	33,711
Total expenses	1,620,069	835,790
Net loss	$(1,141,343)	$(835,790)
Loss per common share basic and diluted	$ (.02)	$(.02)

See accompanying notes.

Corpfin.com, Inc.
Statement of Changes in Shareholders' Equity

			Convertible		Convertible		Convertible		Additional	Retained
	Common Stock		Preferred Stock A		Preferred Stock B		Preferred Stock C		Paid-In	Earnings
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total
Balance at April 26, 1999	-	$ -	-	$ -	-	$ -	-	$ -	$ -	$ -	$ -
Initial capitalization	47,488,889	47,989	-	-	-	-	-	-	52,511	-	100,000
Capital contributions	-	-	-	-	-	-	-	-	385,000	-	385,000
Issuance of common stock	1,011,111	1,011	-	-	-	-	-	-	15,122	-	16,133
Issuance of preferred stock	-	-	20	-	1,000,000	1,000	-	-	1,048,950	-	1,049,950
Net loss	-	-	-	-	-	-	-	-	-	(835,790)	(835,790)

Balance at December 31, 1999	48,500,000	48,500	20	-	1,000,000	1,000		-	1,501,583	(835,790)	715,293
Issuance of common stock	270,734	271	-	-	-	-	-	-	152,195	-	152,466
Issuance of preferred stock	-	-	-	-	500,000	500	250	-	749,500	-	750,000
Net loss	-	-	-	-	-	-	-	-	-	(1,141,343)	(1,141,343)
Balance at December 31, 2000	48,770,734	$48,771	20	$ -	1,500,000	$1,500	250	$ -	$2,403,278	$(1,977,133)	$ 476,416

See accompanying notes.

Corpfin.com, Inc.
Statements of Cash Flows

	For the Year Ended December 31, 2000	For the Period April 26, 1999 (inception) to December 31, 1999
Operating activities
Net loss	$(1,141,343)	$(835,790)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	144,448	6,918
Changes in operating assets and liabilities:
Restricted cash	(35,000)	-
Notes receivable from affiliate	(45,000)	-
Other assets	(78,599)	-
Accounts payable and accrued expenses	68,845	73,205
Net cash used in operating activities	(1,086,649)	(755,667)

Investing activities
Software development costs	(144,364)	(82,200)
Purchases of furniture and equipment	(21,213)	(77,738)
Net cash used in investing activities	(165,577)	(159,938)

Financing activities
Issuance of common stock	100,000	116,133
Issuance of preferred stock	750,000	1,049,950
Capital contributions	-	385,000
Net cash provided by financing activities	850,000	1,551,083

Increase (decrease) in cash and cash equivalents	(402,226)	635,478
Cash and cash equivalents at beginning of year or period	635,478	-
Cash and cash equivalents at end of year or period	$ 233,252	$ 635,478

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$	$ -
Non-cash capital contributions	$ 52,466	$ -

See accompanying notes.

Corpfin.com, Inc.
Notes to Financial Statements

For the Period April 26, 1999 (inception) to December 31, 1999 and the Year Ended December 31, 2000

1. Business and Basis of Presentation

Corpfin.com, Inc. (the 'Company') is an Internet broker/dealer providing public companies with an opportunity to raise capital through the sale of equity positions in the private market. The transactions are performed via the Internet, with the Company essentially making the connection between the buyer (investor) and the seller (entrepreneur). The Company earns a flat fee of 4% of funds raised by the seller. The Company will not clear, transfer or hold any securities. The burden of equity transfer lies with the two parties to the agreement. The Company is registered with the Securities and Exchange Commission as a broker/dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The Company was formed on April 26, 1999.

Basis of Presentation

Since its inception in 1999, the Company has incurred significant operating losses. Although the Company has enough assets on hand to sustain operations for a short period of time, the Company will have to obtain additional capital contributions. The Company's management has indicated it will seek additional capital as needed to sustain the operations of the Company during the upcoming year, provided that the Company demonstrates an ability to generate more revenue. If the Company is able to increase its revenue, management believes it has the ability to sustain operations with minimal cash contributions. However, the Company's management has also indicated that if it cannot generate significantly more revenue in the near future, the Company may cease operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

2. Significant Accounting Policies

Use of Estimates

Management is required to make estimates and assumptions during the preparation of financial statements in conformity with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. They also affect the reported amounts of net income or loss during the period. Actual results could differ from these estimates and assumptions.

Revenue Recognition

The Company recognizes fee income upon closing of individual transactions between sellers and investors.

Restricted Cash

The Company is required to keep a $35,000 deposit with a clearing broker. This restricted cash has been segregated on the balance sheet.

Property and Depreciation

Office equipment is carried at cost and depreciated using accelerated and straight-line methods over their estimated useful lives of three to five years. Depreciation expense was $38,228 and $6,918, respectively, for the year ended December 31, 2000 and for the period ended December 31, 1999.

Capitalized Software

Costs associated with the development and maintenance of the website are accounted for in accordance with AICPA Statement of Position 98-1 'Accounting for Costs of Computer Software Developed or Obtained for Internal Use.' Costs totaling $144,364 and $82,200, respectively, were capitalized during the year ended December 31, 2000 the period ended December 31, 1999. Such costs are being amortized on a straight line basis over a period of two years. Accumulated amortization at December 31, 2000 was $106,220.

Advertising Costs

Advertising costs are expensed as incurred in accordance with AICPA Statement of Position 93-7 'Reporting on Advertising Costs.'

Income Taxes

The Company incurred an operating loss of $1,141,343 and $835,790, respectively, during the year ended December 31, 2000 the period ended December 31, 1999 and had no state or federal income tax obligation.

The Company had no significant deferred tax effects resulting from temporary differences that give rise to deferred tax assets and deferred tax liabilities for the year ended December 31, 2000 other than net operating loss carryforwards. The Company has net operating loss carryforwards of approximately $1,400,000 at December 31, 2000 which will expire in 2020. No tax benefit has been recorded related to the net operating loss, as a full valuation allowance has been recorded against the approximate net deferred tax asset of $ 760,000 related to these carryforwards.

Liabilities Subordinated to the Claims of General Creditors

At December 31, 2000 and during the year then ended, the Company had no liabilities subordinated to the claims of the general creditors.

3. Shareholders' Equity

The outstanding capital stock of the Company consists of common stock and three classes of convertible preferred stock. Series A preferred shares have a par value of $.001 and are convertible into common shares at a conversion rate that would equal 4% of the total issued and outstanding common stock at the time of conversion on a fully diluted basis (a ratio of 1 to 100,000 at December 31, 2000). Series A preferred shares have antidilution rights that result in the holders maintaining, collectively, a 4% interest in on a common stock equivalency basis. The Company has given accounting effect to these antidilution rights but the stated shares have not been issued.

Series B preferred shares have a par value of $.001 and are convertible into common shares at a conversion rate of 1 to 1.

Series C preferred shares have a par value of $.001 and are convertible into common shares at a conversion rate of 1 to 1,000.

Series A, B and C preferred shares are nonvoting. Series A preferred shares bear no dividend, while Series B and C preferred shares bear dividends at an annual rate of 1% of the subscription price when and if declared by the board of directors. All preferred shares have liquidation preferences relative to common shares. The holders of each series of preferred shares have the right to convert all, but not less than all, of the shares of each respective series of preferred shares into common stock at any time. All preferred shares automatically convert into common shares concurrent with the effectiveness of a registration statement prepared in connection with an underwritten public offering. The ability of the Company to pay dividends is limited by net capital requirements as discussed in note 5.

4. Related Party Transactions

During the first three months of 2000 and the period ended December 31, 1999, the Company leased space under a lease agreement between an affiliate and an unrelated third party. The Company paid $ 11,856 to an affiliate for the first three months of 2000 and $33,031 during the period ended December 31, 1999. During 2000 and the period ended December 31, 1999, the Company shared the services of employees with affiliated entities. The Company compensates its employees based on their percentage of service to the Company. For the year ended December 31, 2000, the Company earned certain trading commissions from employees and family members of affiliated companies totaling $10,334. Also during the year ended December 31, 2000, the Company earned fee income from an affiliate for $168,000.

5. Net Capital Requirements

As a registered broker-dealer, Corpfin.com, Inc. is subject to the requirements of the Uniform Net Capital Rule 15c3-1 ('the Net Capital rule') of the Securities Exchange Act of 1934. The basic concept of the rule is liquidity, its object being to require a member firm to have at all times sufficient liquid assets to cover its current indebtedness. Specifically, the rule prohibits a broker-dealer from permitting its 'aggregate indebtedness' to exceed fifteen times its 'net capital' as those terms are defined. The Company is required to maintain minimum net capital of 6 2/3% of aggregate indebtedness or $100,000, whichever is greater. On December 31, 2000, Corpfin.com, Inc. had aggregate indebtedness of $83,876 and its net capital, as defined, was $184,376, which exceeded requirements by $84,376.

6. Commitments and Contingencies

The Company maintains no inventory of securities. When securities are purchased, the Company relies on a clearing agent or recognized financial institution to safekeep the securities and clear transactions.

In accordance with industry practice, customers and other dealers are not required to deliver cash or securities pursuant to securities transactions until settlement date. The Company is not exposed to risk of loss, other than the loss of commission income, should any counterparty to a securities transaction fail to fulfill his contractual obligation.

7. Operating Lease

During April of 2000, the Company entered into a noncancelable lease agreement with a third party for office space.

Future minimum lease payments at December 31, 2000 were:

2001	$ 79,833
2002	84,071
2003	64,788
2004	-
2005 and beyond	-
Future minimum lease payments	$228,691

Rental expense for the year ended December 31, 2000 and the period ended December 31, 1999 was $98,342 and $33,031, respectively.

8. Correction of an Error

Subsequent to the issuance of the Company's audited financial statements for the year ended December 31, 2000, the Company discovered an error in its stock records. This error resulted in an understatement of the number of Preferred B shares issued as of December 31, 1999. The audited financial statements have been revised to reflect an additional 250,000 issued shares of Preferred B. This error impacted only the number of shares of preferred stock reported as outstanding and the allocation of proceeds between par value and additional paid-in capital. There was no change in total shareholders' equity or the results of operations.

9. Earnings (Loss) Per Share

Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of common and, if dilutive, potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon conversion of convertible preferred stock (using the if-converted method).

The following table sets forth the computation of earnings per share:

	Year ended December 31, 2000	Period ended December 31, 1999

Numerator:
Net loss	$(1,141,343)	$(835,790)
Denominator:
Denominator for basic loss per share- weighted-average shares outstanding	48,606,084	46,965,233
Effect of dilutive convertible preferred stock	-	-

Denominator for diluted loss per share-adjusted weighted-average shares	48,606,084	46,965,233

Basic and diluted net loss per share	$ (0.02)	$ (0.02)

Because the Company reported a net loss for the year ended December 31, 2000 and the period ended December 31, 1999, the calculation of diluted net loss per share does not include potentially dilutive securities as they are anti-dilutive and would result in a reduction of net loss per share. Excluded from the calculation are 3,606,132 and 1,848,475 shares of common stock issuable under convertible preferred stock for the year ended December 31, 2000 and the period ended December 31, 1999, respectively.

Corpfin.com, Inc.
Condensed Balance Sheet
September 30, 2001
(Unaudited)
Assets
Current Assets:
Cash	$201,552
Restricted cash	35,000
Other current assets	63,501
Total current assets	300,053
Furniture and equipment, net of accumulated depreciation of $70,250	19,720
Capitalized software, net of amortization of $191,182	35,383
Other assets	23,771
Total assets	$ 378,926

Liabilities and shareholders' equity
Liabilities:
Accounts payable and accrued expenses	$ 53,337
Total liabilities	53,337

Shareholders' equity:
Convertible preferred stock, Series A, $.001 par value; 35 shares authorized, 20 issued and outstanding	-
Convertible preferred stock, Series B, $.001 par value; 2,500,000 shares authorized, 1,500,000 issued and outstanding	1,500
Convertible preferred stock, Series C, $.001 par value; 1,000 shares authorized, 250 issued and outstanding	-
Common stock, $.001 par value; 95,000,000 shares authorized, 49,470,740 issued and outstanding	49,471
Additional paid-in capital	2,752,619
Accumulated deficit	(2,478,001)
Total shareholders' equity	325,589
Total liabilities and shareholders' equity	$378,926

See accompanying notes.

Corpfin.com, Inc.
Condensed Statements of Operations
(Unaudited)

	For the Nine Months Ended September 30, 2001	For the Nine Months Ended September 30, 2000

Revenue:
Fee income and commissions	$260,065	$288,000
Trading profits (losses)	(14,413)	-
Interest income	2,662	-
Total revenue	248,314	288,000

Expenses:
Compensation and benefits	364,407	523,526
Advertising expense	13,460	279,267
Depreciation and amortization	116,170	121,364
Communication	27,136	26,000
Occupancy and equipment	1,427	3,291
Insurance	12,641	16,801
Rent expense	67,447	75,331
Professional fees	67,241	53,897
Licenses and registration	15,382	25,551
Travel and entertainment	26,594	68,664
Data processing	24,373	23,706
Other	12,863	13,809
Total expenses	749,141	1,231,207
Net loss	$(500,827)	$(943,207)
Loss per common share - basic and diluted	$ ( .01)	$ (.02 )

See accompanying notes.

Corpfin.com, Inc.
Statement of Changes in Shareholders' Equity
(Unaudited)

			Convertible		Convertible		Convertible		Additional
	Common Stock		Preferred Stock A		Preferred Stock B		Preferred Stock C		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total

Balance at January 1, 2001	48,770,734	$48,771	20	$ -	1,500,000	$1,500	250	$ -	$2,403,278	$(1,977,133)	$476,416
Issuance of common stock	700,006	700							349,300		350,000
Impact of change in conversion rights of preferred stock									41	(41)
Net loss										(500,827)	(500,827)
Balance at September 30, 2001	49,470,740	49,471	20	$ -	1,500,000	$1,500	250	$ -	2,752,619	(2,478,001)	325,589

See accompanying notes.

Corpfin.com, Inc.
Condensed Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30, 2001	For the Nine Months Ended September 30, 2000
Operating activities:
Net loss	$ (480,827)	$ (943,207)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	116,170	121,363
Net changes in operating assets and liabilities	(17,043)	(132,486)
Net cash used in operating activities	(381,700)	(954,330)

Investing activities:
Software development costs	-	(144,364)
Purchases of furniture and equipment	-	(15,229)
Net cash used in investing activities	-	(159,593)

Financing activities:
Issuance of common stock	350,000	100,043
Issuance of preferred stock	-	525,112
Net cash provided by financing activities	350,000	625,155

Decrease in cash and cash equivalents	(31,700)	(488,768)
Cash and cash equivalents at beginning of period	233,252	635,478
Cash and cash equivalents at end of period	$201,552	$146,710

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ -	$ -
Non-cash capital contributions	$ -	$ 35,367

See accompanying notes.

Corpfin.com, Inc.

Notes to Unaudited Condensed Financial Statements

September 30, 2001

1. Basis of Presentation

The accompanying interim condensed financial statements for the nine-month periods ended September 30, 2001 and 2000 are unaudited and include all adjustments considered necessary by Management for a fair presentation. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These condensed financial statements should be read in conjunction with the information filed as part of the Company's Registration Statement on Form SB-2, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2. Commitments

On June 1, 2001, the Company engaged eSAFETYWORLD to provide the Company with strategic planning and management consulting services as well as administrative support services. The Company has agreed to issue eSAFETYWORLD 1,750,000 shares of the Company's common stock in compensation for these services.

3. Earnings (Loss) Per Share

Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of common and, if dilutive, potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon conversion of convertible preferred stock (using the if-converted method) and a warrant.

The following table sets forth the computation of earnings per share:
	Nine months ended September 30, 2001	Nine months ended September 30, 2000

Numerator:
Net loss	$(480,827)	$(943,207)
Denominator:
Denominator for basic loss per share- weighted-average shares outstanding	48,940,551	48,558,467
Effect of dilutive convertible preferred stock	-	-
Effect of dilutive warrant	-	-

Denominator for diluted loss per share-adjusted weighted-average shares	48,940,551	48,558,467

Basic and diluted net loss per share	$ (0.01)	$ (0.02)

Because the Company reported a net loss for the nine-months ended September 30, 2001 and 2000, the calculation of diluted net loss per share does not include potentially dilutive securities as they are antidilutive and would result in a reduction of net loss per share. Excluded from the calculation are 3,872,516 and 3,579,904 shares of common stock issuable under convertible preferred stock for the nine-months ended September 30, 2001 and 2000, respectively, and 240,000 shares of common stock issuable under an outstanding warrant during the nine months ended September 30, 2001, respectively. These shares have been excluded from the calculation of diluted net loss per share, as their inclusion would be antidilutive.

4. Shareholders' Equity

On September 28, 2001, an unrelated third party purchased a total of 240,000 shares of the Company's common stock at a price of $0.50 per share for an aggregate purchase price of $120,000. That investor also received a warrant to purchase up to an additional 240,000 shares of the Company's common stock at a price of $.50 per share. The warrant expires at the close of business on September 28, 2006. In lieu of exercising this warrant, the holder may from time to time convert the warrant, in whole or in part, into a number of shares determined by dividing (a) the aggregate fair market value of the shares issuable upon exercise of the warrant minus the aggregate warrant price of such shares by (b) the fair market value of one share. If the Company's shares are traded in a public market, the fair market value of the shares shall be the average closing price of the shares reported for the ten business days immediately before holder delivers its Notice of Exercise to the Company. If the shares are not traded in a public market, the Company's board of directors shall determine fair market value in its reasonable good faith judgment.

5. Related Party Transactions

During the first three months of 2000, the Company leased space under a lease agreement between an affiliate and an unrelated third party for which the Company paid $ 11,856 to an affiliate. During the nine months ended September 30, 2001 and 2000, the Company shared the services of employees with affiliated entities. The Company compensates its employees based on their percentage of service to the Company. During the nine months ended September 30, 2001, the Company earned trading commissions from employees and family members of affiliated companies totaling $118,132. No such commissions were earned during the nine months ended September 30, 2000. Also during the nine months ended September 30, 2000, the Company earned fee income from an affiliate for $60,000. No such fees were earned during the nine months ended September 30, 2001. During the nine months ended September 30, 2001, the Company sold its client database to an affiliate for $80,000. As there was no accounting basis in the asset sold, the transaction resulted in revenue and a gain of $80,000. Also, during the nine months ended September 30, 2001, the Company sold 460,000 shares of its common stock to an affiliate for $230,000.

6. Subsequent Events

On October 10, 2001, the Company adopted the Corpfin, Inc. 2001 Stock Option Plan (the 'Plan') which expires in 2011 and enables it to grant incentive stock options and nonqualified stock options for up to an aggregate of 7,500,000 shares of its common stock. Incentive stock options granted under the Plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant (110% of fair market value for ten percent or more shareholders). Other options may be granted on terms determined by the board of directors or a committee of the board of directors.

The Company granted options for 2,500,000 shares of common stock on October 10, 2001. These options are exercisable at $0.50, will be adjusted for stock splits, and vest 33% on May 1, 2002 and on each of the two anniversary dates thereafter. The Company also issued 1,400,000 shares of common stock to key members of management for services provided to the Company and as an incentive to retain key personnel with the Company.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 22. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 23. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Filing fee	$
Accounting fees
Legal and professional
Other

Total	$

ITEM 24. RECENT SALES OF UNREGISTERED SECURITIES.

During the three years preceding the filing of this registration statement, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

1. In April 1999, 48,500,000 shares of Common Stock were issued and sold for $246,111 in gross proceeds to four founders, and 15 shares of Series A Preferred Stock were issued and sold to one individual for services relating to an employment contract. The services were valued at $3,000.

2. In August 1999, five shares of Series A Preferred Stock were issued and sold for $500,000 in gross proceeds to one accredited investor.

3. In November and December 1999, 1,000,000 shares of Series B Preferred Stock were issued and sold for $799,970 in gross proceeds to two accredited investors.

4. In January 2000, 500,000 shares of Series B Preferred Stock were issued and sold for $500,000 in gross proceeds to one accredited investor. In 2000, 228,009 shares of Common Stock were issued and sold for $114,004.50 in gross proceeds to two accredited investors. In November 2000, 250 shares of Series C Preferred Stock were issued and sold for $250,000 in gross proceeds to one accredited investor.

5. In 2001, 700,000 shares of Common Stock were issued and sold for $350,000 in gross proceeds to two accredited investors.

Each transaction with Registrant was negotiated in face-to-face discussions between executives of Registrant and each investor. Registrant provided each such investor with business and financial information. Each such investor had the opportunity to ask questions of and receive answers from executive officers of Registrant and was provided with access to Registrant's documents and records in order to verify the information provided. Because of sophistication, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Registrant. Each purchaser confirmed in writing that the securities were being acquired for investment and that the certificates evidencing the securities would bear a restrictive legend; such certificates do bear a restrictive legend. No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid.

The foregoing issuances and sales of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

ITEM 25. EXHIBITS.

The following exhibits can be found as exhibits to the filings listed.

3.1	Articles of Incorporation
3.2	By-Laws
4.1	Specimen of Certificate of Common Stock
5.1	Opinion of Stephen B. Schneer LLC
10.1	Clearing agreement
10.2	Stock option plan
10.3	Lease for Office
10.4	Consulting agreement - eSAFETYWORLD, Inc
10.5	Stock Option Plan
10.6	Series A Preferred Stock
10.7	Series B Preferred Stock
10.8	Series C Preferred Stock
10.9	Warrant Agreement
23.1	Consent of Ernst & Young LLP
23.2	Consent of Stephen B. Schneer LLC (included in exhibit 5.1)

ITEM 26. UNDERTAKINGS.

Subject to the terms and conditions of Section 15(d) of the Securities and Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission hereto before or hereafter duly adopted pursuant to authority conferred in that section.

The Registrant further undertakes:

(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, State of Georgia, on the 30th day of November, 2001.

Corpfin.com, Inc.

By /s/ John C. Canouse

------------------------------------
John C. Canouse, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                       TITLE                                                 DATE

/s/ Jimmy B. Holton               Director                                        November 30, 2001
Jimmy B. Holton

/s/ Jose A. Auffant                  Director                                        November 30, 2001
Jose A. Auffant

Jimmie N. Carter                     CFO                                           November 30, 2001
Jimmie N. Carter

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/26/19999
91163810 3034884

CERTIFICATE OF INCORPORATION
OF
CORP-FIN,COM,INC.

ARTICLE I

The name of the corporation is Corpfin.Com, Inc.

ARTICLE 11

The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at that address is Incorporating Services, Ltd.

ARTICLE III

The purpose of the corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of all classes of stock. which the corporation has the authority to issue is One Hundred Million (100,000,000) shares, consisting of two classes: Ninety-Five million (95,000,000) shares Of Common Stock .$0.001 par value per share ,and Five Million (5,000.000) shares of Preferred Stock, $0.001par value per share.

The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, b), filing a Certificate of design on pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares w be included in each such series, fix the designations, power, preferences and rights of the shares of each such series and any qualifications. limitations or restrictions thereof, and to increase or decrease the number of shares. of after such series (but nor, below the number of shares; of such series then outstanding), new number of authorized shares of Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of The holders of a majority of the stock of the corporation entitled m vote, unless a vote of any other holders is required pursuant to a Certificate or Certificates embellishing a series offered Stock.

Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to forgoing provisions of this Article IV, any news tries Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of common Stock or the holders of preferred Stock, or any its thereof, and any such new may have powers, preferences and rights, including, without limitation, voting rights, dividend right , liquidation rights, redemption rights and conversion rights, senior , junior to or part passing with the rights of the Common Stock, the Preferred Stock, or any future class or series of preferred Stock common Stock.

ARTICLE V

The Board of directors of the corporation shall have the power to adopt, amend or repeal Bylaws of the corporation.

ARTICLE VI

A. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

B. The directors other than those who may be elected by the holden of Preferred Stock un specified circumstances, shall be divided into three classes with the term of office of the first class (Class 1) to expire at the annual meaning of die stockholders held in 2000; the term of office of The second class (Class 11) w expire at the annual meetings of stockholders hold in 2001; the term of office of the third class (Class M) to expire at annual meeting of stockholders held in 2002; and thereafter for each such term will expire at each succeeding annual meeting of stockholders after such election. All directors will hold office until the expiration of the term for which elected, and until their respective successors am elected, except in the case of die death, resignation, or removal of any director.

C. . Subject to The rights of the holders of any of Preferred Stock then outstanding, newly created directorships rebutting from any increase the authorized number of directors or any vacancies in the Board of Directors resulting from dead. resignation or other cause may be filled (a) by the stockholders at any meeting, (b) by a majority of the directors, although less than a quorum, or (c) by a remaining director, and directors so chosen shall hold office for a expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors art elected, except in the case of The death, resignation, or removal of any directors No decrease in the number of directors coast including the Board of Directors shall shorten ft term of any incumbent director.

D. Any action required or permitted to be taken by the stockholders of the corporation may be effected by any consent in writing by such stockholders.,

E. Special Meetings of stockholders of the corporation may be called only by either the Board of Directors pursuant to resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). the Chairman of The Board or the Chief Executive Office.

ARTICLE VII

A. To the fullest extent permitted by law. no director of the corporation shall be personally Liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further collection or limitation of the liability of a director. then the liability of a director of the corporation shall be eliminated or limited with the fullest extent permitted by the Delaware General Corporation Law, as so amended.

B. To the fullest extent permitted by applicable law. this corporation is also authorized to provide indemnification of (and advancement of expertise to) agents (and any other persons to which Delaware law this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other vote of stockholders or disinterested directors or otherwise. in excess of the indemnification and advancement of the wise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law, with respect actions for breach of duty to the corporation. its stockholder, and authority.

C. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on The personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

IN WITNESS WHEREOF this Certificate of Incorporation of Corp Fin . Com, Inc., has been signed and attested as of this 26th day of April, 1999.

Corp Fin.Com, Inc.

By: /s/ John C Cahouse
President and Chief Executive Officer

ATTEST:

/s/ Janet Muller
Chief Compliance Officer

EXHIBIT 3.1

CERTIFICATE OF CORRECTION
OF
CORPFIN.COM, INC.

Pursuant to Section 103 of Title of the Delaware
Code of 1953 as amended

I the undersigned being the only Incorporator of Corp Fin. Com, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HERE BY CERTIFY:

RESOLVED, that no incorporator was set forth in te Certificate of Incorporation of Corp Fin.com, Inc., and that the Certificate of Incorporation was incorrectly executed by an officer of the Corporation.

RESOLVED, that an Article VIII should be added to correct this error a follows:

ARTICLE VIII

The name and address of the incorporator is Raymond L. Moss, Esq., Sims Moss Kline & Davis LP, 400 North park Town Center Suite 310 1000 Abernathy Road NE Atlanta Georgia 30328.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 28th day of April A.D. 1999.

/s/ Raymond L. Moss
Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/28/1999
991167901 3034884

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09.00 AM 08/05/1999

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CORP-FIN.COM, INC.
Pursuant to Section 242 of ft General Corporation
Law of the State of Delaware

The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify and set forth as follows:

FIRST: The name of the corporation is Corp-Fin.Com, Inc.

SECOND: The amendment to the Certificate of Incorporation to be effected hereby is as follows:

Article I of the Certificate of Incorporation, relating to the name of the corporation is amended to read as follows:

Article I

The name of the corporation is Corpfin,com, Inc.

THIRD: The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The capital of the corporation will not be reduced under or by reason of this amendment,

IN WITNESS WHEREOF, I have here unto set my hand and seal this 5th day of August A.D., 1999.

/s/ John C Canouse
President and Chief Executive Officer

ATTEST : /s/ Janet Muller, Chief Compliance Officer

EXHIBIT 3.2

BY LAWS
OF
CORPFIN.COM,
(A DELAWARE CORPORATION)

ARTICLE I                      STOCKHOLDERS

Section 1.1: Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall each year fix. Any other proper business may be transacted at the annual meeting.

Section 1.2: Special Meetings. Special meetings of the stockholders, f or any purpose or purposes described in the notice of the meeting, may be called only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), (ii) the Chairman of the Board or (iii) the Chief Executive Officer and shall be held at such place, on such date, and at such time as they shall fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

Section 1.3: Notice of Meetings. Written notice of all meetings of stockholders shall be given stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which t he meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation as currently in effect (the " Certificate of Incorporation"), such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, by leaving such notice with him or her or at his or her residence or usual place of business, or by depositing it postage prepaid in the United States mail, directed to each stockholder at his or her address as it appears on the records of the corporation. An affidavit of the Secretary, Assistant Secretary, or transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. No notice need be given to any person with whom communication is unlawful or to any person who has waived such notice either (a) in writing (which writing need not specify the business to be transacted at, or the purpose of, the meeting) signed by such person before or after the time of the meeting or (b) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 1.4: Adjournments. Any meeting of stockholders may adjourn from time to time to reconvene at the same or another place, and notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adamant is taken; provided, however, that if the a adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.5: Quorum. At each meeting of stockholders the holders of a majority of the shares of stock entitled to vote at the meeting, present in person oi, represented by proxy, shall constitute a quorum for the transaction of business, except if otherwise required by applicable law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes then outstanding and entitled to vote present in person or by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter, If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a are present, in person or by proxy, at the meeting may adjourn majority of the shares entitled to vote will to the Corporation (or to another corporation, of the meeting. Shares of the Corporation s stock belong such other corporation are held, directly a majority of the shares entitled to vote in the election of directors of shall neither be entitled to vote nor be counted for quorum purposes; or indirectly, by the Corporation), provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation's stock held by it in a fiduciary capacity.

Section 1.6: Organization. Meetings of stockholders shall be presided over by such person as the Board of Directors may designate, or, in the absence of such a person, the Chairman of the Board, or, in the absence of such person, the President of the Corporation, or, in the absence of such person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting. Such person shall be chairman of the meeting and, subject to Section 1. II hereof, shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7: Voting; Proxies. Unless otherwise provided by law or the Certificate of Incorporation, and subject to the provisions of

Section 1.8 of these Bylaws, each stockholder shall be entitled to one (1) vote for each share of stock held by such stockholder of record according to the records of the corporation. Persons holding stock in a fiduciary-y capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote unless the pledger in a transfer on the books of the corporation has expressly empowered the pledges to vote the pledged shares, in which case only the pledges or his or her proxy shall be entitled to vote. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Voting at meetings of stockholders need not be by written ballot unless such is demanded at the meeting before voting begins by a stockholder or stockholders holding shares representing at least one percent (1%) of the votes entitled to vote at such meeting, or by such stockholder's or stockholders .'proxy; provided, however, that an election of directors shall be by written ballot if demand is so made by any stockholder at the meeting before voting begins. If a vote is to be taken by written ballot, then each such ballot shall state the name of the stockholder or proxy voting and such other information as the chairman of the meeting deems appropriate. Unless otherwise deeded provide the Certificate of Incorporation or a Certificate of Designation relating to a series of Preferred Stock, directors shall be elected b 'a plurality of the votes of the shares present in person or represented by proxy y at the meeting and entitled to vote on the election of directors. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, every matter other than the election of directors shall be decided by the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon that are present in person or represented by proxy at the meeting and are voted for or against t the matter.

Section 1.8 Action at Meeting. When a quonim is present at any meeting, action of the stockholders on any matter properly brought before such meeting, otl-ler than the election of directors, shall require, and may be effected by, the affirmative vote of the holders of a majority in interest of the stock present or represented by proxy and entitled to vote on the subject matter, except where a different vote is expressly required by law, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern and control. The election of directors shall be determined by a plurality of votes cast. If the Certificate of Incorporation so provides, no ballot shall be required for the election of directors unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

Section 1.9: Fixing Date for Determination of Stockholders of Record.

(a) Generally. In order that the Corporation may deter-mine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any r for the purpose of any other lawful action, the Board of Directors change, conversion or exchange of stock o upon which the resolution fixing the may fix, in advance, a record date, which shall not precede the date record date is adopted by the Board of Directors and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, then the record date shall be as provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1. IO: List of Stockholders Entitled to Vote. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered I n the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting I s to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. -fhe list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting.

Section 1. I 1: Inspectors of Elections.

(a) Applicability. Unless otherwise provided in the Corporation's Certificate of Incorporation or required by the Delaware General Corporation Law, the following provisions of this Section 1. I I s hall apply only if and when the Corporation has a class of voting stock that is: (i) listed on a national securities exchange; (ii) authorized for quotation on an interde2iler quotation system of a registered national securities association; or (iii) held of record by more than 2,000 stockholders; in all other cases, observance of the provisions of this Section 1. I I shall be optional, and at the discretion of the Corporation.

(b) Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or a lternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

(c) Inspector's Oath. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(d) Duties of Inspectors. At a meeting of stockholders, the inspectors of election shall (i) ascertain the number of shares outstanding and the voting power of each share, (ii) determine t he shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented a t the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(e) Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each Matter upon which the stockholders will vote at a meeting shall be announced by the inspectors at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies in accordance with Section 212(c)(2) o f the Delaware General Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their detenninations pursuant to this Section 1. 1 1 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors belief that such information is accurate and reliable.Section 1. 12: Notice of Stockholder Business; Nominations.

(a) Annual Meeting of Stockholders.

Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the s stockholders shall be made at an annual meeting of stockholders (A) pursuant to the corporation's notice of such meeting, (B) by or at the direction of the Board of Directors or Copy any stockholder of the corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1. 12, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1. 12.

(ii) For nominations or other business to be properly brought t before an annual meeting by a stockholder pursuant to clause ( C) of subparagraph (a)(1) of this Section 1. 12, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of, the date of such meeting is first made by the corporation. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to another business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, and (2) the class and number of shares of the corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

(iii) Notwithstanding anything in the second sentence of subparagraph (a)(ii) of this section 1.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a stockholder's notice required by this Section 1. 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive office of the corporation not later than the close of business on the tenth (I Oth) day following the day on which such public announcement is first made by the corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of such meeting. Nominations of persons for election to the Board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of such meeting (i) by or at the direction of the Board of directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1. 12, In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such positions) as specified in the corporation=s notice of meeting, if the stockholder's notice required by subparagraph (a)(ii) of this section 1. 12 shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section1. 2 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section 1. 12. Except as otherwise provided by law or these bylaws, the chairman of the meeting shall have the power and duty to determine whether abomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1. 12 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(ii) For purposes of this Section 1. 12, the term "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section I - 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 1.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act. Section 2.2: Election; Resignation; Removal; Vacancies. the directors shall be divided into three classes, with the term of office of the first class, which class initially consists of two directors, to expire at the annual meeting of stockholders held in 2000; the term of office of the second class, which class initially consists of two directors, to expire at the annual meeting of stockholders held in 2001, the term of office of the third class, which class initially consists of one director, to expire at the annual meeting of stockholders held in 2002; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. Subject to the provisions of the Corporation's Certificate of Incorporation, each director shall serve until his or her successor is elected and qualified, or until his or here after resignation or removal. Any director may resign at any time upon written notice to the corporation. Subject to the rights of any holders of Preferred Stock then outstanding: (I) any director or the entire Board of Directors may be removed, with cause, by the holders of majority of the shares then entitled to vote at an election of directors and (ii) any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors to be elected by all stockholders having the right to vote as a single class, shall, unless the Board of Directors determines by resolution that such vacancy or newly created directorship shall be filled by the stockholders, be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. No director nor the entire Board of Directors may be removed without cause.

Section 2.3: Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board of Directors.

Section 2.4: Special Meetings. Special meetings of the Board of directors may be called by the Chairman of the Board, the President or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date anyplace of such meeting shall be given, orally or in writing, by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least forty-eight (48) hours before the meeting if such notice is given by telephone, hand delivery, telegram, telex, mail gram, facsimile or similar communication method. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

Section 2.5: Telephone Meetings Permitted. Members of the Board of Directors, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or similar communications equipment shall constitute presence in person at such meeting.

Section 2.6: Quorum; Vote Required for Action. At all meetings of the Board of Directors majority of the total number of authorized directors shall constitute a quorum for the transaction of business. Except as otherwise provided herein or in the Certificate of Incorporation or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7: Organization. Meetings of the Board of Directors shall be presided over by the chairman of the Board, or in his or her absence by the President, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but this her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8: Written Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the Writing or writings are filed with the minutes of proceedings of the Board or committee, respectively.

Section 2.9-. Powers. The Board of Directors may, except as otherwise required by law or the certificate of Incorporation, exercise all such powers and do all such acts and things as maybe exercised or done by the Corporation.

Seection 2. 1 0: Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board of Directors.

ARTICLE III

COMMITTEES

Section 3. 1: Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not he, she or they constitute a quorum may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may re ' quire it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of Section 151 of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the, conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under sections 251 or 252 of the Delaware General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or revocation of a dissolution, or amending the Bylaws of the Corporation; and unless there solution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger pursuant to section 253 of the Delaware General Corporation Law.

Section 3.2: Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board in . may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 11 of these Bylaws.

ARTICLE IV

OFFICERS

Section 4. 1: Generally. The officers of the Corporation shall consist of a Chief Executive officer and/or a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers, including a Chairman of the Board of Directors and/or Chief Financial officer, as may from time to time be appointed by the Board of Directors. All officers shall be elected by the Board of Directors; provided, however, that the Board of Directors may empower the Chief Executive Officer of the Corporation to appoint officers other than the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial officer or the Treasurer. Each officer shall hold office until his or her successor selected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. Any officer may resign at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation by death,resignation, removal or otherwise may be filled by the Board of Directors.]

Section 4.2: Chief Executive Officer. Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the powers and duties of the Chief Executive Officer of the Corporation are:

(a) To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the Corporation;

(b) To preside at all meetings of the stockholders;

(c) To call meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by thee Bylaws, at such places as he or she shall deem proper; and

(d) To affix the signature of the Corporation to all deeds , conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall designate another officer to be the Chief Executive Officer. If there is no President, and the Board of Directors has not designated any other officer to be the Chief Executive Officer, then the Chairman of the Board shall be the Chief Executive Officer.Section 4.3: Chairman of the Board. The Chairman of the Board shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe.

Section 4.4: President. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall have designated another officer as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board of Directors to the chairman of the Board, and/or to any other officer, the President shall have the responsibility for the general management the control of the business and affairs of the Corporation and the general super-vision and direction of all of the officers, employees and agents of the Corporation(other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board of Directors.

Section 4.5: Vice President. Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President, or that are delegated to him or her by the Board of Directors or the Chief Executive Officer. A Vice President may be designated by the board to perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer's absence or disability.

Section 4.6: Chief Financial Officer. Subject to the direction of the Board of Directors and the president, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of chief financial officer.

Section 4.7: Treasurer. The Treasurer shall have custody of all monies and securities of the shall make such disbursements of the funds of the Corporation as are authorized Corporation. The treasurerand shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are contrary incident to the office of Treasurer, or as the Board of Directors or the President may from time to time prescribe.

Section 4.8: Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board of Directors or the President may from time to time prescribe.

Section 4.9: Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4. 1 0: Removal. Any officer of the Corporation shall serve at the pleasure of the Board of Directors and may be removed at any time, with or without cause, by the Board of Directors. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

ARTICLE V

STOCK

Section 5. 1: Certificates. Every holder of stock shall be entitled to have a certificate signed by the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors ,or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be facsimile.

Section 5.2: Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.3: Other Regulations. The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification of Officers and Directors. Each person who was or is made a party to is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director or officer of the Corporation or a Reincorporated Predecessor (as defined below) or is or was serving at the request of the Corporation or a Reincorporated Predecessor (as defined below)as a director, officer or employee of another corporation, or of a partnership, joint venture, trustor other enterprise, including service with respect to employee benefit plans, shall beindemnifiedand held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement)reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall endure to the benefit of his or her heirs, executors and administrators; provided, however, that The corporation shall indemnify any such person seeking indefinity in connection with a proceeding(or part thereof initiated by such person only if such proceeding (or part thereof was authorized by the Board of Directors of the Corporation. As used herein, the term"Reincorporated Predecessor" means a corporation that is merged with and into the Corporation in a statutory merger where (a) the Corporation is the surviving corporation of such merger; (b) the primary purpose of such merger is to change the corporate domicile of the reincorporated Predecessor to Delaware.

Section 6.2: Advance of Expenses. 'the Corporation shall pay all expenses (including attorney fees) incurred by such a director r officer in defending any such proceeding as they are incurred in advance of its final disposition; provided, however, that if the Delaware general Corporation law then so requires, the payment of such expenses incurred by such a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article VI or otherwise; and provided, further, that the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a proceeding, alleging that such person as breached his or her duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves Intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

Section 6.3: Non-Exclusivity of Rights. -be rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to index or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI. The Board of Directors of the Corporation shall have the power to delegate to such officer or other person as the Board of Directors shall specify the determination of whether indemnification shall be given to any person pursuant to this Section 6.3.

Section 6.4: Indemnification Contracts. The Board of Directors is authorized to cause The corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided in this Article VI.

Section 6.5: Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.

ARTICLE VII

NOTICES

Section 7. 1: Notice. Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid telegram, Telex, overnight express corner, mailgram or facsimile. Any such notice shall be addressed to the person to whom notice is to be given at such person's address as it appears on the records of the Corporation. The notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, upon deposit in the mail,(iii)in the case of delivery by After such notice is dispatched, and (iv) in the case of overnight express courier, on the first business day a delivery via telegram, telex, mailgram, or facsimile, when dispatched.

Section 7.2: Waiver of Notice. Whenever notice is required to be given under any provision of these Bylaws, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at meeting shall constitute a waiver of notice of such meeting, except when the person attend meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not loftily called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE VIII

INTERESTED DIRECTORS

Section 8. 1: Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his, her oi- their votes are counted for such purpose, if: (I) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good. faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than quorum; (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction. is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX

MISCELLANEOUS

Section 9. 1: Fiscal Year. -be fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 9.2: Seal. The Board of Directors may provide for a corporate seal, which shall have the name of the Corporation inscribed thereon and shall otherwise be in such form as maybe approved from time to

Section 9.3: Form of Records. Any records maintained by the Corporation in the regular course of its business, including its took ledger, books of account and minute books, maybe kept on, or be in the form of, magnetic tape, diskettes, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 9.4: Reliance Upon Books and Records. A member of the Board of Directors, or member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by another person as to matters the member reasonably believes are within such other person=s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 9.5: Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Corporation's Certificate of Incorporation and Bylaws, the provisions of the certificate of Incorporation shall govern.

Section 9.6: Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation's Certificate of incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the certificate of Incorporation) shall remain in full force and effect.

AMENDMENT

Section 1 0. 1: Amendments. Subject to Section 6.5 of these Bylaws, Stockholders of the corporation holding at least sixty-six and two-thirds percent of the Corporation's outstanding voting stock shall have the power to adopt, amend or repeal Bylaws. To the extent provided in the Corporation's Certificate of Incorporation, the Board of Directors of the corporation shall also have the power to adopt, amend or repeal Bylaws of the Corporation, except insofar as Bylaws adopted by the stockholders shall otherwise provide.

EXHIBIT 4.1

Stock Certificate Sample:

Number

                                   Incorporated under the laws of the State of Delaware Shares}
                                                 Corpfin.com, Inc.

                                            TOTAL AUTHORIZED ISSUE  95,000,000 SHARES
                                                                      PAR VALUE $.001 EACH

                                                                          COMMON STOCK

See Reverse for Certain Definitions

This is to Certify that ___(name)____________________________ is the owner of _____(amount of shares)____________________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

________________________________ _______________________________
Secretary                                                                          President

EXHIBIT 10.1

CLEARING AGREEMENT

This Agreement is made as of this 17th day of March, 2000, between Fiserv Securities, Inc. (hereinafter referred to as the "Clearing Agent") and CorpFin.com (hereinafter referred to as the "Introducing Firm").

In consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby covenant and agree as follows:

I . Services to be Performed by the Clearing Agent, Covenants of the Clearing Agent.

execution. The Clearing Agent will execute orders for the Introducing Firm s customers whose cash or margin accounts (hereinafter referred to as Introduced Accounts") have been accepted by the Clearing Agent. The Clearing Agent will execute only those orders that are transmitted by the Introducing Firm to the Clearing Agent.

b. Confirmations. The Clearing Agent will generate and prepare confirmations of each purchase or sale for each of the Introduced Accounts. Information will be transmitted by the Clearing Agent via its communication network in order to effect the printing of confirmations at the location of the Introducing Firm. Unless the Clearing Agent is notified by Introducing Firm to the contrary, the Introducing Firm shall mail such confirmations to the Introduced Accounts.

C. Statements. The Clearing Agent will prepare and mail the summary monthly statements (or quarterly statements if no activity in any Introduced Account occurs during any month covered by such statement) to every Introduced Account. No statements will be prepared by the Clearing Agent with respect to an Introduced Account in which there is no cash balance or security position and in which there has been no other activity since the date of the last statement. The Introducing Firm may mail or arrange for the mailing of such statements with the concurrence of the Clearing Agent.

d. Settlements. The Clearing Agent will settle contracts and transactions in securities (including options to buy or sell securities): (i) between the Introducing Firm and other brokers and dealers; (ii) between the Introducing Firm and the Introduced Accounts; and (ii) between the Introducing Firm and persons other than the Introduced Accounts or other brokers and dealers. For the purposes of the Agreement the term " securities" includes stocks, bonds, notes, listed options, commercial paper and such other instruments as the Introducing Firm may designate with the consent of the Clearing Agent and excludes commodities.

e. Cashiering. The Clearing Agent will engage in all cashiering functions for the Introduced Accounts, including the receipt, delivery and transfer of securities purchased, sold, borrowed and loaned, receiving and distributing payment therefor, holding in custody and safekeeping all securities and cash so received, the handling of margin accounts, the receipt and distribution of dividends and other distributions, and the processing of exchange offers, fights offerings, warrants,tender offers and redemptions. Only where the Clearing Agent receives dividends in its nominee name and then distributes such dividends to Introduced Accounts will the Clearing Agent backup withhold on those Introduced Accounts which do not have a taxpayer identification number. Upon written agreement of the Clearing Agent and the Introducing Firm, the cashiering functions with respect to the receipt of securities and the making and receiving of payment therefor may be relinquished to the introducing Firm.

f Books and Records. The Clearing Agent will construct and maintain prescribed books and records of all transactions executed or cleared through it, in accordance with Section 17 of the Securities Exchange Act of 1934 (the Exchange Act"), including a daily record of required margin and other information required by regulations and the stated policies or practices of any securities exchange of which the Clearing Agent is a member (the "Standards").

9. Lost Securities Notice. The Clearing Agent when notified by the Introducing Firm will notify either orally or in writing, the Securities Information Center ("SIC") located in Massachusetts, regarding any lost, stolen or missing securities. Any written notice will be made on forms prescribed by the SIC.

h. Tax ReDortinsz. The Clearing Agent will prepare required annual dividend and distribution information on appropriate IRS Form 1099 and any other information required to be reported by Federal, state or local tax laws, rules or regulations solely with respect to activity in the Introduced Accounts occurring subsequent to the effective date of this Agreement and prior to the termination hereof Such reports shall be mailed at the Introducing Firm s expense by the Clearing Agent to the Introduced Accounts.

i. Account Transfer. Pursuant to written notification received by the Introducing Firm and forwarded to the Clearing Agent, any account of the Introducing Firm may choose to reject the services to be performed by the Clearing Agent pursuant to this Agreement and thus choose not to be serviced as an Introduced Account pursuant hereto. Upon notice from another member organization that an Introduced Account intends to transfer his account thereto, the Clearing Agent shall expedite such transfer and shall have the sole and exclusive responsibility for compliance with Rule 412 of the Rules of the Board of Governors of the New York Stock Exchange, Inc. (the "Rules").

Data on Performance. The Clearing Agent shall provide the Introducing Firm with all data in its possession pertinent to the proper performance and supervision of any function specifically allocated to the Introducing Firm pursuant to the terms of this Agreement. The Introducing Firm shall be responsible for and shall promptly reimburse the Clearing Agent for all costs incurred by the Clearing Agent in connection with the preparation and mailing of such information.

k. Opfion ProVectus. Prior to accepting for entry the initial order to buy options or to sell covered call options for an Introduced Account, the Clearing Agent will deliver to the Introduced Account, a current prospectus or other disclosure document of the Options Clearing Corporation together with any effective supplements thereto.

1. Compliance with Reputations. The Clearing Agent will remain duly licensed and in good standing as a broker/dealer under all applicable laws and regulations and will comply with the capital and financial reporting requirements of every securities exchange or securities association of which it is a member, the Securities and Exchange Commission, and each state in which it is registered as a broker/ dealer.

M. Customer Confidentialiiy. The Clearing Agent shall keep confidential the names and addresses of the Introducing Firm s customers which have or which may come to the attention of the Clearing Agent in connection with the clearing and related functions it has assumed under this Agreement and shall not use such names and addresses except in connection with the functions performed by the Clearing Agent pursuant to this Agreement. The Clearing Agent shall send no written information to such customers other than statements, bills or notices or such information as may be required or advisable under any applicable law or regulation in connection with its role as a Clearing Agent.

n. Accounts; The Clearing Agent shall carry all Introduced Accounts in the name of the Introducing Firm s customer with the notation on its new account applications, monthly or quarterly statements and/or confirmations that such Introduced Accounts are carried by the Clearing Agent and were introduced by the Introducing Firm. Inadvertent omissions of such notations shall not be deemed to constitute a breach of this Agreement. Copies of sample or suggested forms covering all of the foregoing shall be furnished by the Clearing Agent to the Introducing Firm.

For purposes of the Securities Investor Protection Act and the financial responsibility rules of the U.S. Securities and Exchange Commission, the Introduced Accounts are Introduced Accounts of the Clearing Agent and not the Introducing Finn.

10. Competition. Throughout the term of this Agreement and for a period of one year following the termination of this Agreement the Clearing Agent will not knowingly solicit the brokerage or any other business of any Introduced Account, and at no time during or after the termination of this Agreement shall the Clearing Agent use the customer list of the Introducing Firm to solicit the Introducing Firm s customers.

p Advertising. Without the prior consent of the Introducing Firm the Clearing Agent will not agree to place or actually place any advertisement in any newspaper, publication or other media which makes reference to the Introducing Firm and the services to be provided to the Introducing

Firm in this Agreement.

q. ProLcy Statements. The Clearing Agent shall send, or shall cause to be sent, directly to an Introduced Account, proxy statements received by or on behalf of the Clearing Agent relating to securities beneficially owned by such Introduced Account but held of record by the Clearing Agent or its noniinee. The Clearing Agent shall be solely responsible for its failure to send, or to cause to be sent by any election service in the business of mailing proxy statements to shareholders, such proxy statements to Introduced Accounts.

r. Compliance with Law. The Clearing Agent assumes sole and exclusive responsibility for compliance with the constitution, rules, bylaws, regulations, stated policies, practices and customs and any modifications thereof of any securities exchange of which it is a member or other securities exchange or market and its clearing house if any, where executed, and any other applicable laws and regulations for the service it performs pursuant to Agreement.

S. Reports to Regulators. The Clearing Agent shall provide the Introducing Firm with copies of all financial information and reports filed by the Clearing Agent with all stock exchanges of which it is a member, the National Association of Securities Dealers, Inc. and the Securities and Exchange Conunission (including but not otherwise limited to quarterly Financial and Operational Combined Uniform Single Reports, i.e., "FOCUS" Reports) simultaneous with the filing therewith.

t. Confid6ntiality. The Clearing Agent shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of the Introducing Firm, which requirement shall survive the termination of this Agreement, provided further that this covenant shall not apply to information which is, or becomes, in the public domain through no fault of the Clearing Agent.

U. Customer Complaints. In order for the Clearing Agent to carry out its functions and responsibilities under this Agreement, the Clearing Agent will promptly forward any written customer complaint received regarding the Introducing Firm or its associated persons relating to functions and responsibilities allocated to the Introducing Firm under this Agreement to (i) the Introducing Firm; and (ii) the Introducing Firm s designated examining authority. The Clearing Agent will also notify the customer who sent the written complaint that a copy of such complaint was furnished to both the introducing Firm and the Introducing Firm s designated examining authority.

V. Clearing Agent Inspection. Upon reasonable prior written notice, Clearing Agent may make periodic visits to Introducing Firm s principal place of business to inspect Customer Account documentation, provided that such visits do not interfere with the conduct of Introducing Firm s normal business. Introducing Firm shall, at all times during reasonable business hours, make such Customer Account documentation readily available for inspection by Clearing Agent.

W. Hiring Introducing Firm s Employees. The Clearing Agent will not engage in negotiations with a view to hiring or hire personnel of the Introducing Firm without the Introducing Finn s prior written consent which obligation shall survive the termination of this Agreement for a period of one year.

X. Prospectus. It shall be the sole and exclusive responsibility of the Clearing agent to comply with any and all prospectus delivery requirements relating to prospectuses to be provided to Introduced Accounts.

2. Services "ch Will Not be Performed by the Clearing Agent. Unless otherwise agreed to in a writing executed by the parties hereto, the Clearing Agent will not engage in any of the following services on behalf of the Introducing Firm:

a. Books and Records. Accounting, bookkeeping or record keeping, cashiering, or any other services with respect to commodity transactions, or any transactions not involving cash or securities.

b. Financial Information. Preparation of the Introducing Firm s payroll records, financial statements . or any analysis or review thereof or any reconunendations relating thereto.

C. Disbursements. Preparation or issuance of checks in payment of the Introducing Firm s expenses, other than expenses incurred by the Clearing Agent on behalf of the Introducing Firm pursuant to the Agreement.

d. Salaries. Payment of commissions, salaries or other remunerations to the Introducing Firm s salesmen or any other employees of the Introducing Firm or payment of other obligations incurred by the Introducing Firm.

e, Other Records. Preparation and maintenance of any records required to be prepared and maintained by the Introducing Firm.

f Reports. Preparation and filing of reports (the "Reports") with the Securities and Exchange Conmlission, and state securities commission, or securities exchange or securities association or any other regulatory of self regulatory body or agency with which the Introducing Firm is associated and/or by which it is regulated. Notwithstanding the foregoing, the Clearing Agent will, at the request of the Introducing Finn, furnish the Introducing Firm with any necessary information and data contained in books and records kept by the Clearing Agent and not otherwise reasonably available to the Introducing Firm if such information is required in connection with the preparation and filing of Reports by the Introducing Firm.

9. Account information. Verification of tax identification numbers, changes of address or any other information with respect to Introduced Accounts.

h. New Account Information. Obtaining and verifying new account information, and ensuring that such information meets the requirements of Rule 405(l) of the Rules and any other Rules or applicable Standards. Custody of Certain Securities. Holding for safekeeping (other than in connection with its execution of an order to sell securities) the securities of any Introduced Account registered in the name of anyone other than the nominee of the Clearing Agent.

3 . Opening of Accounts.

The following procedures are to be followed in opening accounts:

a. Account Information. At the time o f opening each Introduced Account, the Introducing Firm shall furnish the Clearing Agent with all financial and personal information concerning such Introduced Accounts as the Clearing Agent may reasonably require.

b. Margin Account Agreements. At the time of opening Introduced Accounts which are margin accounts, the Introducing Firm shall furnish the Clearing Agent with executed customers agreements, hypothecation agreements and consents to loan of securities (hereinafter referred to collectively as the "Margin Agreements").

C. Account Forms. The Clearing Agent shall supply the Introducing Firm with the format for "new account" forms and Margin Agreements to be submitted to the Clearing Agent upon their completion by the Introducing Firm. The Clearing Agent will mail to each margin Introduced Account a written statement at the time of opening, of a margin account in accordance with Rule

IOb16 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") from time to time.

d. Waiver of Agreements. If an Introduced Account has been opened without the Clearing Agent having previously received the foregoing information or, in the case of a margin account, without the Clearing Agent having previously received properly executed Margin Agreements, failure of the Clearing Agent to receive such information or Margin Agreements shall not be deemed to be a waiver of the information requirements set forth herein.

e. Additional Account Agreements. Upon the written or oral request of the Clearing Agent, the Introducing Firm shall furnish the Clearing Agent with any other documents and agreements executed by the Introduced Account.

f Account Agreements Customer Contact. The Clearing Agent may upon its request and at the option of the Introducing Firm, mail Margin Agreements or "new account" forms directly to the Introduced Accounts upon notification by the Introducing Firm, and/or require completion of its own margin agreements or "new account" forms and, if required, option account agreements for the Introduced Accounts.

9. Account Information to Clearing Agent. The Introducing Firm shall promptly provide the Clearing Agent with basic data and copies of documents relating to each of the Introduced Accounts, including, but not otherwise limited to, copies of records of any receipts of the Introduced Accounts funds and/or securities received directly by the Introducing Firm, as shall be necessary for the Clearing Agent to discharge its services hereunder.

h. Cash Transactions. All transactions in any Introduced Account are to be considered cash transactions until such time as the Clearing Agent has received Margin Agreements duly and validly executed in respect of such Introduced Account.

i. Agency Accounts. At the time of the opening of any agency Introduced Account, the Introducing Firm shall furnish the Clearing Agent with the name of any principal for whom the Introducing Firm is acting as agent, and written evidence of such authority. Rule 405(3). The Introducing Firm shall have the sole and exclusive responsibility for substantial compliance with Rule 405(3) of the Rules and shall specifically approve the opening of any new account before forwarding such account to the Clearing Agent as a potential Introduced Account. The Clearing Agent, in its reasonable business judgment, shall have the right to reject any account which the Introducing Firm may tender to the Clearing Agent as a potential Introduced Account. The Clearing Agent shall also have the fight to terminate any account previously accepted by it as an Introduced Account and notify the Introducing Firm of such termination. Failure of the Clearing Agent to so notify the Introducing Firm, however, shall not affect the effectiveness of such termination.

k, Tax Identification Numbers. The Introducing Firm will verify and furnish to the Clearing Agent tax identification numbers, signatures and such other information as are requested by the Clearing Agent for the opening and carrying of Introduced Accounts on such forms as may have been approved fi7om time to time by the Clearing Agent and the Introducing Firm. The Introducing Firm shall be responsible for any penalty or fine assessed as a result of its failure to provide tax identification numbers or its providing incorrect tax identification numbers.

1. Account Documentation. If, after reasonable requests therefor, the documents necessary to enable the Clearing Agent to corpfin with account documentation requirements of any applicable laws and regulations have not been received by the Clearing Agent, the Clearing Agent may notify the Introducing Firm that no further orders will be accepted for the Introduced Accounts involved. In the event that inadvertent orders are placed for such accounts after such notice is received, all commissions collected fi7om such orders will be retained by the Clearing Agent. On receipt of the necessary documents, this restriction will be lifted with respect to future commissions, and any conclusions collected by the Clearing Agent prior to its receipt of such documents will be paid to the Introducing Firm.

M. Rule 405(l). It shall be the sole and exclusive responsibility of the Introducing Firm to make every reasonable effort to ascertain the essential facts relative to any Introduced Account and any order therefor, in substantial compliance with Rule 405(l) of the Rules, including but not otherwise limited to ascertaining the authority of all orders for Introduced Accounts, and the genuineness of all certificates, papers and signatures provided by each Introduced Account. Any investment advice furrshed by the Introducing Firm to an Introduced Account shall be the sole and exclusive responsibility of the Introducing Firm.

n. Customer Capital it . The Introducing Firm shall have the sole and exclusive responsibility to ensure that those of its customers who become Introduced Accounts hereunder shall not be rumors or subject to those prohibitions existing under any laws and regulat ions generally relating to the incapacity of any Introduced Account or any conflict of interest relating to such Introduced Account.

4. Additional Responsibilities and Covenants of the Introducing Firm.

a. Restricted and Control Stock. The Introducing Firm shall be solely and exclusively responsible for determining if any securities held in any Introduced Account are "restricted securities" or "control stock" and ensuring that orders executed for such securities are in compliance with applicable laws, rules and regulations.

b. Addresses and Tax Intonation. The Introducing Firm shall be solely and exclusively responsible for maintaining proper addresses, correct tax identification numbers and other information required by the Tax Equity and Fiscal Responsibility Act, for each Introduced Account.

C. Rule 408. The Introducing Firm shall be solely and exclusively responsible for the handling and supervisory review of any Introduced Accounts over which the Introducing Firm s partners, officers or employees have discretionary authority, as required by Rule 408 of the Rules and any other applicable laws and regulations. The Introducing Firm shall furnish the Clearing Agent with such documentation with respect thereto as may be requested by the Clearing Agent.

d. Rule 407. The Introducing Firm shall have the sole and exclusive responsibility for the handling and supervisory review of any Introduced Account for an employee or officer of any member organization, self regulatory organization, bank, trust company, insurance company or other organization engaged in the securities business, and for compliance with Rule 407 of the Rules relating thereto. The Introducing Firm shall furnish the Clearing Agent with such documentation with respect thereto as may be requested by the Clearing Agent.

e. Out of State Business. The Introducing Firm shall be solely and exclusively responsible for any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) sustained or incurred by either the Introducing Firm or the Clearing Agent, arising out of or resulting from any orders the Introducing Firm has taken from Introduced Accounts residing or domiciled in jurisdictions in which the Introducing Firm was not, is not or is no longer permitted to do so. Responsibility. In all cash accounts and with respect to all cash transactions, as between the Introducing Firm and the Clearing Agent, the Introducing Firm shall be responsible for purchases for Introduced Accounts until final payment therefor has been received by the Clearing Agent. The Introducing Firm shall be responsible for all sales until acceptable deliveries to the Clearing Agent, or to a national clearing organization mutually agreed upon by the Clearing Agent and the Introducing Firm, of the securities have been made. The Introducing Firm shall be solely and exclusively responsible to the Clearing Agent for any loss or liability whatsoever in the event any check or draft given to the Clearing Agent by any of the Introduced Accounts is returned to the Clearing Agent unpaid. The Introducing Finn shall also be solely and exclusively responsible for the payment and delivery of all "when issued" or "when distributed" transactions which the Clearing Agent may accept, forward or execute for Introduced Accounts.

9. Order Approval or Rejection. The Introducing Finn shall be solely and exclusively responsible for approving all orders for the Introduced Accounts and for establishing procedures to ensure that such a proved orders are transmitted properly to the Clearing Agent for execution. The Clearing Agent, in its reasonable business judgment, reserves the right to reject any order which the Introducing Firm may transmit to the Clearing Agent for execution and to promptly notify the Introducing Firm of such rejection.

h. Order Review. The Introducing Firm shall be solely and exclusively responsible for the supervisory review of all orders for the Introduced Accounts and shall ensure that any orders and instructions given by it or any of its employees to the Clearing Agent pursuant to the terms of this Agreement shall have been properly authorized in advance and do not create or result in a violation of any applicable laws and regulations.

i. Compliance with Law. The Introducing Firm assumes sole and exclusive responsibility for compliance with the constitution, rules, bylaws, regulations, stated policies, practices, and customs and any modifications thereof of any securities exchange of which it is a member or other securities exchange or market and its clearing house, if any, where executed, and any other applicable laws and regulations for the services it performs pursuant to this Agreement. Rule 405(2). The Introducing Firm shall have the sole and exclusive responsibility for the review of all Introduced Accounts and for substantial compliance with any supervisory responsibility under rule 405(2) of the Rules, including but not otherwise limited to matters involving the investment objectives of the Introduced Accounts, the suitability of the investments made by the Introduced Accounts, the reasonable bases for recommendations made to Introduced Accounts, and the frequency of trading in the Introduced Accounts, whether or not such transactions are instituted by the Introducing Firm, its partners, officers, employees or any registered investment advisor.

k. Rule 342. The Introducing Firm shall be responsible for substantial compliance with any supervisory procedures under Rule 342 of the Rules and, to the extent applicable, any other provisions of any applicable laws and regulations, including but not otherwise limited to supervising the activities and training of its registered representatives, as wen as all of its other employees in the performance of functions specifically allocated to it pursuant to the terms of this Agreement.

1. Customer Notification of Relationship. The Introducing Firm shall be solely and exclusively responsible for determining the extent to which it will inform its customers, in writing, of its relationship,"with the Clearing Agent, the form and substance of which will be mutually agreed upon. Any new customers of the Introducing Firm shall also be so informed prior to such customers becoming Introduced Accounts. The Introducing Firm shall be solely and exclusively responsible for the payment of all costs incurred >in connection with the preparation and mailing of such customer correspondence.

M. Equipment. The Introducing Firm shall be solely and exclusively responsible for all rental and other fees relating to any equipment obtained by the Introducing Firm in addition to that supplied by the Clearing Agent. Upon the closing of an office of the Introducing Finn, the Clearing

Agent shall use its best efforts to locate promptly a new installation site for such equipment.

n. Discretionary Accounts. The Introducing Firm covenants that with regard to any orders or instructions given by the I introducing Firm with respect to discretionary accounts, its partners, officers or employees shall have been fully and properly authorized relative thereto and that the execution of such orders shall not be in violation of any applicable laws and regulations .

o Over-the-counter Trades by Introducing Firm. On all Over-the-counter transactions executed for Introduced Accounts by the Introducing Firm, the Introducing Firm shall furnish the Clearing Agent with the names of the respective purchasing and selling broker dealers, the names of the purchasing and selling customers, and the wholesale and retail purchase and sale prices. Clearing Agent reserves the right, at any time, to place a limit (of either dollars or numbers of securities) on the size of transactions that Clearing Agent in these circumstances will accept for clearance. If, after Introducing Firm has received notice of such limitations it executes an order in excess of the limit established by Clearing Agent, Clearing Agent shall have the right to notify the other parties and other broker that it will not accept the transaction for clearance and settlement. In the event any claim is asserted against Clearing Agent by the other broker because of such action by Clearing Agent, Introducing Firm agrees to indemnify and hold Clearing Agent harmless from any loss, liability, damage, cost, or expense arising directly or indirectly therefrom. The Clearing Agent may impose on the Introducing Finn additional charges for a any such trades or may at its discretion decline to handle such introduced trades in the normal course of business.

P. Reports to Regulators. The Introducing Firm shall provide the Clearing Agent with copies of all financial information and reports filed by the Introducing Firm with all stock exchanges of which it is a member, the National Association of Securities Dealers, Inc., and the Securities and Exchange Commission (including but not otherwise limited to monthly and quarterly Financial and Operational Combined Uniform Single Reports, i.e., "FOCUS" Reports) simultaneous with the filing therewith.

q. Financial Reports of Introducing Firm. The Introducing Firm shall submit to the Clearing Agent on a monthly basis information and reports relating to the Introducing Firm s financial integrity, including but not otherwise limited to information r regarding the Introducing Firm s aggregate indebtedness ratio and net capital.

r. Data on Performance of Function. The Introducing Firm shall submit to the Clearing Agent all appropriate data in its possession pertinent to the proper performance and supervision of any function or responsibility specifically allocated to the Introducing Firm pursuant to the terms of the Agreement.

S. Customer Correspondence. The Introducing Firm shall inform its customers that all inquiries and correspondence relating to the services provided pursuant to this Agreement should be directed to the Introducing Firm. All customer correspondence shall be reviewed and responded to by the party responsible for the specific area to which the inquiry or complaint relates pursuant to the terms of this Agreement. In the event such correspondence is not directed to such party originally, the Introducing Firm or Clearing Agent shall expeditiously forward such correspondence to the appropriate party.

t. Compliance with Financial Regulations. The Introducing Firm will remain in substantial compliance with the capital and financial reporting requirements of each securities exchange and securities association of which it is a member, the Securities and Exchange Commission, and each state in which the Introducing Finn is registered as a broker/dealer. The Introducing Firm will immediately notify the Clearing Agent when: ( i) its Aggregate Indebtedness Ratio (as defined in Rule 15c33 of The Exchange Act) reaches or exceeds 10 to 1; or (ii) the Introducing Firm has elected to operate under paragraph (f) of Rule 15c3 I of The Exchange Act, as amended, when its net capital is less than 5% of aggregate debit items computed in accordance with Rule 15c33.

U. Membership on Exchanges and Compliance. The Introducing Firm will remain duly licensed and in good standing as a broker/dealer under all applicable laws and regulations. The Introducing Firm will promptly notify the Clearing Agent of its becoming a member or affiliate of any exchange in addition to those memberships and affiliations existing on the date of this Agreement. The Introducing Firm shall also comply with whatever nonmember access rules have been promulgated by any securities exchange of which it is a member or any other securities exchange of which it is not a member.

V. Security Deposit. The Introducing Finn shall deposit with the Clearing Agent, within days after its execution of this Agreement, a cash security deposit in the amount of $35,000. Should the security deposit at any time during the term of this Agreement fall below $35,000, the Introducing Firm will be notified as to the deficient amount and within 10 days of said notice, the Introducing Firm will deposit additional funds sufficient to reach the required minimum of $35,000. The Clearing Agent will pay the Introducing Firm interest monthly on such deposit based on the 13 week T-bill rate in effect on the first trading day of the brokerage month. Such deposit shall be returned to the Introducing Firm within ten days after termination of this Agreement, and shall be subject to the Clearing Agent s right from time to time to offset sums due to the Clearing Agent by the Introducing Firm pursuant to the terms of the Agreement.

W. Preparation of Statements, etc. The Introducing Firm shall not generate and/or prepare any statements, billings or confirmation with respect to any Introduced Account unless agreed to in writing by the Clearing Agent and the Introducing Firm.

X. Confidentiality. The Introducing Firm shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of the Clearing Agent, which requirement shall survive the termination of this Agreement; provided, however, that this covenant shall not apply to information which is, or becomes, in the public domain through no fault of the Introducing Firm or which the Introducing firm is legally required to provide to any court, regulatory agency or self regulatory organization.

Y. Summary of Litigation. Introducing Firm shall provide Clearing Agent, on a quarterly basis, with summaries of any pending litigation material to Introduced Accounts or Introducing Firm s ability to perform its obligations under this Agreement.

Z. Cash and Securities of Customers. The Introducing Finn will turn over promptly to t he Clearing Agent any and all cash remittances and securities which the Introducing Firm receives from its customers. Concurrently with the delivery of such funds or securities to the Clearing Agent, the Introducing Firm shall furnish the Clearing Agent with such information as may be relevant or necessary to enable the Clearing Agent to record promptly and properly such cash remittances and securities in the respective Introduced Accounts.

aa. Advertisements. The Introducing Firm shall not, without the prior approval of the Clearing Agent, place or agree to place any advertisement in any newspaper, publication, periodical or any other media if such advertisement in any manner makes r reference to the Clearing Agent; any person o r entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Clearing Agent and the clearing arrangements and/or any of the services embodied in this Agreement.

bb. Examination of Statements and Reports. Introducing Firm shall examine in a reasonable manner all monthly statements of Accounts, monthly statements of clearing services, customer confirmations, margin status reports, money line, daily reports, and other reports provided on a timely basis to Introducing Firm by Clearing Agent. Introducing Firm shall, within the time specified below, notify Clearing Agent of any error claimed by Introducing Firm in a any Accounts in connection with (1) any transaction prior to the settlement date of such transaction; (2) information appearing on daily reports within thirty (30) days of Introducing Firm s receipt of such report; and (3) information appearing on monthly or quarterly statements or reports within thirty (30) days of Introducing first receipt of any monthly or quarterly statement or report. Any notice of error shall be accompanied by such documentation as may be reasonably necessary and available to Introducing Firm to substantiate Introducing Firm s claim. Introducing Firm shall provide, upon Clearing Agent s request, any additional documentation in Introducing Firm s possession under its control or otherwise read y available to it, which Clearing Agent reasonably believes is necessary or desirable to establish and correct any such error. Unless Introducing Firm notifies Clearing Agent within a reasonable time of any mistakes or discrepancies in the above described reports and information, Clearing Agent shall, as between Clearing Agent and Introducing Firm and to the extent Clearing Agent suffers monetary loss arising from any such delay, be entitled to consider all the information supplied to Introducing Firm as correct.

cc. Bring Cleaning Assigned s Employees. The Introducing Firm will not engage in negotiations with a view to hiring or hire personnel of the Clearing Agent without the Clearing Agent s prior written consent which obligation shall survive the termination of this Agreement for a period of one year.

5. Margin Transactions.

a. Regulation T. With respect to Introduced Accounts which are margin accounts, the Clearing Agent is responsible for compliance with Regulation T, 12 C.F.R. Part 220 [the federal margin regulation promulgated by the Board of Governors of the Federal Reserve System (the "Board")], and interpretive rulings issued by the Board, letter rulings of the Federal Reserve Bank of New York, Rules , interpretations of the New York Stock Exchange, Inc. and any other applicable margin and margin maintenance requirements. The Introducing Firm is responsible to the Clearing Agent for the collection of the margin required to support each transaction for, and to maintain a position in, each Introduced Account, in conformity with the above margin and margin maintenance requirements. After initial margin relating to each transaction has been received, maintenance margin calls shall be generated by the Clearing Agent or by the Introducing Firm at the instruction of the Clearing Agent. The Clearing Agent shall have the right to modify, in its sole discretion, the margin requirements of any Introduced Account from time to time. All margin Introduced Accounts shall be subject to the Clearing Agent s "house margin requirements" which shall be delivered to the Introducing Firm on the Introducing Firm s request. The Clearing A gent will not mark up any fees or charges imposed directly by any regulatory body with regard to Regulation T call extensions granted by the Clearing Agent pursuant to written requests from a principal of the Introducing Firm.

b. Payment Responsibility. On all transactions, the Introducing Firm shall be responsible to the Clearing Agent for any loss, inability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) incurred or sustained by the Introducing Firm or the Clearing Agent as a result of the failure of any Introduced Account to make timely payment for the securities purchased by it or timely compliance by it with margin or margin maintenance calls (provided that the Clearing Agent has timely issued such call and given notice thereof to the Introducing Firm), whether or not any margin extension has been granted by the Clearing Agent pursuant to the request of the Introducing Firm, except that no interest will be charged by the Clearing Agent for cash shorts in Introduced Accounts.

6. Self-directed Individual Retirement Accounts Program

a. Services Performed. The Self-directed Individual Retirement Accounts Program (the "SDIFA Program ) includes without limitation a brokerage account by Clearing Agent and one or more liquid asset investment options. Clearing Agent provides the various processing services described in this section on behalf of the Introducing Firm, in connection with such SDIPA program. Unless otherwise agreed to in writing, Clearing Agent will not act a custodian of the SDIPA.

b. Responsibilities of the Parties.

i. The parties will develop the application form and other forms to be used by Introduced Accounts who participate in the SDIPA Program (the SDFRA Introduced Account").

ii. Introducing Firm and Clearing Agent will be responsible for processing the application forms with regard to approving a SDIFA Introduced Account application and shall approve, deny or otherwise handle the application forms in accordance with applicable law, including without limitation receipt, evaluation and retention of the application form and legal documentation required to open an Account. Introducing Firm will retain a copy of the application form and related documentation and materials as may be required by applicable law.

iii. The following responsibilities will be undertaken by the Clearing Agent regarding the SDIRA program:

1. Clearing Agent will perform all required tax reporting. b. Clearing Agent will identify receipts into the SDIRA Introduced Account and disbursements from the SDIRA Introduced Account by transaction type and tax year. Clearing Agent will store this transaction information and produce the proper tax reporting, on Forms 5498 and 1099R.

C. The maintenance of the annual fee billing system which includes (i) the generation and mailing of fee due notices; (ii) support of various fee incentive or waiver programs; and (i) the ability to debit the SDIRA Introduced Account for the required fee amount.

C. Forms Approval and InventoKy. Introducing Firm will provide, at its cost, all forms necessary to opening, operate and close SDERA Introduced Accounts. The use of such forms and all revisions thereto will be subject to the prior approval of Clearing Agent, but Clearing Agent s review and approval shall not be unreasonably withheld. If any reprinting is required by a change in law applicable to the parties, or any party hereto, or the SDIRA Program services offered by Introducing Firm, the cost of reprinting and distributing revised forms will become by Introducing Finn. If a change requiring forms reprinting is requested, other than as required by a change in law applicable to the parties hereto or to the SDIRA Program services offered by Introducing Firm, then all creative, printing, inventory, distribution and other costs incurred as a result of such reprinting shall be become solely by the party requesting such change. Clearing Agent shall have no responsibility for any creative, inventory, distribution or any other costs incurred as a result of replacing an inventory of forms maintained by, or for, Introducing Firm that exceeds the supply reasonably expected to be used in a three month period unless Clearing Agent shall have previously consented in writing to the printing and distribution of more than a three month s supply of such forms.

d. No Third Pgiy Beneficiaries. The parties agree that there are no intended or incidental third party beneficiaries of the SDIRA Program other than those customers who are SDIRA Introduced Accounts.

e. Fees. Introducing Firm agrees to pay Clearing Agent all fees for those services relating to the SDHA Program, and for supplies and other services as set forth in Exhibit A in the section titled RETIRMENT PLANS as the same may be amended from time to time by the Clearing Agent on thirty (30) days prior written notice or from time to time by agreement of the Introducing Finn and the Clearing Agent. Clearing Agent will invoice Introducing Firm in January for all charges associated with the SDUTA Program. Such invoices shall be payable in full within ten (10) days of receipt by Introducing Firm. Past due accounts shall be subject to a service charge of 1% per month calculated on the past due balance. All other charges, or out of pocket cost will be expense as incurred and reflected on the month end settlement statement.

f Reference to Each Other. Each party agrees, with respect to any and all SDIRA Program forms, notices, agreements, advertising and promotional materials to be used in connection with the SDIRA Program and which make reference to any other party and/or mention any other party s products, service or benefits, that it will submit the same to such other party for review and comment relating to the reference or mention and that no such form, notice, agreement, advertising or promotional materials will be mailed to customers or distributed to the public by that party without the prior consent of such other party or parties, which consent will not be unreasonably withheld.

7. Representations and Warranties. a. Introducing Firm s Representations. The Introducing Firm represents and Warrants as follows:

i. the Introducing Firm is a member in good standing of the National Association of Securities Dealers, Inc.;

ii. the Introducing Firm is duly registered or licensed and is in good standing as a broker/dealer under all applicable laws and regulations;

iii. the Introducing Firm has all the requisite authority in conformity with all applicable laws and regulations to enter into this Agreement and to retain the services of the Clearing Agent in accordance with the terms hereof,

iv. the Introducing Firm is in substantial compliance with: (A) the capital and financial reporting requirements of every securities exchange and/or securities association of which the Introducing Firm is a member; (B) the capital requirements of the Securities and Exchange Commission; and (C) the capital requirements of every state in which the Introducing Firm is licensed as a broker/dealer;

V. the Introducing Firm has minimum net capital in an amount no less than the greater of 130% of the net capital requirements of Rule 15c31 or $35,000;

vi. the introducing Firm has completed the requirements imposed by Rule 382(e)(1) in that it has provided written notice to the Clearing Agent of those specific reports offered by the Clearing Agent that the Introducing Firm requires to supervise and monitor Introduced Accounts; and

ii. the Introducing Firm has complied with the requirements of Rule 382(f) by maintaining and enforcing supervisory procedures to the satisfaction of the Clearing Agent with respect to the issuance of negotiable instruments to Introduced Accounts, for which the Clearing Agent is the maker or drawer.

b. Clearing Agent s Representations. The Clearing Agent represents and warrants as follows: i. the Clearing Agent is a member in good standing of the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc., and is duly registered as a broker/dealer under the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder;

H. the Clearing Agent has all the requisite authority, in conformity with all applicable laws and regulations, to enter into and perform this Agreement; the Clearing Agent is in substantial compliance with (A) the capital and financial reporting requirements of every securities exchange or association of which it is a member, (B) the capital requirements of the Securities and Exchange Commission, and (C) the capital requirements of every state in which it is licensed as a broker/dealer; and

iv. the Clearing Agent has completed the requirements imposed by Rule 382(e)(1) in that it has provided the Introducing Firm with a list of all reports made avaflable by the Clearing Agent to assist the Introducing Firm to supervise and monitor its Introduced Accounts in order for the Introducing Finn to carry out its functions and responsibilities pursuant to this Agreement.

. Compensation, Charges and Credits.

a. Customer Charges. The Clearing Agent shall charge to and collect from each Introduced Account the charge which the introducing Firm directs it to make for each transaction. If specific instructions are not received with respect to a specific transaction in the time period required by the Clearing Agent to implement same, the Clearing Agent shall charge the Introduced Account the amount prescribed in the Introducing Firm s basic rate schedule as then in effect. The basic schedule may be amended from time to time by written Instructions from the Introducing Firm to the Clearing Agent, provided that the proposed terms are within the usual capabilities of the Clearing Agent s data processing and operations systems.

b. Compensation. As compensation for services provided hereunder by the Clearing Agent, the Introducing Firm shall pay to the Clearing Agent:

I. the amounts set forth in Exhibit A hereto, as the same may be amended from time to time by the Clearing Agent on thirty (30) days prior written notice or from time to time by agreement of the Introducing Firm and the Clearing Agent;ii. the Clearing Agent s reasonable charges, as invoiced, for the services described in Exhibit B hereto as the same may be amended from time to time by the Clearing Agent on thirty (30) days prior written notice or from time to time by agreement of the Introducing firm and the Clearing Agent;

iii. an amount equal to the dafly broker call rate for debit balances in the customers cash accounts. For the purposes of this Agreement, the "daily broker call rate" shall mean the call money rate published daily in The Wall Street Journal. If the daily broker call rate is published as a range of rates, such rate shall be the median of such range.

iv. the interest charges made with respect to debit balances in margin Introduced Accounts in accordance with Exhibit C hereto, as the same may be amended from time to time by the Clearing Agent on 3 0 days prior written notice or from time to time by a agreement of the Clearing Agent and the Introducing Firm, but interest income from such Introduced Accounts shall be proprietary to and fully retained by the Clearing Agent, subject to certain credits provided to the Introducing Finn as set forth on Exhibit D hereto, as the same may be amended fi7om time to time by Clearing Agent on 30 days prior written notice or from time to time by agreement of the Clearing Agent and the Introducing Firm; and

V. additional charges, costs and fees if applicable:

(1) Returned Deliveries. In the event that any Introduced Account or its agent (including but not otherwise limited to its custodian bank) rejects a valid "delivery against payment" (as this phrase is customarily used in the securities industry) made by the Clearing Agent, the Clearing Agent reserves the right to charge the Introduced Account interest, based upon the then current brokers call loan rate, respecting the total payment due the Clearing Agent fi7om the date of such rejection until such time as such valid delivery is accepted and payment received therefore. Any interest charged pursuant to this provision may be deducted by the Clearing Agent from net commission revenues then due and owing the Introducing Firm pursuant to the provisions of this Agreement. The Introducing Firm agrees that all COD clients and/or their agents will use the facilities of a securities depository for the confirmation, acknowledgment and book entry settlement of all depository eligible transactions, subject to the exceptions set forth under Rule 387(a )(5) of the Rules;

(2) Custodial Fee. The Clearing Agent may charge a custodial fee in respect of any inactive Introduced Account that maintains a fully paid for security position. Inactivity is defined as the absence of a bona fide security transaction during any calendar year.

C. Credits. The Clearing Agent shall give the Introducing Firm a credit for free credit balances in Customer cash accounts in excess of $1,000 as set forth in Exhibit D hereto, as the same may be amended from time to time by the Clearing Agent on thirty (30) days prior written notice or from time to time by agreement of the Introducing Firm and the Clearing Agent.

d. Additional Char%zes. The charges set forth herein notwithstanding, additional reasonable charges for specific services rendered may be charged to the Introducing Firm upon proper prior notification by the Clearing Agent to the Introducing Firm which are not otherwise covered by this Agreement.

e. Pnments. Payment of commission revenue due the Introducing Firm shall be made by the Clearing Agent to the Introducing Firm twice a month. The rnid month payment will be based on trade activity to date of payment. The end of month payment, to be paid by the seventh business day of the next following month, shall be an adjusted amount after deduction of all clearing and other charges, costs and expenses due the Clearing Agent in accordance With the terms of the Agreement and all amounts due and owing the Clearing Agent by the Introducing Firm arising from any losses, liabilities or damages in accordance with the terms of the Agreement which are not in dispute. Such end of month payment shall be accompanied by a settlement statement which VAH reflect the deduction of all clearing and other charges, costs or expenses due the Clearing Agent in accordance with the terms of the Agreement and all amounts due and owing the Clearing Agent by the Introducing Firm arising from any losses, liabilities or damages in accordance with the terms of this Agreement which are not in dispute.

9. Conversions.

The following provisions shall apply to the Introducing Firm in the event the Introducing Firm is converting Introduced Accounts maintained with another broker/dealer:

a. Accounts Not Converted. As of the effective date of this Agreement the Clearing Agent will not convert to its records as Introduced Accounts those customer accounts of the Introducing Firm which are partially or totally unsecured have securities >in the name of the Introducing Firm s customers; or have legal transfer securities (securities in the name of estates, trust, joint ownership, foreign ownership and such).

b. Open Orders. The Clearing Agent shall have the power to place open orders as instructed by the Introducing Firm as of the effective date of this Agreement, and appropriate adjustments shall be made by the Clearing Agent to reflect that the Clearing Agent has acted as broker on the open orders with specialists on any securities exchange.

C. Adjustments Dividends. The Clearing Agent shall have the power to effect appropriate adjustments with respect to pending dividends and other distributions from the effective date of this Agreement through the last payable date of such pending dividends. Adjustments Other. The Clearing Agent shall have the power to allocate and make appropriate adjustments for fails, reorganization accounts, other work in process accounts, and overages relating to accounts of the customers of the Introducing Firm that have become Introduced Accounts pursuant to the terms of this Agreement.

e. Assumption of Liabflitv. The Introducing Firm shall assume all liabilities in connection with uncompared principal trades. The Introducing Firm shall also assume all liabilities in connection with the bad debts of all Introduced Accounts. Unsecured debits in the Introduced Accounts shall be paid within 30 days of their origin date, and it shall be the responsibility of the Introducing Finn to coffect such payments from its customers and transmit them to the Clearing Agent within such 30day period. If any unsecured debit balances remain outstanding beyond such 30day period, the Clearing Agent is authorized to apply as payment of such debit balances commission fees owed to the Introducing Firm in connection with transactions pursuant to this Agreement.

f Activitv Before Conversion. No transfers of securities relating to Introduced Accounts shall be effected during the period commencing ten business days prior to the effective date o f the Agreement.

0. Termination of Agreement, Events of Default: Remedies

a. Term. The term of this Agreement shall be for an initial period of three years commencing on April 3, 2000 (the "Commencement Date") and continuing until the close of business on April 2, 2002 (the "Termination Date"). At no time during the initial term of this Agreement shall either Introducing Firm or Clearing Agent cancel t his Agreement except for an Event of Default. During any renewal tern either party hereto may cancel this Agreement without cause upon one hundred twenty (120) days prior written notice to the other party. Notwithstanding the foregoing, Introducing Firm must provide written notice no later than one hundred twenty (I 20) days prior to Termination Date if it intends not to renew this Agreement. Failure to do so will result in this Agreement being renewed for an additional one year period.

b. Events of Default. Each of the following events shall constitute an event of default (an

"Event of Default") under this Agreement: Compliance with Agreement s, etc. Either the Clearing Agent or the Introducing Firm shall fail to perform, undertake, observe or comply with any term, covenant, responsibility or condition to be. performed, undertaken, observed or complied with by it hereunder, or any representation or warranty made by either the Clearing Agent or the Introducing Firm herein shall prove to be false or misleading in any material respect and such failure or misrepresentation, if curable, shall continue unremedied for a period of 30 days after written notice from the nondefaulting party is transmitted to the defaulting party specifying the failure or misrepresentation and demanding that the same be remedied; or

ii. Bankruptcy, etc. A receiver, liquidator or trustee of either the Clearing Agent or the Introducing Finn, or of any property held by either party, is appointed by court order and such order remains in eff6d for more than 30 days; or either the Clearing Agent or the Introducing Firm is adjudicated bankrupt or insolvent, or any of its property is sequestered by court order and such order remains in effect for more than 30 days or a petition is filed against either the Clearing Agent or the Introducing Firm under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after such filing; or

iii. Creditor Relief etc. Either the Clearing Agent or the, Introducing Firm files a petition in voluntary bankruptcy or seeking relief under any provisions of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

iv. Insolvency. Either the Clearing Agent or the Introducing Firm makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of either the Clearing Agent or the Introducing Firm, or of any property held by either party, or

V. False ReDresentation. The Introducing Finn in any way attempts to hold itself out as, advertise or in any way represents that it is the agent of the Clearing Agent. Upon the occurrence of any such Event of Default, the nondefaulting party may, at its option, by notice to the defaulting party, declare that the Agreement shall be hereby terminated and such termination shall be effective as of the date such notice has been sent or communicated to the defaulting party.

C. Additional Payment for Certain Terminations by Introducing Firm. In the event that Introducing Firm gives notice to terminate this Agreement prior to the close of business on Termination Date, other than for an Event of Default, as defined above, it will pay the Clearing Agent an amount calculated as follows:

i. If the effective date of the termination is after the Commencement Date but prior to the first anniversary date the sum of $100,000.00. If the effective date of the termination is on or after the first anniversary date but prior to the second anniversary date the sum of $35,000.00.

iii. If the effective date of the termination is on or after the second anniversary date but prior to the third anniversary date the sum of $10,000.00. 00.

Payment of such early termination fees is in addition to and not in lieu of deconversion costs or expenses assessed by the Clearing Agent.

otwithstanding the above, no payment shall be due from Introducing Firm under this Paragraph if: the effective date of the termination is on or after the close of business on the fourth anniversary date; this Agreement is terminated by Introducing Firm in the Event of Default; or this Agreement is terminated by Clearing Agent.

d. Continuation of Certain Responsibilities. Termination of this Agreement however caused shall not release the Introducing Finn or the Clearing Agent fi7om any liability or responsibility to the other with respect to transactions effected prior to the effective date of such termination, whether or not claims relating to such transactions shall have been made before or after such termination. If no arrangements have been made regarding the conversion of Introduced Accounts within 30 days after termination of this Agreement, the Clearing Agent may maintain such accounts in its own name.

e, Release of Information. In the event of termination of the Agreement, the Clearing Agent shall release to the Introducing Firm, at the Introducing Firm s request and upon payment by the Introducing Firm to the Clearing Agent of a reasonable charge for conversion expenses incurred by the Clearing Agent at the request of the Introducing Firm, all information the Introducing Firm may reasonably require to continue servicing such Introduced Accounts.

 Right of Offer. In the event that the Introducing Firm s acts or omissions result in an Event of Default, the Clearing Agent shall offset any and all liabilities, costs or expenses due it from the Introducing Firm which remained unpaid as of the date of such Event of Default against the commission revenue then in the possession of the Clearing Agent, and if insufficient then against the Introducing Firm s $35, 000 deposit with the Clearing Agent. Any remaining liability shall not be extinguished thereby.

Action Against Customers

a. Withholding Payment or Defiveu. The Clearing Agent shall be obligated to follow the Introducing Firm s written instructions to withhold payment for securities sold or to withhold delivery of securities purchased for Introduced Accounts after the Introducing Firm makes such a request based upon failure of an Introduced Account to pay for a purchase of securities or upon failure of an Introduced Account to deliver securities sold.

Remedial Action. The Clearing Agent reserves the right (i) to give prior oral or written notice to the Introducing Firm and to any Introduced Account for failure to make timely settlement and of the Clearing Agent s intention to take remedial action and (ii) to take such remedial action which the Clearing Agent in its sole judgment deems necessary or appropriate.

C. Account Resp2naihUity. In the case of all transactions placed by the Introducing Firm on behalf of Introduced Accounts, the Introducing Firm assumes the risk of loss associated with Introduced Accounts obligations to pay for securities purchased and to deliver securities sold and for other defaults of customers. Nothing in this Agreement shall relieve Introduced Accounts of responsibility for their obligations. In the event any obligation of an Introduced Account shall not be satisfied by the Introducing Finn, the Clearing Agent shall have the right at all times, in its sole discretion (but shall not be obliged) to institute and prosecute in its name, any action or proceeding against any of the Introduced Accounts as to any controversy or claim arising out of the Clearing Agent s transactions with the Introducing Firm or with the Introduced Accounts, and nothing contained in the Agreement shall be deemed or construed to impair or prejudice such fight in any way whatsoever, nor shall the institution or prosecution of any such action or proceeding relieve the Introducing Firm of any liability or responsibility w which the Introducing Firm would otherwise h ave or have had under this Agreement. If the Introducing Firm shau pay or satisfy an obligation of an Introduced Account, the Introducing Firm shall be subrogated to the rights of the Clearing Agent against such Introduced Account.

12. Indemnification

a. Introducing corp&Fiserv. The Introducing Finn shall indemnify and hold the Clearing Agent harmless from and against any losses , claims, damages, liabilities or expenses including without limitation those asserted by Introduced Accounts (which shall include, but not be limited to, all costs of defense and investigation and all reasonable attorney s fees) to which the Clearing Agent may become subject, insofar as such losses, claims, damages,. liabilities or expenses arise out for are based upon any of the following:

i. any breach of any representation or warranty made by the Introducing Firm under this Agreement or any failure of the Introducing Finn to perform, undertake, honor or comply with any of its responsibilities or covenants under this Agreement

ii. the negligence or willful misconduct of the Introducing Firm or its employees in providing the services contemplated hereunder, including the unreasonable failure to obtain relevant information from customers as requested by the Clearing Agent or required by this Agreement;

iii. the loss of securities or cash prior to the actual receipt by the Clearing Agent or an appropriate national clearing organization of such securities from the Introducing Firm or after actual receipt of such securities by the Introducing Firm from the Clearing Agent or an appropriate national clearing organization

iv. failure of the Introducing Firm to collect margin from its customers after instruction by the Clearing Agent to collect such margin,

V. failure of the Introducing Firm to provide the Clearing Agent with a customers correct tax identification number or address;

v. with respect to any Introduced Account , errors, misunderstandings, controversies or failure of any customer to satisfy his or her obligations, unless such losses, claims, damages, abilities or expenses are the result of the Clearing Agent s error, negligence or willful misconduct;

vii. the exercise by the Introducing Firm, its partners, officers or employees of discretionary authority over Introduced Accounts;

viii. any attempt of the Introducing Firm to hold itself out as, advertise or in any way represent that it is the agent of the Clearing Agent, or has apparent authority to act as an agent of the Clearing Agent or agency by estoppel; or

ix. the Introducing Finn executes its own over the counter order or designates the counter party and the over the counter dealer with whom the Introducing Firm dealt or whom it designated fails to honor its part of the transaction.

b. Clearing Agent. The Clearing Agent shall indemnify and hold the Introducing Firm harmless from and against any losses, claims, damages, liabilities or expenses including without limitation those asserted by its Introduced Accounts (which shall include, but not be limited to, all costs of defense and investigation and all reasonable attorney s fees) to which the Introducing Firm may become subject, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any of the following:

I. any breach of any representation or warranty made by the Clearing Agent under this Agreement or any failure of the Clearing Agent to perform, undertake, honor or comply with any of its responsibilities or covenants under this Agreement; the negligence or willful misconduct of the Clearing Agent or its employees in providing the services contemplated hereunder

iii. the loss of securities or cash after actual receipt by the Clearing Agent from the Introducing Firm or an appropriate national clearing organization or prior to the actual receipt of such securities or cash by the Introducing Firm or an appropriate national clearing organization from the Clearing Agent; or

iv. the operation of margin accounts in a manner not in conformity with applicable law provided that such lack of conformity is not the result of the failure by the Introducing Firm to follow instructions of the Clearing Agent as provided hereunder.

. Claims Legal Authority. To the extent any legal challenge by a regulatory body or any other entity or individual is brought which seeks to declare or is based in whole or in part on a claim that the Introducing Firm or the Clearing Agent is without authority to offer or provide the services contemplated by this Agreement to its customers or the Introduced Accounts, or has violated or will violate any statute, regulation or other rule of law in connection with the offering of or providing of such services, each party hereto shall bear its own cost and expenses related hereto.

d. Notification. Promptly after receipt by an indemnified party under this Paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent. ,that it may wish, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph for any legal or other expenses subsequently incurred by such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party.

e. Survival of Indemnification after Termination. The indemnification provision in this Paragraph I I shall remain operative and in full force and effect, regardless of the termination of this Agreement, and shall survive any such termination.

f Limitation of Liabift. In no event shall Clearing Agent s liability under this Paragraph 12 exceed the greater of the a mounts paid by Introducing Finn to Clearing Agent during the prior two month period or Twenty Five Thousand Dollars ($25,000.00).

13. Miscellaneous.

a. Limitation of Authority. The Clearing Agent shall limit its services pursuant to the terms of this Agreement to that of clearing functions and the related services expressly set forth herein and the Introducing Firm shall not hold itself out as an agent of the Clearing Agent or any of the subsidiaries o r companies controlled directly or indirectly by or affiliated with the Clearing Agent.

b. Modification of Agreement. Except as otherwise provided herein, this Agreement may be modified only by a writing signed by both parties to this Agreement. Such modification shall not be deemed a cancellation of this Agreement.

C. Regulatory Review. This Agreement may be submitted to and/or approved by any securities exchange or other regulatory and self regulatory bodies vested with the authority to review and/or approve this Agreement or any amendment or modifications hereto. In the event any such regulatory body disapproves of any provision of this Agreement, the parties hereto agree to bargain in good faith to achieve the requisite approval.

d. Disputes. Any dispute, controversy or claim arising out of this Agreement or the performance or breach hereof respecting an Introduced Account which the parties have not been able to settle amicably shall be settled exclusively by arbitration in accordance with the NASD Code of Arbitration Procedure by arbitrators appointed in accordance with such. Code. Any other dispute, controversy or claim arising out of this Agreement or the performance or breach thereof, including matters which the parties have not been able to settle amicably, shall be settled exclusively by litigation in the federal courts unless the parties mutually agree t o arbitration in accordance with the NASD Code of Arbitration Procedure by arbitrators appointed in accordance with such Code.

e. Investigation of Facts. The Clearing Agent will not be bound to make any investigation into the facts surrounding any transaction that it may have with the Introducing Firm on a principal or agency basis or that the Introducing Firm may have with its Introduced Accounts or other persons. The Clearing Agent will not be under any responsibility for compliance by the Introducing Firm with any laws or regulations which may be applicable to the Introducing Firm.

 Assiizment. This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto, irrespective of any change with regard to the name of or the personnel of the Introducing Firm or the Clearing Agent. Any assignment of the Agreement shall be subject to the requisite review and/or approval of any regulatory or self regulatory agency or body whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. No assignment of this Agreement shall be valid unless the nonassigning party consents to such an assignment in writing, such consent shall not however be unreasonably withheld by either party. Any assignment by either the Clearing Agent or the Introducing Firm to any subsidiary that they may create or to a company affiliated with or controlled directly or indirectly by either of them will be deemed valid and enforceable in the absence of any consent from either party. Neither this Agreement nor any operation hereunder is intended to be, shall not be deemed to be, and shall not be treated as a general or limited partnership, association or joint venture or agency relationship between the Introducing Firm and the Clearing Agent.

9. Choice of Law. The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out, of this Agreement, shall be subject to the statutory and common law of the Commonwealth of Pennsylvania.

h. Headinizs. The headings preceding the sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

I. Validity. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self regulatory agency or body, such invalidity or un enforceability shall attach only to such provision or condition. T he validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

j . No Ties.. This Agreement shall cover only the types of services set forth herein and is in no way intended nor shall it be construed to bestow upon the Introducing Firm any special treatment regarding any other arrangements, agreements or understandings which presently exist between the Introducing Firm and the Clearing Agent or which may hereinafter exist. The Introducing Firm shall be under no obligation whatsoever to deal with the Clearing Agent or any of its subsidiaries or any companies controlled directly or indirectly by or affiliated with the Clearing Agent, in any capacity other than as set forth in this Agreement. Likewise, the Clearing Agent shall be under no obligation whatsoever to deal with the Introducing Firm or any of its affiliates in any capacity other than as set forth in this Agreement.

k. Remedies Cumulative. The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party to this Agreement to exercise any right, ower, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy or privilege or to limit the exercise of such fight, power, remedy or privilege. No single, partial or other exercise of any such fight, power, remedy or privilege shall preclude the further exercise thereof or the exercise of any other right, power remedy or privilege.

.1. Time is of the Essence. The parties agree that, with respect to the time deadlines stated in this Agreement, Exhibits or documents incorporated by reference herein, time is of the essence.

M. Exhibits. The terms and conditions of the Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

n. Severability . In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal, or unenforceable provision. If this Agreement or any provision hereof are held to be invalid, illegal or unenforceable under the laws of a particular state or jurisdiction, it is the intention of the parties that all of the provisions of this Agreement shall remain in full force and effect in all other states and jurisdictions.

0. Force Majeure. No party shall be liable for delay or failure in performance hereunder due to causes beyond its control, including acts of God, fires, strikes, acts of war or intervention by any governmental authority, and each party shall take steps to minimize any such delay.P. Entire Agreement. The terms and conditions stated herein constitute the entire agreement between Clearing Agent and Introducing Firm, and no other statements, unless specifically agreed to in writing, shall be binding upon the parties.

q Notices Any notice or request required or permitted to be given under this Agreement shall be sufficient if in writing and sent by hand or by certified mail, in either case, return receipt requested, to the parties at the following addresses:

As to the Introducing Firm:

Mr. Joseph Tabback
Corp.Fin.com
3353 Peachtree Road Atlanta Finance
Center Atlanta, GA 30326
As to the Clearing Agent:
Mr. Lawrence E. Donato, President
Fiserv Securities, Inc.
One Commerce Square
2005 Market Street
Philadelphia, PA 191033212

With a copy to:
Mr. Robert B. Kaplan, SVP, Counsel & Secretary
Fiserv Securities, Inc.
One Commerce Square
2005 Market Street
Philadelphia, PA 19103 3212

IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement at Philadelphia, Pennsylvania, as of the date first herein above set forth.

CorpFin.com                                       Fiserv Securities, Inc.

By                                                     By

Exhibit A

A. Equities                                                                                 page 3
B Open IP0                                                                                 page 4
C. Debt Securities                                                                     page 5
    1. Corporate Bonds
    2. Treasury Auction
    3. Government Bills
    4. Government Securities Notes, Bonds, and Auctions
            a. Zeros
            b. CMOs/REMICs
    5. Unit Trust
    6. Money Market Instruments
            a. Commercial Paper
            b. Certificate of Deposit
    7. Municipal Bonds/GNMAs Riskiest Principal Execution
D. Mutual Funds
    1. Transaction Processing                                                     page 6
    2. Proprietary Mutual Funds                                                 page 6
    3. No Load Mutual Funds                                                    page 7
    4. No Load/NTF Program                                                     page 7
    5. Mutual Fund Wrap Pricing                                                page 8
    6. IQ Account Fee Schedule                                                 page 9
    E. Annuities and Life Insurance                                                                     page 10
    F. Sweeps to Money Market Funds                                                             page I I
    G. Retirement Plans                                                                                         page 12
    H. LifeNet 401(k)                                                                                              page 3
    1. Precious, Metals                                                                                         page 14
    J. Investment Management Account                                                         page 15
    K. FSI Star                                                                                                        page 16
    L. FSI Family of Productivity Tools Online
    for Sales Professionals                                                                                 page 17
    M. FSI Family of Productivity Tools
    Online for Customers                                                                                     page 18
    N. FSI Family of Productivity Tools
        Online for Clients                                                                                     page 19
    0. Voice Broker                                                                                                page     20
    11 Exhibit B
    Clearing Agent Services and Charges page 21
    III Exhibit C
    Margin Rates "Truth in Lending page23
    IV Exhibit D
    Interest Participation page 24

PAIB COMPUTATION AGREEMENT

This agreement is made as of this 3 1 st day of August, 2000 between Fiserv Securities, Inc. ("Clearing Agent") and Corpfin.com, Inc. ("Introducing Firm") in conformity with the SEC No Action letter, dated November 3, 1998 ("NoAction Letter") relating to the capital treatment of assets in the proprietary account of Introducing Firm ("PAIB") and to permit Introducing Finn to use PAIB assets in its net capital computations.

I . Clearing Agent agrees to perform a computation for the PAIB assets ("PAIB Reserve Computation") of Introducing Firm in accordance with the customer reserve computation set forth in Rule 15c33 ("customer reserve formula") with the following modifications:

a. Any credit (including a credit applied to educe a debit) that is included in the customer reserve formula may not be included as a credit in the PAIB reserve computation;

b. Note E(3) to Rule 15c33a, which reduces debit balances by I % under the basic method, and subparagraph (a)(1)(ii)(A) of the net capital rule, which reduces debit balances by 3% under the alternative method, shall not apply; and

c. Neither Note E(l) to Rule ]5c33a not NYSE Interpretation /04 to Item I 0 Rule 15c33a regarding securities concentration charges is applicable to the PAIB reserve computation.

2. The PAIB reserve computation shall include all proprietary accounts of Introducing Firm. The Clearing Agent will prepare the PAIB reserve computation weekly in accordance with the no action letter from the Securities and Exchange Commission to the New York Stock Exchange, Inc. and National Association of Securities Dealers, Inc. dated November 3, 1998.

3. All PAIB assets must be kept separate and distinct from customer assets under the customer reserve formula in Rule 15c33.

4. The PAIB reserve computation shal I be prepared within the same time frames as those prescribed by Rule I lic3'l for the customer reserve formula.

5. The Clearing Agent shall establish and maintain a separate "Special Reserve Account for the Exclusive Benefit of Customers" with a bank in conformity with the standards of paragraph (f) of Rule 15c33 ("PAIB Reserve Account"). Cash and/or qualified securities as defined in the customer reserve formula shall be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement.

6. If PAIB reserve computation results in a deposit requirement, the requirement may be satisfied to the extent of any excess debit I n the customer reserve formula of the same date. However, a deposit requirement resulting from the customer reserve formula shall not be satisfied with excess debits from the PAIB reserve computation.

7. Within two business days of entering into any PAIB Agreement, the Introducing Firm shall notify its designated examining authority in writing (with a copy sent to the Clearing Agent ) that it has entered into this PAIB Agreement.

8. Commissions receivable and other receivables of Introducing Firm from Clearing Agent (excluding clearing deposits) that are otherwise allowable assets under the net capital rule may not be included in the PAIB reserve computation, provided that the amounts have been clearly identified as receivables on the books and records of Introducing Firm and as payables on the books of the Clearing Agent.

9. If the Introducing Finn is a guaranteed subsidiary of Clearing Agent or if Introducing Firm guarantees Clearing Agent (i.e. guarantees all liabilities and obligations) then the proprietary account(s) of Introducing Firm shall be excluded from the PAIB Reserve Computation.

10. Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, Clearing Agent shall by facsimile or telegram immediately notify its designated examining authority and the Securities and Exchange Commission ("Commission"). Unless a corrective plan is found acceptable by the Commission and the designated examining authority, Clearing Agent shall provide written notification within 5 business days of the date of discovery to Introducing Finn that PAIB assets held by Clearing Agent shall not be deemed allowable assets for net capital purposes. This notification shall also state that if Introducing Agent wishes to continue to count its PAIB assets as allowable; it has until the last business day of the month following the month in which the notification was made to transfer all PAIB assets to another clearing firm. However, if the deposit deficiency is remedied before the time at which Introducing Finn must transfer its PAIB assets to another clearing firm, Introducing Firm may choose to keep Its assets at Clearing Agent.

II. The parties shall adhere to the terms of the NoAction Letter, including the Interpretations set forth therein, in all respects.

IN WITNESS WHEREOF, the parties have executed this PAIB Computation Agreement by and through their duly authorized officers.

Fiserv Corpfin.com, Inc.

By: By:

Scott M Donwim J. N. Carter

EXHIBIT 10.2

CORPFIN.COM, INC.
2001 STOCK OPTION PLAN

Adopted by the Stockholders and Board of Directors on October 10, 2001

Purpose.

The purpose of this 2001 Stock Option Plan (this 'Plan') of Corpfin.com, Inc., a Delaware corporation (the 'Company'), is to provide a means whereby selected directors, officers and employees of the Company may be granted options to purchase shares of Common Stock, par value $0.001 per share, of the Company ('Common Stock'), in order to attract or retain the services of such directors, officers and employees by creating incentive compensation that directly relates to the Company's future performance and appreciation in value and to insure that such directors, officers and employees are aligned with the maximization of the Company's value. Except where the context otherwise requires, the term 'Company' shall include the parent, if any, and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the 'Code').

Type of Options and Administration.

Types of Options. Options granted pursuant to this Plan shall be authorized by action of the Board of Directors of the Company (the 'Board') (or a committee designated by the Board as hereinafter provided) and may be either incentive stock options meeting the requirements of Section 422 of the Code ('Incentive Stock Options') or non-statutory options which are not intended to meet the requirements of Section 422 of the Code. Those provisions of this Plan which make express reference to Section 422 of the Code shall apply only to Incentive Stock Options.

Administration. This Plan will be administered by the Board, whose construction and interpretation of the terms and provisions of this Plan shall be final and conclusive. Subject to the terms and conditions expressly set forth in this Plan, the Board will have the authority, in its sole discretion, to determine all matters relating to the options to be granted under this Plan, including, but not limited to, the selection of the individuals to be granted options, the number of shares of Common Stock to be subject to each option, the exercise price, the conditions with respect to the vesting or exercisability of such options and all other terms and conditions of the options, to adopt and approve the stock option agreements evidencing such options consistent with the terms of the grant of such options and this Plan, which stock option agreements need not be identical, even when made simultaneously, and to issue shares of Common Stock upon exercise of such options as provided in this Plan and the stock option agreements. In addition, the Board shall have authority, subject to the express provisions of this Plan, to construe the respective stock option agreements and this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations in the judgment of the Board necessary or desirable for the administration of this Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any stock option agreement in the manner and to the extent it shall deem expedient to carry this Plan into effect and it shall be the sole and final judge of such expediency. The Board may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under this Plan to a committee (the 'Committee') appointed by the Board, and if the Committee is so appointed all references to the Board in this Plan shall mean and relate to such Committee.

From and after the registration of the Common Stock to which this Plan applies under Section 12 of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), this Plan will be administered either (i) by the Board, all members of which shall be 'non-employee directors' (as hereinafter defined), or (ii) by a Committee consisting of two or more directors having full authority to act in the matter, each of whom shall be a 'non-employee director.' For the purposes of this Plan, a director shall be deemed to be a 'non-employee director' only if such person qualifies as a 'non-employee director' within the meaning of Rule 16b-3 promulgated under the Exchange Act, or any successor rule ('Rule 16b-3'), as such term is interpreted from time to time.

Applicability of Rule 16b-3. Those provisions of this Plan which make express reference to Rule 16b-3 shall apply only to persons that are required to make reports under Section 16(a) of the Exchange Act (a 'Reporting Person'). Furthermore, until and after such time as the Common Stock is registered under Section 12 of the Exchange Act, references herein to Rule 16b-3 shall be of no force or effect.

Eligibility.

Options may be granted to persons specified by the Board, in its sole discretion, who are, at the time of grant, directors, officers or employees of the Company; provided, however, that Incentive Stock Options may be granted only to employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board shall so determine.

Stock Subject to Plan.

The stock subject to this Plan shall be the Common Stock presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Common Stock which may be issued and sold under this Plan is 7,500,000 shares. If an option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under this Plan.

Forms of Stock Option Agreements.

Options granted under this Plan shall be evidenced by written stock option agreements in such form or forms not inconsistent with this Plan as may be approved by the Board from time to time, which stock option agreements shall contain such terms, conditions, limitations, restrictions and other provisions as the Board shall deem advisable and which are not inconsistent with this Plan. Such stock option agreements may differ among recipients, even when made simultaneously. The provisions of Sections 13 through 20 of this Plan shall be included in such stock option agreements or incorporated therein by reference. The grant of an option pursuant to this Plan shall be conditional on the execution of the applicable stock option agreement by the recipient of such grant.

Purchase Price.

General. The purchase price per share of Common Stock deliverable upon the exercise of an option shall be determined by the Board and set forth in the applicable stock option agreement; provided, however, that the purchase price per share of Common Stock shall not be less than (i) in the case of an Incentive Stock Option (other than Incentive Stock Options described in Section 11(b) hereof), 100% of the fair market value of a share of Common Stock, as determined by the Board, at the time of grant of such option (without regard to any restriction other than a restriction which, by its terms, will never lapse), and (ii) in the case of Incentive Stock Options described in Section 11 (b) hereof, 110% of such fair market value, as so determined.

Payment of Purchase Price. Options granted under this Plan may provide for the payment of the exercise price by delivery of cash or a certified check to the order of the Company in an amount equal to the aggregate exercise price of such options, or, to the extent provided in the applicable stock option agreement, (i) by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal in amount to the aggregate exercise price of the options being exercised, (ii) by any other means (including, but not limited to, (A) by delivery of a promissory note of the optionee payable on such terms as are specified by the Board or (B) by cancellation of outstanding options of the optionee or withholding shares of Common Stock issuable to the optionee upon the exercise of such option upon terms set by the Board, which the Board determines are consistent with the purpose of this Plan and with applicable laws and regulations (including, but not limited to, the provisions of Rule 16b-3) or (iii) by any combination of such methods of payment. The fair market value of any shares of any class of Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board.

Option Period.

Each option and all rights with respect thereto shall expire on such date as shall be set forth in the applicable stock option agreement, except that (a) in the case of an Incentive Stock Option (other than an Incentive Stock Option described in Section 11(b) hereof), such date shall not be later than ten years after the date on which such option is granted, (b) in the case of an Incentive Stock Option described in Section 11(b) hereof, such date shall not be later than five years after the date on which such option is granted, and (c) in all cases, options may be subject to earlier termination as provided in this Plan or in the applicable stock option agreement.

Exercise of Options.

Each option granted under this Plan shall become exercisable either in full or in installments at such time or times and during such period as shall be set forth in the stock option agreement evidencing such option, subject to the provisions of this Plan.

Nontransferability of Options.

Options granted under this Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise), other than (a) by will, or (b) by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any such option or of any right or privilege conferred thereby, contrary to this Plan, or the sale or levy or similar process upon the rights and privileges conferred thereby, shall be void.

Effect of Termination of Employment or Other Relationship.

Except as provided in Section 11 hereof with respect to Incentive Stock Options, and subject to the provisions of this Plan, the Board shall determine the period of time, if any, during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the stock option agreement evidencing such option.

Incentive Stock Options.

Options granted under this Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

Express Designation. All Incentive Stock Options granted under this Plan shall, at the time of grant, be specifically designated as such in the stock option agreement covering such Incentive Stock Options.

10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under this Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes or class of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of a share of Common Stock at the time of grant; and

the option exercise period shall not exceed five years from the date of grant.

Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under this Plan (and any other incentive stock option plans of the Company) which are otherwise designated as Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any calendar year for shares of Common Stock or of any other class of stock of the Company with an aggregate fair market value (determined as of the respective date or dates of grant) in excess of $100,000.

Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, in the employment of the Company, except that:

an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable stock option agreement); provided, however, that the stock option agreement with respect to such option may designate a longer exercise period and if such option is exercised after such three-month period, the exercise of such option shall be treated as the exercise of a non-statutory option under this Plan;

if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable stock option agreement); and

if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable stock option agreement).

For purposes of this Plan and any option granted hereunder, 'employment' shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

Additional Provisions.

Additional Option Provisions. The Board may, in its sole discretion, include additional provisions in stock option agreements covering options granted under this Plan and shares of Common Stock issued upon exercise of such options, including, but not limited to, (i) restrictions on transfer and disposition, (ii) the grant of registration rights, (iii) repurchase rights, (iv) commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, (v) restrictions on voting, and (vi) any additional conditions to the issuance of shares of Common Stock upon the exercise of options, including, without limitation, the execution of one or more shareholders' agreements or amendments thereto; provided, however, that such additional provisions shall not be inconsistent with any other term or condition of this Plan and such additional provisions shall not cause any Incentive Stock Option granted under this Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

Acceleration, Extension and Other Matters. The Board may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all or any particular option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with (A) Section 422 of the Code and (B) Rule 16b-3.

General Restrictions.

Investment Representations. The Board may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in form and substance satisfactory to the Board in its sole discretion to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Board deems necessary or appropriate in its sole discretion in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that (i) the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any federal, state or foreign law, (ii) the consent or approval of any governmental or regulatory body, or (iii) the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such condition, shall have been effected or obtained on conditions acceptable to the Board in its sole discretion. Nothing contained herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, or approval, to make such disclosure or to satisfy such condition.

Rights as a Shareholder.

The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, but not limited to, any rights to receive dividends or distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued.

Adjustment Provisions for Recapitalizations and Related Transactions.

General. If, as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction or the consummation of the Company's first underwritten public offering pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, (i) the outstanding shares of Common Stock are increased, decreased, exchanged for or converted into a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under this Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under this Plan, and (z) the price for each share subject to any then outstanding options under this Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause this Plan to fail to comply with (A) Section 422 of the Code and (B) Rule 16b-3.

Board Authority to Make Adjustments. Any adjustments under this Section 15 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

Certain Mergers, Consolidations and Other Reorganizations.

General. In the event of a consolidation or merger in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or entity or in the event of the sale of all or substantially all of the assets of the Company or in the event of a liquidation of the Company or in the event of any sale or series of sales of shares of the Company's capital stock by the holders thereof which results in any person or entity or group of affiliated persons or entities (other than the owners of the Company's capital stock prior to such sale or sales) owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its sole discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation or entity (or an affiliate thereof); provided, however, that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that (A) all exercisable but unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice and prior to the consummation of such event or transaction and (B) all unexercisable options will terminate upon consummation of such event or transaction, (iii) in the event of a merger or consolidation under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a payment for each share surrendered in the merger or consolidation (the 'Merger Price'), make or provide for a payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options, in exchange for the termination of such options, (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event or transaction and shall cease to be exercisable at any time after such event or transaction, or (v) take any other action with respect to outstanding options that is not prohibited by (A) any other term or condition of this Plan, (B) such terms and provisions of the Exchange Act (and the rules promulgated thereunder) that bear upon this Plan or the options authorized or granted under it and (C) in the case of Incentive Stock Options, such terms and provisions of the Code (and the rules promulgated thereunder) that apply to such Incentive Stock Options.

Substitute Options. The Company may grant options under this Plan in substitution for options held by employees of another corporation who become employees of the Company or a subsidiary of the Company as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board considers appropriate in its sole discretion in the circumstances consistent with the provisions of this Plan.

No Special Employment or Relationship Rights.

Nothing contained in this Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by or relationship with the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company at any time to terminate such employment or relationship or to increase or decrease the compensation of the optionee.

Other Employee Benefits.

Except as to plans which by their express terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, but not limited to, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board.

Amendment of this Plan.

The Board may at any time, and from time to time, modify or amend this Plan in any respect, except that, if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or Rule 16b-3, such modification or amendment shall not become effective until such approval is obtained.

Except as provided in the last sentence of this Section 19(b), the termination or any modification or amendment of this Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee, however, the Board may amend outstanding stock option agreements between the Company and such optionee in a manner not inconsistent with this Plan. In addition, the Board shall in any event have the right to amend or modify (i) the terms and provisions of this Plan and of any outstanding Incentive Stock Options granted under this Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded Incentive Stock Options under Section 422 of the Code and (ii) the terms and provisions of this Plan and of any outstanding option to the extent necessary to ensure the qualification of this Plan under Rule 16b-3.

Withholding.

The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under this Plan. Subject to the prior approval of the Board, which may be withheld by the Board in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Board as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election described above under his or her stock option agreement with the Company, consistent with the terms of this Section 20(a), may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

Cancellation and New Grant Options.

In addition to, and not in limitation of, the provisions contained in Sections 15 and 16 hereof, the Board shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees and consistent with the Plan, (a) the cancellation of any or all outstanding options under this Plan and the grant in substitution therefor of new options under this Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options or (b) the amendment of the terms of any and all outstanding options under this Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

Effective Date and Termination of this Plan.

Effective Date. This Plan shall become effective upon adoption by the Board. Options may be granted under this Plan at any time after the effective date and before the date fixed for termination of this Plan.

Termination. Unless sooner terminated in accordance with Section 16 hereof, this Plan shall terminate upon the tenth anniversary of the date of its adoption by the Board. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the stock option agreement applicable to such options.

EXHIBIT 10.3

Lease

LANDLORD: OVERSEAS PARTNERS (AFC), INC.
TENANT: CORPFIN.COM
BUILDING: NORTH TOWER

SUITES: 942 AND 945
SQ. FT.: 2,903 RENTABLE SQUARE FEET

TERM: FORTY-TWO (42) MONTHS

Item Page

1. PREMISES AND TERM 1

2. RE NT 2

3. REIMBURSEMENT FOR INCREASES IN OPERATING COSTS AND TAXES 3

4. TAXES 6

5. DELIVERY OF THE PRE, MISES 7

6. ACCEPTANCE OF THE PRE MISES 7

7. USE 8

8. CARE, OF THE PRE, MISES 8

9. SERVICES 10

10. DESTRUCTION OR DAMAGE TO PRE MISES 10

1 1. DEFAULT BY TENANT; LANDLORD'S REMEDIES 11

12. ASSIGNMENT AND SUBLETTING 15

13. CONDEMNATION 16

14. INSPECTIONS 17

15. SUBORDINATION 17

16. INDEMNIFICATION AND HOLD HARMLESS 18

17. TENANT'S INSURANCE 19

18. REMEDIES CUMULATIVE 20

19. ENTIRE AGREEMENT - NO WAIVER 21

20. HOLDING OVER 21

21. NOTICES 21

22. HEIRS, SUCCESSORS, AND ASSIGNS PARTIES 21

23. ATTORNEY'S FEES 22

24. TIME OF THE ESSENCE 22

25. NO ESTATE IN LAND 22

26. SECURITY DEPOSIT 22

27. COMPLETION OF THE PRE, MISE 23

28. PRICING AND ACCESS ARE AS 23

29. RULES AND REGULATIONS 24

30. RIGHT TO RE LOCATE 24

31. LATE PAYMENTS - ACCORD AND SATISFACTION 24

32. ESTOPPEL CERTIFICATE 25

33. SEVERABILITY AND INTERPRETATION 25

34. MULTIPLE TENANTS 25

35. FORCE MAJEURE 25

36. QUIET ENJOYMENT 25

37. BROKERAGE COMMISSION; INDEMNITY 26

38. EXCULPATION OF LANDLORD 26

39. ORIGINAL INSTRUMENT 26

40. APPLICABLE LAW 26

41. NO RECORDATION OF LEASE 26

42. HAZARDOUS WASTES 26

43. SIGNS 27

44. CONTROL OF COMMON ARE AS AND PARKING FACILITIES 27

45. NO SMOKING 28

46. GUARANTEE 28

47. LEASE BINDING UPON DELIVERY 28

48. SPECIAL STIPULATIONS 28

49. HEADINGS 28

50. SURRENDER OF LEASE NOT MERGER 29

51. MORTGAGEE PROTECTION 29

52. INTERFERENCE 29

53. NO PARTNERSHIP 29

54. ADA 29

55. USE OF PRONOUN, 29

56. SURRENDER 29

57. WAIVER OF JURY TRIAL 29

58. NO THIRD PARTY BENEFICIARY 30

59. FINANCIAL STATEMENT 30

,Exhibit "A" - Space Plan of Premises

Exhibit "B" - Legal Description of Land

Exhibit "C" - Rules and Regulations

Exhibit "D" - Work Agreement

Exhibit "E" - Prohibited Use of Premises

Exhibit "F" - Special Stipulations

Exhibit "G" - Complex Standard Services

Exhibit "H" - Guaranty

DEFINITIONS

Term Paragraph

Action 43(b)

AD 56

Additional Ren t 3(1)

Bankruptcy Code 43(a)

Base Rent 2(a)

Building I (b)

Building's Allocated Share 3(c)

Building Operating Hours Exhibit "G"

'Building Standard Services Exhibit "G"

Commencement Date 1 (c)

Common Areas 45

Complex I (b)

Cost Differential Exhibit "D"

Cost of Tenant's Work Exhibit "D"

Designated Representative Exhibit "D"

Designated Smoking Areas 46

Expiration Date 1 (c)

Final Annual Statement of Operating Costs 3(e)

Final Annual Statement of Taxes 4(b)

Hazardous Substances or Materials 42

Holidays Exhibit "G"

Initial Calendar Year 3(a)

Initial Operating Costs

Initial Taxes (a)

Insolvency Law 43(a)

Landlord Caption

Landlord's Modification Election 12(a)

Lease Caption

Lease Year 1 (d)

Legal Requirements Exhibit "D"

MCI Exhibit "E"

Monthly Rental 2(b)

Mortgagee 15(a)

Operating Costs 3(b)

omi 37

Parking Deck I (e)

Preliminary Plan Exhibit "D"

Premises 1 (a)

Projected Taxe 4(a)

Property I (e)

Punchlist Items Exhibit "D"

Rent 2(b)

Rentable Square Foot (Feet) I (a)

Rules 7 and Exhibit "C"

Scheduled Commencement Date I (c)

Taxes 4(a)

Tenant Caption

Tenant's Allowance Exhibit "D"

Tenant Delays Exhibit "D"

Tenant's Plans Exhibit "D"

Tenant's Share 3(c)

Tenant's Work Exhibit "D"

Term 1 (C)

Total Building Rentable Area 3(c)

Unavoidable Delays Exhibit "D"

Work Agreement 5(a) and Exhibit "D"

LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease"), made this 27th -day of March ,2000 by and between OVERSEAS PARTNERS (AFC), INC. ("Landlord") which has as its address for all purposes hereunder as follows:

Overseas Partners (AFC), Inc.
c/o Overseas Management, Inc.
100 Atlanta Financial Center North
3353 Peachtree Road, N.E. Atlanta, GA 30326
Attn: General Manager

and corpfin.com ("Tenant"), a corporation of the State of which has as its address:

3353 Peachtree Road, N.E.
Suite 942
Atlanta, Georgia 30326

WITNESSETH:

1. PREMISES AND TERM

a. Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, the following described space (the "Premises"):

Floor: Ninth
Suites: 942, 945
Square Feet: 2,903 rentable square feet
Tenant's Share: 1.35%
(subject to re-calculation pursuant to Section 3(c))

b. The Premises are more particularly shown and outlined on the space plans attached hereto as Exhibit "A", and made a part hereof, designated as Suites 942 and 945 in the building (the "Building") known as the North Tower, having an address of 3353 Peachtree Road, N.E., Atlanta, Georgia in the development known as the Atlanta Financial Center comprised of the Building and the adjacent two buildings (the three buildings including the Building being collectively referred to as the "Complex".) For all purposes under this,Lease, Landlord and Tenant have agreed that the Premises shall be deemed to include 2,90.3 rentable square feet of area (including both Tenant's exclusive usable area contained in the Premises and common areas in the Complex attributable to Tenant's usable area). Landlord and Tenant had the opportunity to measure the square footage contained in the Premises and waive any claims after the date of this Lease to adjust the rental or amounts due under this Lease resulting from any error in the measurement of the square footage of the Premises.

C. The term of this Lease (the "Term") shall commence (the "Commencement Date"), subject to the provisions of Paragraph 5 herein, on the earlier of (i) April 1, 2000 (the "Scheduled Commencement Date") or (ii) the date on which Landlord delivers possession of the Premises to Tenant in accordance with Paragraph 5 of this Lease or the date Landlord would have so delivered possession of the Premises but for any omission, delay or default caused by, through or under Tenant, or any other "Tenant Delays" (as defined in the Work Agreement) and end at midnight on September 30, 2003 (the "Expiration Date"), or on such earlier date pursuant to the provisions of this Lease or law. This Lease shall be effective and enforceable between Landlord and Tenant upon its execution and delivery, whether such execution and delivery occurs on, prior ito, or after the Commencement Date.

d. "Lease Year" as used herein shall mean (i) each and every twelve (12) month period during the Term of this Lease, or (ii) in the event of Lease expiration or termination, the period between the end of the then most recently completed twelve (12) month period and said expiration or termination. The first such twelve (12) month period shall commence on the Commencement Date.

e. The Complex and land upon which said Complex is located, described on Exhibit "B", attached hereto and by reference incorporated herein, is referred to as the "Property". The parking deck adjacent to and used in connection with the Complex (the "Parking Deck") is not part of and is not located on the land upon which the Complex is located. Except for the Parking Deck, all other drives, walkways, terraces and landscaped areas that shall be used and maintained in connection with the Complex thht are located on the Property whether in fact located within the boundaries of the Land for purposes of this Lease shall be included in the definition of "Complex" and "Property".

f. Subject to the ten-ns herein provided, the Premises shall include the appurtenant right to use, in common with others, on a non-exclusive basis, public lobbies, entrances, stairs, corridors, elevators, and other public portions of the Complex, and subject to the rules and regulations hereinafter provided, including payment of charges, the Parking Deck. All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs, are hereby reserved to Landlord. No easement for light, air or view, is granted or implied hereunder, and the reduction or elimination of Tenant's light, air or view will not affect Tenant's liability under this Lease.

2. RENT

a. Tenant shall pay to Landlord at OVERSEAS PARTNERS (AFC), INC., C/O OVERSEAS MANAGEMENT, INC., P.O. BOX 930248, Atlanta, Georgia 31193, or at such other place as Landlord may designate in writing, without demand, deduction or setoff, an annual rental for each year of the Term in the amounts set forth hereinbelow (the "Base Rent"):

Base Rent (per rentable square Lease Year foot per annum) Base Monthly Rent Base Annual Rent

4/l/00-3/31/01 $27.50 $6,652.71 $79,832.50
4/l/01-3/31/02 $28.33 $6,853.50 $82,241.99
4/l/02-3/31/03 $29.17 $7,056.71 $84,680.51
4/l/03-9/30/03 $30.05 $7,269.60 $87,235.15

b. Base Rent shall be due and payable in equal monthly installments (the "Monthly Rental") in advance on the first (I st) day of each calendar month during the Term. The term "Rent" as used herein shall mean the Monthly Rental, "Additional Rent" (as that term is herein defined) and any additional amounts or charges due from Tenant hereunder.

C. Should this Lease commence at any time other than the first day of a calendar month, or terminate at any time other than the last day of a calendar month, the amount of Rent due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect.

3. REIMBURSEMENT FOR INCRESES IN OPERATING COSTS AND TAXES

a. The Month ly Rental provided for herein is based, in part, upon Landlord's estimate of "Operating Costs" and "Taxes" as hereinafter defined. The "Initial Operating Costs" are stipulated to be the Operating Costs for the calendar year 2000 (the "Initial Calendar Year"), adjusted as set forth herein.

b. The term "Operating Costs" shall mean all operating expenses of the Building and Parking Deck, and the "Building's Allocated Share" (hereinafter defined) of the common areas of the Complex, all of wiich shall be computed on the basis of generally accepted accounting principals, consistently applied, and which shall include all expenses, costs, and disbursements of every kind and nature, which Landlord (i) shall pay; or (ii) become obligated to pay in connection with the ownership, operation,. management, maintenance, repair, replacement and security of the Building and Parking Deck, including, but not limited to, the following:

i. Wages and salaries of all employees engaged in the operation and maintenance of the Building and Parking Deck, including, but not limited to, taxes, insurance and benefits relating thereto;

ii. All supplies and materials used in the operation and maintenance of the Building and Parking Deck;

iii. Cost of water, sewage, electricity and other utilities furnished in connection with the operation of the Building and Parking Deck;

iv. Cost of all service agreements and maintenance for the Building, Parking Deck and/or the Property and/or the equipment therein, including, but not limited to, trash removal, security services, alarm services, window cleaning, janitorial service, HVAC maintenance, elevator maintenance, and grounds maintenance;

V. Cost of all insurance relating to the Building, Property and the Parking Deck including, but not limited to, the cost of casualty and liability insurance applicable to the Complex and Landlord's personal property used in connection therewith;

vi. Cost of repairs and general maintenance of the interior and exterior of the Building and Parking Deck (including, but not limited to, glass breakage);

vii. Cost of management fees for general operation and management of the Building and Parking Deck which service may be provided by an affiliated company or subsidiary of Landlord;

viii. A reasonable amortization cost due to any capital expenditures incurred (i) which are incurred to have the effect of reducing or limiting Operating Costs, or improving operating efficiency, if such reduction or limitation would inure to Tenant's benefit, or (ii) which may be required by governmental authority or by Landlord's insurance carrier, or (iii) which are designed to protect or enhance the health, safety or welfare of the tenants in the Building or their invitees;

ix. Cost of repairs, replacements, damages in respect to the Building and Parking Deck incurred due to casualties or other causes to the extent uninsured including any deductible amounts;

X. Cost of auditing and maintaining accounting books and records in respect to the Building and Parking Deck;

xi. Cost of conducting any indoor air quality testing in any portions of the Building deemed necessary or desirable by Landlord, including regularly scheduled testing, and any costs incurred in connection with.work arising out of the results of such tests or reports or the recommendations in such tests or reports;

xii. The Building's Allocated Share of all costs and expenses for the general operation, management, maintenance and repair of all common areas of the Complex, including all such costs and expenses described in items (i) through (xi) above in respect to the common areas of the Complex.

Landlord shall be permitted to contract with its affiliates for supplies, materials, and services used for the operation, maintenance, and management of the Property and Complex and its affiliates shall be permitted to subcontract for the acquisition of said supplies, materials, and services; provided, however, Landlord's payments to any affiliates for such supplies, services, and materials shall not exceed the costs normally charged by third parties for such supplies, materials, and services.

Notwithstanding any provision herein to the contrary, to the extent Landlord incurs Operating Costs which are allocable to the Building but shall not be directly and allocable only to the Building or other building in the Complex, then Landlord shall. allocate such Operating Cost to the Building and the other buildings that such Operating Costs are allocable on a consistent basis determined by Landlord.

Expressly excluded from the definition of the term "Operating Costs" are:

i. Replacement of capital investment items (excepting those expenditures referred to above);

ii. Leasing commissions;

iii. Reimbursements paid by specific tenants or other third parties for direct costs incurred at their request;

iv. Depreciation;

V. Principal, interest, and other costs directly related to financing the Property or Parking Deck;

vi. The cost of any repairs or general maintenance paid by the proceeds of insurance policies carried by Landlord on the Property;

vii. The wages and salaries of any supervisory or management employee of Landlord not in any manner involved in the day-to-day operation and maintenance of the Complex.

C. The term "Tenant's Share" shall mean the portion that the Rentable Square Feet in the Premises bears to the "Total Building Rentable Area" (as hereinafter defined). Notwithstanding anything to the contrary contained herein, if the Total Building Rentable Area does not have an average occupancy of ninety-five percent (95%) during any calendar year, appropriate adjustments shall be made to determine Operating Costs and Taxes as though the Complex had been ninety-five percent (95%) occupied, but in no event shall Tenant ever be required to pay more than Tenant's Share of the determined Operating Costs and Taxes. The average occupancy shall be determined by adding together the total leased space on the last day of each month during the calendar year in question and dividing by twelve (12). For purposes of this Lease, the Total Building IZentable Area is 215,717 feet and the "Building's Allocated -Share" equals 24.88%. "Tenant's Share" equals 1.35%.

d. On March 3 1 st of each calendar year after the Initial Calendar Year (or as soon thereafter as practical) Landlord shall provide Tenant with a comparison of the Initial Operating Costs and the projected Operating Costs, and the initial "Taxes" (as defined herein) and the "Projected Taxes" (as defined herein), all for such current calendar year. Tenant shall thereafter pay, as "Additional Rent" (as herein defined), Tenant's Share of any excess of Landlord's projected Operating Costs in such calendar year over the Initial Operating Costs and the "Projected Taxes" over the "Initial Taxes" (as those terms are herein defined). Such projected increase in Operating Costs and Taxes shall be payable in advance on a monthly basis by paying one-twelfth (1/12th) of such projected increase during each month of such respective calendar year. If Landlord has not furnished Tenant such comparison by March 1 of a calendar year after the calendar year immediately following the Initial Calendar Year, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such comparison is given.

e. Landlord shall, within one hundred twenty (120) days (or as soon thereafter as practical) after the close of each calendar year following the Initial Calendar Year provide Tenant an unaudited statement of such year's actual Operating Costs compared to Initial Operating Costs (the "Final Annual Statement of Operating Costs"). If the actual Operating Costs are greater than as shown in the statement delivered pursuant to Paragraph 3(d) above, Tenant shall pay Landlord, within thirty (30) days of such statement's receipt, Tenant's Share of the difference thereof. If such year's projected Operating Costs are greater than the actual Operating Costs as shown on the Final Annual Statement of Operating Costs, Landlord shall credit Tenant, within thirty (30) days of such statement issuance, Tenant's Share of the difference between the projected Operating Costs and the greater of actual Operating Costs or Initial Operating Costs. In no event shall Tenant pay as Operating Costs less than the Initial Operating Costs for the Initial Calendar Year.

f. Anything herein to the contrary notwithstanding, in no event shall the Monthly Rental as set forth in Paragraph 2(a) ever be reduced on account of Operating Costs.

9. Should this Lease commence at any time other than the first day of a calendar year, or terminate at any time other than the last day of a calendar year, the amount of Additional Rent due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

h. (i) Tenant shall have the right for a period of thirty (30) days after receipt of the Final Annual Statement of Operating Costs to review Landlord's books and records with respect to actual annual Operating Costs for the period covered by the Final Annual Statement of Operating Costs. Such review shall take place in Landlord's manager's office in the Complex or at such other place as designated by Landlord. Tenant shall give Landlord not less than ten (10) days nor more than twenty (20) days written notice of the date on which Tenant intends to conduct such review. In the event Tenant either fails to give written notice or thereafter fails to complete such inspection within ten (10) business days after the date for the inspection set forth in Tenant's written notice, then Tenant's right to review Landlord's books and records shall terminate on such 10th day and the Final Statement of Operating Costs in question shall be binding on both Landlord and Tenant. The results of such review shall be for the benefit of Landlord and Tenant only,- shall be maintained in confidence by Tenant, and shall not be disseminated or furnished to any other person or entity. Tenant may use accountants or other professionals to aid Tenant in conducting the audit, but Tenant may not use any auditing services or consultants that are owned by, affiliated with, employed by or related to any office building landlords or office building management companies or services.

(ii) If, as a result of Tenant's review, Tenant claims that any particular items shall be incorrectly included as an Operating Costs under this Lease or Tenant claims any mathematical errors exist in the Final Statement of Operating Costs, Tenant may give written notice to Landlord within ten

(10) days after the thirty (30) day review period. Said notice may only contest Landlord's Final Statement of Operating Costs for the two (2) reasons included in this subparagraph (h) and said notice shall clearly reflect the reasons for the disagreement and the amount claimed by Tenant as owed from Landlord. Tenant and Landlord shall then meet in an effort to resolve the differences in their respective findings.

(iii) If a resolution is not reached within twenty (20) days of Tenant's written notice, Landlord shall designate an independent certified public accountant to audit the actual annual Operating Costs for the period in question. The findings of said accountant shall be binding on Landlord and Tenant.

(iv) To the extent that the accountant's determination of Operating Costs is less than ninety percent (90%) of the amount reflected on the Landlord's final statement, then Landlord shall bear the cost of the audit. Conversely, to the extent that the accountant's determination of the amount reflected on the Landlord's final statement is equal to or within ninety percent (90%) of said statement, then Tenant shall bear the cost of the audit.

(v) If as a result of such audit it is determined that the amount of Additional Rent due from Tenant shall be less than that shown due on Landlord's statement, Landlord shall make such adjustments as necessary to correct such statement and Landlord shall refund to Tenant any over payments of Additional Rent made by Tenant.

For the purposes of this Lease, Additional Rent shall mean and refer to any and all amounts due from Tenant hereunder other than the Base Rent, expressly including, by way of illustration but not limitation, Operating Costs and Taxes.

j. Tenant's payments of Additional Rent shall not be deemed payments of base rental as construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of rent which Landlord may charge Tenant for the Premises.

k. The failure of Landlord to provide any statement contemplated herein within the time period set forth with respect to such statement shall not eliminate or limit Tenant's obligation to pay the amounts due, as reflected on such statement, as and when such statement is ultimately issued.

4. TAXES

a. Tenant shall pay, in addition to and not in lieu of any other costs or charges due hereunder, all taxes (ad valorem and otherwise), assessments, and governmental charges whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Building or by others, subsequently created or otherwise, and any other taxes (other than federal and state income taxes) and assessments attributable to any portion of the Building or its operation or any Rent or any personal property in connection with the operation of the Building, and any reasonable consultants and legal fees incurred with respect to issues, concerns or appeals involving the taxes or the Building (collectively the "Taxes"), in excess of the Taxes for the Initial Calendar Year (the "Initial Taxes"). Landlord shall provide Tenant with an estimate in any calendar year in which this Lease is in effect of the projected Taxes in any such year in ,excess of the Initial Taxes (the "Projected Taxes"). Tenant shall pay such Projected Taxes in accordance with Paragraph 3d. herein.

b. Landlord shall, within a period of.' one hundred twenty (120) days (or as soon thereafter as practical) after the close of each such respective calendar year following the Initial Calendar Year provide Tenant an unaudited statement of such year's actual Taxes compared to the Initial Taxes (such unaudited statement shall be herein referred to as the "Final Annual Statement of Taxes"). If the actual Taxes are greater than the projected Taxes as shown on the Final Annual Statement of Taxes, Tenant shall pay Landlord, within thirty (30) days of such statement's receipt, Tenant's Share of the difference thereof. If such year's projected Taxes are greater than the actual Taxes as shown on the Final Annual Statement of Taxes, Landlord shall credit Tenant, within thirty (30) days of such statement issuance, Tenant's Share of the difference between the projected Taxes and the greater of actual Taxes or Initial Taxes. In no event, however, shall Tenant pay as Operating Costs an imount which is less than the Initial Taxes for the Initial Calendar Year.

5. DELIVERY OF THE PREMISES

a. Landlord shall endeavor to deliver possession of the Premises to Tenant, substantially complete on the Scheduled Commencement Date with the improvements to be installed or constructed pursuant to the work agreement attached as Exhibit "D" (the "Worl,, Agreement") , which is incorporated herein and made a part of ' thi ' s Lease. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant, with the improvements to be installed or constructed pursuant to the Work Agreement substantially complete, on the Scheduled Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. If the delay is due to any "Unavoidable Delays" (as defined in the Work Agreement) or to any reason other than "Tenant Delays" (as defined in the Work Agreement), the Commencement Date shall be postponed until the date, and Rent shall be waived for the period between the Scheduled Commencement Date and the date, which Landlord has advised Tenant is the date that Landlord can deliver possession of the Premises to Tenant with the improvements to be installed or constructed pursuant to the Work Agreement substantially complete, and Tenant agrees that such waiver shall constitute a full settlement of any and all claims Tenant might have against Landlord arising out of Landlord's failure to tender possession on the Scheduled Commencement Date. If the delay is due to any Tenant Delays, the Scheduled Commencement Date shall not be postponed, and the Term and Tenant's obligation to pay Rent shall commence as of the Scheduled Commencement Date plus any delays caused by Unavoidable Delays, if any, and not Tenant Delays. If Landlord delivers possession of the Premises prior to the Scheduled Commencement Date, the Term and Tenant's obligation to pay Rent shall commence on the date of such delivery.

b. Upon delivery of possession of the Premises by Landlord in accordance with the Work Letter, Tenant shall execute and deliver an agreement confirming the commencement Date and Expiration Date, and Tenant's acceptance of the Premises, in the form of Exhibit "D" Schedule 2.

6. ACCEPTANCE OF THE PREMISES

The taking of possession of any portion of the Premises by Tenant shall be conclusive evidence that Tenant has inspected the Premises and accepts the same "as is" and that said portion of the Premises and the Complex are in good and satisfactory condition for the use intended at the time such possession was taken.

7. USE

Tenant shall use the Premises only for professional, first-class executive office purposes, generally in accordance with the manner of use by other tenants in the Complex. The occupancy rate of the Premises shall in no event be more than one (1) person per two hundred (200) square feet of rentable floor area within the Premises. The Premises shall not be used for any of the purposes or uses described in Exhibit "E"; any illegal purposes; nor in any manner to create any nuisance or trespass or impair the reputation or image of the Complex as an office complex for highly prestigious financial, professional, business organizations, companies and firms; nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises. Tenant shall also pay on demand any increase in premiums that may be charged because of Tenant's use of activities or vacating or otherwise failing to occupy the Premises. Tenant's use of the Premises shall not violate any ordinance, law or regulation of any governmental body or the "Rules and Regulations" of Landlord (the "Rules") as set forth in Exhibit "C" attached hereto and made a part hereof, or cause an unreasonable amount of use of any of the services provided in the Complex. Tenant agrees, at its own expense, to promptly comply with any and all municipal, county, state and federal statutes, regulations, or requirements applicable or in any way relating to the use and occupancy of the Premises. Tenant agrees to conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged. Landlord reserves the right, at any time, to cause any clear doors on a portion of the Premises which faces or which can be seen from a common lobby, to be made opaque by a technique and method acceptable to Landlord, at Tenant's sole cost and expense.

8. CARLI OF THE PREMISES

a. Landlord's Repairs

Tenant agrees that no representations respecting the Premises or the Complex, or the condition thereof, and that no promises to decorate,'alter, repair or improve the Premises, either before or after the execution hereof, have been made by Landlord or its agents to Tenant, unless the same are contained in this Lease.

ii. Landlord shall maintain and repair only the common hallways and corridors, common rest rooms, main lobby area, heating, ventilating and air-conditioning systems, driveways and parking areas located on the Land, if any, the roof, foundation, floors and exterior walls and glass of the Building. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which Landlord shall have a reasonable time within which to repair same or cure such defect. Landlord's liability hereunder shall be limited only to the cost of correcting such defects or making such repairs. Notwithstanding Landlord's obligation to maintain and repair under this Section 8(a), Tenant shall reimburse Landlord for the repair of any damage caused by Tenant, or Tenant's employees, agents, contractors, invitees or licensees, or caused by Tenant's default hereunder.

iii. Notwithstanding any other provisions herein, Landlord shall not be liable to Tenant for any damage occasioned by plumbing, electrical, gas, water, steam or other utility pipes, systems or facilities or by the bursting, stopping, leaking or running of any tank, sprinkler, washstand, water closet or pipes in or about the Premises or the Building; not for any damage occasioned by water being upon or coming through or around the roof or any flashing, window, skylight, vent, door, or the like unless directly resulting from Landlord's act or willftil neglect after reasonable notice; nor for any damage arising out of any acts or neglect of co-tenants, other occupants of the Building, occupants of adjacent property or the public.

b. Tenant's Repairs. Tenant will, at its sole cost and expense, maintain the Premises and the fixtures and appurtenances therein in good order, condition and repair, and will neither commit nor suffer any active or permissive waste or injury thereof. At all times, Tenant shall maintain the Premises in accordance with all laws, rules and regulations governing its occupancy of the Premises. Tenant's responsibilities in conjunction therewith shall include, but not be limited to maintain the Premises in a first-class condition and state of repair. All such repair work, maintenance and any alterations permitted by Landlord (i) shall be done at Tenant's sole cost and expense; (ii) shall be done by Landlord's employees or agents or, with Landlord's express written consent, by persons requested by Tenant; and (iii) shall first be consented to in writing by Landlord. Tenant shall, at Tenant's expense, but under the direction of Landlord and performed by Landlord's employees or agents, or with Landlord's express written consent, by persons requested by Tenant and consented to in writing by Landlord, promptly repair any injury or damage to the Premises or Complex caused by the misuse or neglect thereof by Tenant, by Tenant's contractors, subcontractors, customers, employees, licensees, agents, or invitees permitted or invited (whether by express or implied invitation) on the Premises by Tenant, or by 'Tenant moving in or out of the Premises. In the event any repairs are required to be made in or to the Premises as a result of the actions or inactions of Tenant, its agents, contractors, servants, employees, subtenant, concessionaires, licensees, invitees or guests, Tenant shall be responsible for payment of all such repairs, which shall be made by Landlord or its contractors. If Tenant does not make repairs promptly and adequately, Landlord may, but need not, make repairs, and Tenant shall promptly pay the cost thereof as Rent in addition to the Base Rental and Additional Rent. Tenant shall pay Landlord as Rent in addition to the Base Rental and Additional Rent for overtime and for any other expense incurred in the event repairs, alterations, decorating or other work in the Premises are not made, at Tenant's request, during ordinary business hours. . pon expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition as provided in this Lease, ordinary wear and tear excepted, and Tenant shall remove all of its property.

C. Alterations. Tenant will not, without Landlord' s prior written consent, (which consent may be withheld for any reason whatsoever in Landlord's so le and absolute discretion) make alterations, additions or improvements (including, but not limited to, structural alterations, additions or improvements) in or about the Premises and will not do anything to or on the Premises which will increase the rate of fire or other insurance on the Complex or the Property. If Landlord shall fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected to deny such consent. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at the expiration or earlier termination of this Lease. Landlord reserves the right to require Tenant, at Tenant's sole cost and expense, to remove any improvements or additions made to the Premises by Tenant and to repair and restore the Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired casualty not caused by Tenant (or by Tenant's contractors, subcontractors, customers, employees, licensees, agents or invitees permitted or invited [whether by express or implied invitation]) and condemnation excepted, unless Landlord has agreed in writing, at or prior to the time Tenant requests the right to make such alteration, addition or improvement, that such item need not be removed by Tenant at the expiration or earlier termination of the Term. Landlord shall have the right to assess an administrative fee and a legal processing fee to cover' Landlord's review of materials for any proposed Tenant alteration, addition or improvement.

d. Condition of Premises on Surrender of Premises. Prior to the Expiration Date or upon any earlier termination of this Lease, Tenant, at Tenant's sole cost and expense, will remove all Tenant's personal property and repair all injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards or entrance passes to the Premises or the Complex) in as good a condition as they were when delivered to Tenant at the beginning of the Term, reasonable wear and tear, insured casualty not caused by Tenant (by Tenant's contractors, subcontractors, customers, employees, licensees, agents or invitees permitted or invited [whether by express or implied invitation]) and condemnation excepted. All property of Tenant remaining in the Premises after expiration of the Term or earlier termination of this Lease shall be conclusively deemed to be abandoned, shall thereupon at the election of Landlord, become the property of Landlord and Landlord may remove and dispose of such property in any way Landlord sees fit without liability to Tenant.

Tenant shall reimburse Landlord for the cost of removing and storing such abandoned property. The foregoing notwithstanding, Landlord shall continue to have the right (which shall survive ,termination or expiration of the Lease) to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to (b) above.

e. Contractors Doing Work. In doing any work related to the installation of Tenant's furnishings, fixtures, or equipment in the Premises, Tenant will use only contractors or workers consented to by Landlord in writing prior to the time such work is commenced. Landlord may condition its consent upon its receipt from such contractors or workers of acceptable (i) lien waivers; and (ii) evidence that such contractors have contractor's liability insurance with at least $5,000,000 coverage; automobile liability insurance with at least $1,000,000 coverage; and worker's compensation insurance in the statutory amounts required by the State of Georgia which coverage shall be obtained from carriers satisfactory to Landlord. Landlord shall have the right to periodically review and modify the coverages required hereunder. Landlord and Landlord's property manager shall be named additional insureds on the policies required hereunder. Tenant shall within ten (1 0) days of filing promptly remove any lien or claim of lien for material or labor claimed against the Premises, the Building or Complex, or both, by such contractors or workers if such claim should arise, and Tenant shall and does hereby indemnify and hold harmless Landlord from and against any and all claims, loss, cost, damage, expense or liabilities including, but not limited to, reasonable attorney's fees, incurred by Landlord, as a result of or in any way related to such claims or such liens.

f. Personal Property at Risk. All personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant. Landlord shall not be liable for theft thereof or of money deposited tlierein or for any damages tliereto, such theft or damage being the sole responsibility of Tenant.

9. Landlord's Right to do Work. Landlord shall also have the right, at any time, without the same constituting an actual or constructive eviction'and without incurring any liability to Tenant therefor, to reasonably change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, toilets or other public parts of the Property, and to reasonably close entrances, doors, corridors, elevators or other facilities.

9. SERVICES

Provided Tenant is in compliance with the terms and conditions of this Lease, Landlord shall furnish the services described in Exhibit "G". attached hereto and by reference made a part hereof (certain costs of which services shall be reimbursed to Landlord in accordance with Section 3 herein). Landlord will provide to Tenant heating or air conditioning service after the Complex operating hours (defined in "Exhibit "a), if Tenant gives Landlord notice of the desire for such service by 4:00 p.m. on the business day on which Tenant desires the service, and by 4:00 p.m. on the Thursday prior to any Saturday, Sunday or holiday on which Tenant desires such service. Such service will be provided by Landlord at such rates as shall be established by Landlord from time to time. As of the date of this Lease, such rates are $ , per floor per hour. Such rates shall be subject to increase by Landlord, in connection with increases costs of administrative services, labor, equipment and utilities.

10. DESTRUCTION OR DAMAGE TO PREMISES

. If the Premises, the Building or the Complex or any building in the Complex or the Parking Deck are totally destroyed (or so substantially damaged as to be wholly untenantable or not usable or not repairable within one hundred eighty (I 80) days in the determination of Landlord's architect or engineer) by storm, fire, earthquake or other casualty, Landlord shall have the option to:

Terminate this Lease as of the date of the occurrence of the storm, earthquake, fire or other casualty by giving written notice to Tenant within ninety (90) days from the date of such damage or destruction; or

ii. Commence the process of restoration of the Premises to a tenantable condition within thirty (30) days from the date of receipt by Landlord of all of the insurance proceeds paid with respect to such casualty, and proceed with due diligence to complete said restoration of the Premises'. Provided, however, that Landlord shall not be obligated to expend for such repair an amount in excess of the net insurance proceeds actually received as a result of such damage and in no event shall Landlord be required to repair or replace any alteration or improvement made by or for the Tenant, including but not limited to Tenant's Work (as defined ,in the Work Agreement), nor any trade fixtures, furniture, equipment or other property belonging to the Tenant. If Landlord chooses to restore the Premises, Rent shall abate with respect to the untenantable portion of the Premises from the date of such casualty until the date of substantial restoration thereof.

f Landlord shall not elect to terminate this Lease, Landlord shall complete such restoration with reasonable diligence within one hundred eighty (I 80) days of the date of receipt by Landlord of all of the insurance proceeds paid with respect to such casualty, as described above subject Tenant Delays. During such period of repair, if any portion of the Premises shall be untenantable as a result of casualty, Base Rental and Additional' Rent shall abate beginning with the date of such casualty and ending on the date the Premises are rendered tenantable by an amount bearing the same ratio to the total amount of Base Rental and Additional Rent due under this Lease as the untenantable portion of the Premises bears to the entire Premises. Notwithstanding such abatement, Tenant shall remain obligated to perform and discharge all of its remaining covenants under this Lease during the period of abatement.

b. If such damage or destruction occurs within one (1) year of the expiration of the Term, either party may, at its option on written notice to the other party within thirty (30) days of such destruction or damage, terminate this Lease as of the date of such destruction or damage.

C. Rent shall not abate if the damage or destruction of the Premises is the result of the negligence of Tenant, its contractors, subcontractors, agents, employees or invites.

11. DEFAULT BY TENANT; LANDLORD'S REMEDIES

a. The occurrence of any of the following shall constitute an event of default hereunder by Tenant:

i. The Rent or any other sum of money due of Tenant hereunder is not paid within five (5) days of the date when due;

ii. The Premises are deserted or vacated, and Tenant does not occupy the Premises within ten (IO) days after notice from Landlord to Tenant;

iii. Tenant fails to bond off or otherwise remove (in a manner acceptable to Landlord) any lien filed against the Premises or the Complex by reason of Tenant's actions, within ten (10) days after Tenant has notice of the filing of such lien;

iv. Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding; a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within forty-five (45) days after the commencement thereof; or a receiver or trustee shall be appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease;

V. Tenant fails to observe, perform and keep any of the other covenants, agreements, provisions, stipulations, conditions and Rules herein contained to be observed, performed and kept by Tenant and persists in such failure after ten (10) days written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such failure to comply on the part of Tenant would reasonably require more than ten (10) days to cure, unless ,'Tenant commences curing within the ten (10) day notice period and thereafter promptly, effectively and continuously proceeds with the curing of the failure to comply on the part of Tenant and, in all such events, cures such failure to comply on the part of Tenant no later than forty-five (45) days after such notice).

b. Upon the occurrence of an event of default, Landlord shall have the option to do and perform any one or more of the following:

i. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have, enter upon the Premises without the requirement of resorting to the dispossessory procedures set forth by applicable law, if any, and expel or remove Tenant and Tenant's effects without being liable for any claim for trespass or damages therefor. Upon any such termination, Tenant shall remain liable to Landlord for damages, due and payable monthly on the day Rent would have been payable hereunder, in an amount equal to the Rent and any other amo ' unts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord, plus the aggregate amount of all of Landlord's costs and expenses (including, without limitation, advertising expenses and professional -fees) incurred in connection with or in any way related to the termination of this Lease, eviction of Tenant and such reletting; or

ii. Enter the Premises as agent of Tenant without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A. ' 44-7-50 et. seci., and without being liable for any claim for trespass or damages therefor, and, in connection therewith, re-key the Premises, remove Tenant's effects therefrom and store the same at Tenant's expense, without being liable for any damage thereto, and relet the Premises as agent of Tenant, without advertisement, by private negotiations, for any term Landlord deems proper, and receive the rent therefor. Upon such reletting, all rentals received by Landlord from such re-letting shall be applied first to the payment of any indebtedness other than the Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorneys' fees and the costs of such alterations and repairs as may be necessary relative to such re-letting; third, to the payment of the Rent then due and unpaid under the Lease; and the residue, if any, shall be held by Landlord and applied in payment of future Rent due and payable hereunder. Tenant shall pay Landlord on demand any deficiency that may arise by reason of such reletting, but Tenant shall not be entitled to any surplus so arising. Tenant shall reimburse Landlord for all costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the eviction of Tenant and reletting the Premises, and for the amount of any other Rent which would have been due of Tenant to Landlord hereunder if not for certain concessions granted by Landlord to Tenant. Landlord, in addition to but not in lieu of or in limitation of any other right or remedy provided to Landlord under the terms of this Lease or otherwise (but only to the extent such sum is not reimbursed to Landlord in conjunction with any other payment made by Tenant to Landlord), shall have the right to be immediately repaid by Tenant the amount of all sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the

Premises to Tenant's specifications and any costs and expenses incurred in renovating or altering the Premises to make it suitable for reletting. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach; or

iii. Landlord, in addition to but not in lieu of or in limitation of any other right or remedy provided to Landlord under the terms of this Lease or otherwise (but only to the extent such sum is not reimbursed to Landlord in conjunction with any other payment made by Tenant to Landlord), shall have the right to be immediately repaid by Tenant the amount of all sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the Premises to Tenant's specifications and any and all costs and expenses incurred in renovating or -,altering the Premises to make it suitable for reletting; or

iv. As agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease, including, but not limited to, entering the Premises, without being liable to prosecution or any claims for damages, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

V. Landlord may declare the entire amount of Base Rental, Additional Rent and other sums which would have become due and payable during the remainder of the Term of this Lease to be due and payable immediately without notice to Tenant,'aild thereafter Landlord may terminate this Lease and recover from Tenant, as full liquidated damages, all damages Landlord may incur by reason of Tenai-it's default, which damages " shall be limited to (a) the amounts due and owing prior to such termination, plus (b) the cost of recovering the Premises, plus (c) reasonable attorney's fees and costs, plus (d) a sum which, at the date of such termination, equals the present value [discounted at ten percent (IO%) per annum] of (i) the Base Rental, Additional Rent and all other sums which would have been due and payable by Tenant hereunder for the remainder of the Term (including any Extended Tenn, if the Term of the Lease has been extended) less (ii) the aggregate reasonable rental value of the Premises for the same period, accounting for the cost, time and other factors necessary to relet the Premises, all of which amounts shall be immediately due and payable; provided, however, if Landlord elects to pursue this remedy, Landlord shall do so exclusively and shall not thereafter pursue any of the other remedies set forth in Section I 1 (b)(i)-(iv) to collect Base Rental and Additional Rent due from Tenant. The foregoing limitation of remedies is without prejudice to Landlord's right to enforce Tenant's indemnity obligation with respect to claims, damages and liabilities (other than Base Rental and Additional Rent) resulting to Landlord by or through Tenant's use and occupancy of the Premises. Landlord and Tenant agree that such amounts constitute a good faith reasonable estimate of the damages which might be suffered by Landlord upon the occurrence of a Default and that it is impossible to estimate more precisely such damages. Landlord's receipt of the aforesaid amount is intended not as a penalty but as full liquidated damages.

C. Pursuit by Landlord of any of the foregoing remedies shall not preclude the pursuit of general or special damages incurred, oi- of any of the other remedies provided herein, at law or in equity; provided, however, Landlord's election to pursue the remedy in Section I 1 (b)(v) shall be exclusive of any other remedies available to Landlord except as provided in said Section I I (b)(v).

d. No act or thing done by Landlord or Landlord's employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, at law or in equity. Any waiver of or redress of or any violation of any covenant or condition contained in this Lease or any of the Rules now or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach.

e. Landlord's reentry, demand for possession, notice that the tenancy hereby created will be terminated on the date tlierein named, institution of an action of unlawful detainer or ejectment or the entering of a judgment for possession in such action or any other act or acts resulting in the termination-of Tenant's right to possession of the Premise shall not relieve Tenant from Tenant's obligation to pay all sums due hereunder during the balance of the Term, except as herein expressly provided. Landlord may collect and receive any Base Rental, Additional Rent, or charges due from Tenant, and the payi-nent thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies which Landlord has in equity or at law by virtue of this Lease.

f. The Base Rental is calculated for the Term of this Lease and a substantial portion of the Base Rental includes reimbursement to Landlord of direct out-of-pocket investment costs and expenses with respect to leasing the Premises to the Tenant that Landlord has incurred or will incur during the Term for tenant improvements, leasing commissions and other costs, various tenant concessions, and other similar direct costs and expenses relating to Landlord's investment in the Premises, the aggregate amount of which Landlord has spread over the entire Term. Tenant acknowledges that Landlord will suffer damages, including, but not limited to, such unreimbursed direct out-of-pocket costs and expenses unless Tenant pays to Landlord all the Base Rental due to Landlord for the entire Term.

9. If Landlord commences any proceedings for nonpayment of Base Rental, Additional Rent or other sums due hereunder, Tenant will not interpose any counterclaim of whatever nature or description which is not directly related to the Lease in any such proceeding. This shall not, however, be construed as a 'waiver of the Tenant's right to assert such claims in any separate action or actions brought by the Tenant.

h. Except as expressly provided in this Lease, Tenant hereby waives any and every form of demand and notice prescribed by statute or other law, including without limitation the notice of any election of remedies made by Landlord under this Section, demand for payment of any rent, or demand for possession.

i. All rights and remedies of Landlord created or otherwise existing at law or in equity are cumulative and the exercise of one or more rights or. remedies shall not be taken to exclude or waive the right to exercise any other.

j . Tenant shall and hereby agrees to pay all costs and expenses incurred by

Landlord, including, but not limited to, reasonable attorneys' fees in enforcing any of the covenants and agreements of this Lease or as a result of any action brought by Landlord against Tenant for an unlawful detainer of the Premises, and all such costs, expenses and attorneys' fees shall be paid by Tenant to Landlord within ten (10) days after Landlord's written demand therefor.

k. Notwithstanding anything in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance or injunction to enforce any such requirements. If the result of any such action or arbitration shall be adverse to Landlord, Landlord shall be liable to Tenant for Tenant's reasonable expenses and attorney's fees thereby incurred.

12. ASSIGNMENT AND SUBLETTING

a. Tenant shall not sublet any part of the Premises, nor assign this Lease or any interest herein, without the prior written consent of Landlord. Any sublease or assignment made without Landlord's consent shall. be void. Landlord shall be entitled to deny consent to an assignment or sublease for any reason or no reason. For illustration only, without Iii-nitiiig in any respect the reasons Landlord may withhold its consent, the following are examples of reasons Landlord may withhold its consent: (i) the proposed subtenant or assignee may, in Landlord's judgment unreasonably burden the Complex, its amenities or services (ii) if the rate of compensation, including, but not limited to, all rent requested by Tenant for the portion of the Premises to be subleased or subject to an assignment of the Lease, impacts upon or impairs .,Landlord's ability to rent space in the Complex at the then market rate as offered by Landlord, (iii) the financial statements or the business experience of the proposed assignee or sublessee are unsatisfactory to Landlord, (iv) the proposed use of the Premises conflicts with other uses within the Complex, (v) the prospective assignee or sublessee is an existing tenant of the Complex and in Landlord's judgment such sublease or assigiuiient may affect Landlord's lease relationship with such tenant, or (vi) Tenant's proposed subletting or assignment will in Landlord's judgment compete with landlord's ability to lease other vacant space in the Complex. Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. If a sublease or assignment is consented to by Landlord, any sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant's liability hereunder.

If Tenant desires to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease, which notice. shall specify: (a) the name and business of the proposed assignee or sublessee; (b) the amount and location of the space in the Premises affected; (c) the proposed effective date of the subletting or assignment; and (d) the proposed rental to be paid to Tenant by such sublessee or assignee. If Tenant shall give such notice, Tenant shall pay on demand Landlord's reasonable costs, including attorneys' fees incurred to consider and as necessary to document such transaction.

If Tenant notifies Landlord of Tenant's intent to sublease or assign this Lease, Landlord shall within thirty (30) days from receipt of such notice (a) consent to such proposed assignment or subletting; (b) deny such consent (if Landlord shall fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected to deny such consent); or (c) elect to cancel this Lease, or to reduce the Premises by the area requested to be subleased or assigned if the area is less than the entire Premises. If Landlord's election is to cancel or to reduce the area of the Premises as provided in the foregoing clause (c) (such election being referred to herein as "Landlord's Modification Election"), Tenant shall have ten (10) days from receipt of Landlord's Modification Election to notify Landlord of Tenant's acceptance o such cancellation or reduction or Tenant's desire to remain in possession of the Premises under this Lease for the remainder of the Term. If Tenant fails to notify Landlord of Tenant's election to accept termination or reduction or to continue as Tenant hereunder, such failure shall be deemed an election to terminate or have the area of the Premises reduced, as the case may be, in accordance with Landlord's Modification Election and such termination or reduction shall be effective at the end of the ten (IO) day period provided for above.

If Landlord gives its consent to any such assignment or sublease, any rent or other cost to the assignee or subtenant for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall be due and payable, and shall be paid, to Landlord.

If this Lease is canceled, the area of the Premises is reduced or a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the actual costs incurred by Landlord, in Landlord's reasonable judgment (including, but not limited to, the use and time of Landlord's personnel), for all of the necessary legal, management, leasing or accounting services required to accomplish such cancellation, reduction of area of the Premises, assignment ,or subletting, as the case may be.

Any physical alterations necessary with respect to any such assignment, subletting or reduction of the area of the Premises shall be subject to the provisions of this Lease regarding alterations and shall be at Tenant's sole cost and expense and subject to applicable building codes. No acceptance by landlord of any rent or any other sum of money from any assignee, sublessee, or other category of transferee shall release Tenant from any of its obligations under this Lease or be deemed to constitute Landlord's consent to such assignment, sublease or transfer.

b. The sale or transfer of Tenant's voting stock (if a corporation) or a partnership interest (if a partnership) or member interest (if a limited liability company) in Tenant resulting in the transfer of control of a majority of such stock or interest, or the occupancy of the Premises by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord.

C. The joint and several liability of Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant's part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Lease, (ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the, perf6nnance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease; provided, however, that (a) in the case of any modification of this Lease made after the date of an assignment or other transfer of this Lease by Tenant, if such modification increases or enlarges the obligations of Tenant or reduces the rights of Tenant, then Tenant named herein and each respective assignor or transferor shall not be liable under or bound by any such increase, enlargement or reduction; and (b) in the case of any waiver by Landlord of a specific obligation of an assignee or transferee of Tenant, such waiver shall also be deemed a waiver of such obligation with respect to the immediate and remote assignors or transferors of such assignee or transferee.

d. Tenant shall have no right whatsoever to encumber any of the Tenant's rights, title or interest under this Lease, without the prior written consent of the Landlord.

e. Nothing in this Lease shall in any way restrict Landlord's right to assign or encumber this Lease in its sole and absolute discretion. Should the Landlord assign this Lease as provided for above, or should Landlord encumber all or any portion of the Complex and should the holder of such encumbrance succeed to the interest of Landlord, Tenant shall be bound to said assignee or any such holder under all the terms, covenants and conditions of this Lease for the balance of the Lease term remaining after such succession and Tenant shall attorn to such succeeding party as its Landlord under this Lease promptly under any such succession. Tenant agrees that should any party so succeeding to the interest of Landlord require a separate agreement of attornment regarding the matters covered by this Lease, then Tenant shall enter into such attormnent agreement, provided the same does not substantially modify any of the provisions of this Lease and has no material adverse effect upon Tenant's continued occupancy of the Premises.

13. CONDEMNATION

a. If all or a part of the Premises is taken by virtue of eminent domain or other similar proceeding, or are conveyed in lieu of such taking, this Lease shall expire on the date when title or right of possession shall vest, and any Rent paid for any period beyond said date shall be repaid to Tenant. If all or a part of the Complex or the Parking Deck other than the

Premises is taken by virtue of eminent domain or other similar proceeding, or is conveyed in lieu of such taking rendering the remaining part of the Complex or Parking Deck not subject to such condemnation shall be substantially and adversely affected thereby, then Landlord, in its sole discretion may terminate this Lease. If there is a partial taking where this Lease is not terminated, the Rent shall be adjusted in proportion to the Rentable Square Footage of the Premises taken, as determined by the Landlord's architect or engineer. In any event, Landlord shall be entitled to, and Tenant shall not have any right to claim, any award made in any condemnation proceeding, action or ruling relating to the Complex or the Land; provided however, in the event of a termination of this Lease Tenant shall be entitled to make a separate claim in any condemnation proceeding, action or ruling relating to the Complex or Parking Deck for Tenant's moving expenses, loss of goodwill and the unamortized value of leasehold -'improvements in the Premises actually paid for by Tenant without contribution by Landlord, to the extent such claim does not in any manner impact upon or reduce Landlord's claim or award in such eminent domain proceeding, action or ruling and Tenant shall likewise have no claim against Landlord for the value of any unexpired portion of this Lease.

b. Landlord shall have, in Landlord's sole discretion, the option of terminating this Lease if any such condemnation, action. or ruling or conveyance in lieu thereof makes continuation of Landlord's use of the Complex economically unfeasible, and the Landlord shall be entitled to the entire award as above provided, and in such case, Tenant shall likewise have no claim against Landlord for the value of any unexpired portion of this Lease.

14. INSPECTIONS

Landlord, its agents, employees, contractors and subcontractors, may enter the Premises at reasonable hours to (a) exhibit the Premises to prospective purchasers or tenants of the Premises or the Complex; (b) inspect the Premises to see that Tenant is complying with its obligations hereunder; and (c) make repairs or alterations (i) required of Landlord tinder the terms hereof, (ii) to any adjoining space in the Complex; or (iii) to any systems serving the Complex which run through the Premises; and (d) to perform any and all of Landlord's obligations under this Lease, or any other lease, where entry to such Premises is reasonably required for such performance. In addition to the foregoing, Landlord, its agents, employees, contractors and/or sub-contractors may enter the Premises at any time if an emergency requires such entry. Any such entry shall not constitute an eviction of Tenant or be deemed as disturbing Tenant's quiet enjoyment of the Premises and no abatement of rent shall result because of such entry and/or performance. Landlord shall be allowed to take all material into and upon Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part; and the Base Rental and Additional Rent reserved shall in no way abate while said decorations, repairs, alterations, improvements or additions are being made. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents ma enter the same by a pass key, or when for any reason an entry therein shall be necessary and entry by pass key is not possible, may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or such agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. All entries shall, where possible, be performed at such times and in such fashion so as not to unreasonably interfere with the conduct and operation of Tenant's business. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Premises or Complex other than as herein provided.

15. SUBORDINATION

a. This Lease shall be subject and subordinate to any underlying land leases or deeds to secure debt which may now or hereafter affect this Lease, the Complex or the Property and also to all renewals, modifications, extensions, consolidations, and replacements of such underlying land leases and such deeds to secure debt. In confirmation of the subordination set forth in this Section 15, Tenant shall, at Landlord's request, execute and deliver such further instruments as may be desired by the holder(s) of the deed(s) to secure debt (a "Mortgagee") or by any lessor under any such underlying land leases. Notwithstanding the foregoing, Landlord or such Mortgagee shall have the right to subordinate or cause to be subordinated, in whole or in part, any such underlying land leases or deed(s) to secure debt to this Lease (but not in respect to priority of entitlement of insurance or condemnation proceeds). If any such underlying land leases or deed(s) to secure debt terminates for any reason or any such deed(s) to secure debt is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, deliver to Mortgagee or the Landlord within ten (10) days of written request an attorrunent agreement, providing that such Tenant shall continue to abide by and comply with the terms and conditions of this Lease.

b. If any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale or conveyance in lieu of foreclosure under any deed to secure debt, Tenant shall at the option of the purchaser at such foreclosure or other sale, attorn to such purchaser and recognize such person as Landlord under this Lease. Tenant agrees that the institution of any suit, action or other proceeding by a Mortgagee or a sale of the Property pursuant to the powers granted to a Mortgagee under its deed to secure debt, shall not, by operation of law or otherwise, result in the cancellation or the termination of this Lease or of the obligations of the Tenant hereunder.

C. If such purchaser requests and accepts such attomment, from and after the time of such attormnent, Tenant shall have the same remedies against such purchaser for the breach of an agreement contained in this Lease that Tenant might have had against Landlord if the deed to secure debt had not been terminated or foreclosed, except that such purchaser shall not be (i) liable for any act or omission of the prior Landlord; (ii) subject to any offsets or defenses which Tenant might have against the prior Landlord- (iii) bound by any Rent or security deposit which Tenant might have paid in advance to the prior Landlord; (iv) obligated to cure any default of any prior Landlord under the Lease that occurred prior to the time that such purchaser succeeded to the interest of Landlord in the Property; or (v) bound by any amendment or modification of the Lease made without the prior written consent of such purchaser.

d. As used in this Section 15, the term "deed(s) to secure debt" shall also include mortgage(s) and deed(s) of trust.

16. INDEMNIFICATION AND HOLD HARMLESS

a. Tenant hereby indemnifies and holds harmless Landlord from and against any injury, expense, damage, liability or claim, imposed on Landlord by any person whomsoever, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Complex or of any other person in or about the Complex, the Property or the Parking Deck for any purpose whatsoever, or administrative or criminal action by a governmental authority, if such injury, expense, damage, liability or claim results either directly or indirectly from the act, omission, negligence, misconduct or breach of any provisions of this Lease by Tenant, the agents, servants, or employees of Tenant, or any other person entering in the Complex, the Parking Deck or upon the Premises under express or implied invitation or consent of Tenant. Tenant further agrees to reimburse Landlord for any costs or expenses, including, but not limited to, court costs and reasonable attorney's fees, which Landlord may incur in investigating, handling or litigating any such claim or any action by a governmental authority.

b. Tenant shall report in writing to Landlord any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord immediately in such instance.

17. TENANT'S INSURANCE

a. Tenant, at its sole cost and expense, shall, commencing on the date Tenant is given access to the Premises for any purpose, and during the entire Term hereof, procure, pay for and keep in full force and effect:

A. Comprehensive General Liability or Commercial General Liability insurance with respect to the Premises and the operations on or on behalf of Tenant, in, on or about the Premises, including but not limited to personal injury, product liability (if applicable), blanket contractual, broad form property damage liability coverage, liquor liability (if applicable), with ,-Minimum limits of $1,000,000 per occurrence, $2,000,000 in the aggregate. Not more frequently than once in each three (3) years, if, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate in comparison to that carried for comparable properties of similar usage Tenant shall increase said insurance coverage as reasonably required by Landlord; provided, however, that in no event shall the amount of liability insurance increase by more than fifty percent (50%) greater than the amount thereof during the preceding three (3) years of the Lease Term. However, the failure of Landlord to require any additional insurance coverage shall not be deemed to relieve Tenant from any obligations under this Lease. The insurance policy shall contain the following provisions:

(1) An endorsement naming Landlord and any other parties in interest designated by Landlord as an additional insured

;(2) An endorsement stating "such insurance as is,,afforded by this policy for the benefit of Landlord and any other additional insured shall be primary as respects any liability or claims arising out of the occupancy of the Premises by Tenant, or Tenant's operations and any insurance carried by Landlord, or any other additional insured shall be non contributory".

(3) Coverage must be on an "occurrence basis".

B. Automobile Liability Insurance for all owned, non-owned and hired vehicles with

C. Workers' Compensation coverage as required by law, including United States Longshoremen and Harborworkers Act (if applicable) and the Jones Act (if applicable), together with Employers Liability coverage with a limit of not less than $500,000.

D. Property insurance covering (i) all Tenant improvements on the Premises, if any, providing protection against any risk included within the classification "All Risk", including sprinkler leakage, earthquake and flood, (ii) all personal property of Tenant located in or at the premises, including but not limited to fixtures, furnishings, equipment and furniture, providing protection against any peril included within the classification "All Risk", including sprinkler leakage, earthquake and flood; and (iii) loss of income or business interruption insurance providing protection against any period included within the classification "All Risk", including sprinkler leakage, earthquake, and flood. With respect to improvements or alterations permitted under this Lease, Tenant shall carry or cause to be carried builder's risk insurance or an installation floater. Insurance shall be written on a replacement cost basis for all property indicated above.

E. All insurance required to be carried by Tenant hereunder shall be with companies rated A:X, or better, in the most recent edition of Best's Insurance Guide and licensed to provide the relevant insurance in the State of Georgia. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time when such insurance is required to be carried by Tenant, and thereafter at least thirty (30) days prior to the expiration or renewal date of any policy maintained by Tenant, copies of the policies or certificates evidencing such insurance. All policies and certificates delivered pursuant to this paragraph shall contain liability limits not less than those set forth in this Paragraph 17, and shall list the additional insureds and shall specify all endorsements and,special coverages required by this Paragraph 17. Each such policy shall contain an unqualified thirty-(30)-day notice of cancellation, non-renewal or material amendment thereof. For the purposes of this Paragraph 17, the term "Lease" shall mean the period from the Commencement Date through the later date to occur of (i) of the expiration or termination of the Lease Term, or (ii) the date Tenant surrenders physical possession of the Premises to Landlord. Any insurance required pursuant to this Lease may be provided by means of a so-called "blanket" policy, so long as the Premises are specifically covered (by rider, endorsement or otherwise), the limits of the policy are applicable on a "per location" basis to the Premises, and -"the policy otherwise complies with the provisions of this Lease. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

Landlord may, at any time, inspect and/or copy and approve any and all insurance policies required hereunder.

. If Tenant fails to procure, maintain and/or pay for at the times and for the durations specified in this Lease, any insurance required by this agreement, or fails to carry insurance required by any governmental requirements, Landlord may (but without obligation to do so) at any time or from time to time, and without notice, procure such insurance and Tenant agrees to pay the sums so paid by Landlord together with interest thereon as provided elsewhere herein and any costs or expenses incurred by Landlord in connection therewith, within ten (10) days following Landlord's written demand to Tenant for such pqynient.

C. Landlord shall use efforts to conduct its activities with respect to the Premises in a prudent and businesslike manner. However, Landlord or its agents shall not be liable for any damage to Tenant's property or Tenant's loss of income or extra expense resulting from fire, theft, explosion, falling plaster, steam, gas, electricity, water or rain which may lead from any part of the Premises or from the pipes, appliances or plumbing worl,,s therein or from the roof, street or sub-surface or from any other patent or latent cause whatsoever. Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditament. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or of defects therein or in the fixtures or equipment.

d. Tenant shall have included in all policies of insurance respectively obtained by it with respect to the Coi-nplex, the Parking Deck or Premises a waiver by the insurer of all right of subrogation against Landlord in connection with any loss or damage thereby insured against, and Landlord shall have included in all property insurance policies required to be maintained by Landlord under this Lease a waiver by the insurer of all right of subrogation against the Tenant in connection with any loss or damage thereby insured against. To the full extent permitted by law, Landlord as to its property insurance policies and Tenant as to all its policies, each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage results,from a cause covered by valid and collectible insurance in effect at the time of such loss or damage; provided however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation to the extent required above, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated.

18. REMEDIES CUMULATIVE

The rights given to Landlord and Tenant herein are in addition to any rights that may be given to Landlord or Tenant by any statute or under law. The utilization by a party of any remedy shall not be deemed an election of remedies, so as to preclude said party from utilizing other remedies at the same time.

19. ENTIRE, AGREEMENT - NO WAIVER

a. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease (except for changes to Rules) cannot be changed or terminated orally, and can be modified only in writing, executed by each party hereto. Tenant has not relied upon any statement, representation, prior written promises, or prior oral promises, agreements or warranties, except such as are expressed herein.

b. Failure of Landlord to declare any default immediately upon occurrence thereof,

or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law or in equity. No waiver by Landlord of a default by Tenant shall be implied, and no express waiver by Landlord shall affect any default other than the default specified in such waiver, and that only for the time and extension therein stated.

20. HOLDING OVER

If Tenant remains in possession of the Premises after expiration of the Term, or after any permitted termination of the Lease by Landlord, with Landlord's acquiescence and without any written agreement between the parties, Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the Monthl y Rental for said holdover period shall be double the amount of Rent due in the last month of the Term. Nothing herein shall be deemed to require Landlord to so acquiesce and any acquiescence, if given, can be terminated by Landlord, at any time. The provisions of this paragraph do not exclude Landlord's rights of re-entry or any other right or remedies provided or allowed hereunder and/or by law. There shall be no renewal of this Lease by operation of law. Nothing in this Paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration of the Term or any permitted termination of the Lease by Landlord.

21. NOTICES

a. Any notice by either party to the other shall be valid only if in writing and shall be deemed to be duly given only if delivered personally or sent by certified mail return receipt requested addressed (i) if to Tenant, at the Premises and (ii) if to Landlord, at Landlord's address set forth above, or at such other address for either party as that party may designate by notice in writing to the other. Notice shall be deemed given, if delivered personally, upon delivery thereof, and if sent by certified mail return receipt requested, three (3) days after deposit with the United States Postal Service.

b. Tenant hereby appoints as its agent to receive service. of all dispossessory or distraint proceedings, an employee of Tenant at the Premises at the time of such service.

2. HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES

a. The provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors, heirs, legal representatives and permitted assigns, it being understood that the term "Landlord" as used in this Lease means only the owner (or the ground lessee) for the time being of the Building of which the Premises are a part, so that in the event of any sale or sales of said Building (or of any lease thereof), Landlord named herein shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purcliaser, or the new ground lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Building. Should the Complex be severed as to ownership by sale and/or lease, then the owner of the Building or lessee of the Building that has the right to lease space in the Building to tenants shall be deemed "Landlord". Tenant shall be bound to any such succeeding party for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of such party-

b. The terms "Landlord" and "Tenant" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit  "the particular parties.

23. ATTORNEY'S FEES

In the event of any law suit or court action between Landlord and Tenant arising out of or under this Lease or the terms and conditions stated herein, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

24. TIME OF THE ESSENCE

It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

25. NO ESTATE IN LAND

Tenant has only a usufruct under this Lease, not subject to levy or sale, No estate shall pass out of Landlord by this Lease.

26. SECURITY DEPOSIT

Tenant has this day deposited with Landlord $0.00 as a security deposit for the performance by Tenant of all the terms, covenants and conditions of this Lease upon Tenant's part to be performed. Unless required to do so by law, Landlord shall have no obligation to segregate such security deposit from any other funds of Landlord, and interest earned on such security deposit, if any, shall belong to Landlord. Security deposits shall not be considered advance payments of Rent or a measure of Landlord's damages, in the case of a default by Tenant. The security deposit shall be returned to Tenant within thirty (30) days after the Expiration Date, provided Tenant has fully performed its obligations hereunder. Regardless of any permitted assignment of this Lease by Tenant, Landlord may return the security deposit to the original Tenant in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security deposit or the balance thereof, which shall sati,,sfy in full Landlord's obligation to return the security deposit. Landlord shall have the right to apply any part of said security deposit to cure any default of Tenant and if Landlord does so, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full security deposit on deposit at all times during the Term of this Lease. In a sale or lease of the Building subject to this Lease, Landlord shall transfer the security deposit to the purchaser or lessee, and Landlord shall thereupon be released from all liability for the return of such security deposit and Tenant shall look solely to the successor Landlord for the return of the security deposit. This provision shall apply to every transfer or assignment made of the security deposit to a successor Landlord. The security deposit shall not be assigned or encumbered by Tenant without the prior written consent of Landlord and any such unapproved assignment or encumbrance shall be void.

27. COMPLETION OF THE PREMISES

The Work Agreement sets forth, among other things, Landlord's and Tenant's agreement regarding improvements if any, to be made to the Premises. Any work required by Tenant as provided for in said Exhibit "D" shall be perforate within the provisions and according to all standards of said Exhibit "D".

28. PAINING AND ACCESS ARE, AS

a. Landlord reserves the unrestricted right, from time to time, to expand or change the perimeters of the Building or Land, any parking areas, driveways, access roads, or other areas, any or all of which may now or hereafter be located on the Land, or on land adjacent to the Land, or to construct new or additional buildings, parking areas, driveways, access roads or other areas, and to connect other structures (including, without limitation, parking decks) to the Building by way of surface or aerial walkways, or otherwise; provided, however, that the square footage of and access to the Premises shall not be permanently impaired in any substantial or materials aspects.

b. If at any time, in Landlord's opinion, it becomes necessary either, (i) for purposes of expanding, repairing, restoring, constructing or reconstructing all or any portion of the Complex, preventing the acquisition of public rights in the parking areas, driveways, access roads or other areas which may now or hereafter be located on or serve the Land, or (ii) for purposes of expanding, repairing, restoring, constructing or reconstructing any buildings, parking decks or other improvements now or hereafter placed, constructed, erected or maintained on the Land or on any land adjoining the Land, Landlord may, alone or in,,concert with the owners of land adjoining the Land, temporarily close off portions of such parking areas, driveways, access roads or other areas, erect private boundary marks or take such other action as Landlord deems necessary or desirable for such purposes. The exercise by the Landlord, from time to time, of its rights hereunder shall not be deemed an eviction of Tenant or a disturbance of Tenant's use of the Premises. Landlord reserves the right, from time to time, to dedicate portions of the parking areas, driveways, access roads, or other areas which may now or hereafter be located on the Land to the public. Tenant acknowledges and agrees that neither the Complex nor Tenant has the benefit of any easements for light and air and that no such easements (either express or implied) are intended to be granted by this Lease.

C. Tenant expressly acknowledges and agrees that nothing contained in this Lease shall authorize or permit, nor is it intended to authorize or permit, Tenant or any of its agents, employees or invitees to use the Parking Deck for any purpose whatsoever unless such use is authorized or permitted by agreements with or through Landlord or the owner of such Parking Deck outside the terms and provisions of this Lease. Tenant shall pay any parking charges that shall be validated by Tenant monthly at the appropriate rate charged by the parking lot. Use o ' f the Parking Deck is subject to such charges, limitations, rules, regulations and conditions from time to time imposed by Landlord and subject to reservation of certain parking spaces for particular tenants.

d. Tenant agrees that the number of parking spaces in the Project actually used by Tenant and its employees and guests will never at any time exceed the ratio of 2.7 parking spaces per 1,000 rentable square feet of the Premises. Landlord shall have the right to undertake any measures or promulgate and enforce any rules and regulations which Landlord deems necessary or appropriate to enforce this provision, including, by way of illustration but not limitation, restricting access to such parking spaces, or parking fines against or towing the automobiles of violating parties.

29. RULES AND REGULATIONS

The Rules and Regulations (collectively "Rules") set forth on Exhibit "C" are incorporated into and made a part of this Lease. Landlord may from time to time amend, modify, delete or add new and additional reasonable Rules for the use, operation, safety, cleanliness and care of the Premises and the Building. Such new or modified Rules shall be effective upon notice thereof to Tenant. Tenant will cause its employees and agents, or any others permitted by Tenant to occupy or enter the Premises to abide by the Rules at all times. In any breach of any Rules and failure to cure as permitted hereunder, Landlord shall have all remedies provided for in this Lease in the event of default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of the Rules. Landlord shall not be responsible to Tenant for the nonobservance of the Rules by any other tenant or person.

30. RIGHT TO RE LOCATE

a. If the Premises contains less than fifteen thousand (I 5,000) square feet of rentable area, Landlord may move the Tenant from the Premises to other office space within the Complex by giving Tenant not less than thirty (30) days' written notice, provided such other office space is substantially equivalent in area and interior finish (but not necessarily floor plan lay-out) to the Premises. If Tenant fails to relocate to such other office space or, in Landlord's sole opinion, unreasonably delays in relocating to such other office space, Tenant shall be in default hereunder, and notwithstanding any other provision herein to the contrary, Landlord, upon giving Tenant not less than fifteen (15) days written notice, shall immediately, without any further notice, be entitled to exercise any and all of Landlord's remedies hereunder in the event of default. If Landlord shall exercise its rights under this provision, Landlord shall reimburse Tenant for Tenant's actual and reasonable out-of-pocket expenses (including but not limited to moving costs, new stationery, business cards and similar paper products of Tenant which include Tenant's address) incurred in moving to such relocated Premises, after Tenant submits to Landlord an invoice, together with evidence of the actual expenses incurred by Tenant. Such invoice and evidence must be submitted by Tenant, if at all, within sixty (60) days after the date the expense in question is incurred, or Tenant shall no longer have a right to the reimbursement of such expenses.

b. If the Premises leased to Tenant contain less than fifteen thousand (I 5,000) square feet of rentable area, and Landlord desires to relocate the Premises because of the requirements of a third-party tenant, Landlord may instead have the right to terminate this Lease effective a t any time during the final twelve (12) months of the Lease Term upon giving written notice of such election to Tenant at least ninety (90) days prior to the effective date of such termination. If Landlord exercises such option to terminate this Lease, Landlord shall bear the cost of moving Tenant's furniture, files and other personal property from the Premises to other office space in the Metropolitan Atlanta, Georgia area selected by Tenant.

31. LATE PAYMENTS - ACCORD AND SATISFACTION

Any payment due of Tenant hereunder not received by Landlord within ten (IO) days of the date when due shall be assessed a five percent (5%) charge for Landlord's administrative and other costs in processing and pursuing the payment of such late payment, and shall be assessed an additional five percent (5%) charge for the aforesaid costs of Landlord for each month thereafter until paid in full. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent then due shall be deemed to be other than on account of the earliest stipulated Rent or other sums then due and payable under this Lease; nor shall any endorsement or statements on any check or any letter or other writing accompanying any check or payment be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sums then due under this Lease or pursue any other remedy provided in this Lease.

32. ESTOPPEL CERTIFICATE

Tenant shall, within ten (10) days of the request by Landlord, execute, acknowledge and deliver to Landlord, any Mortgagee, prospective Mortgagee or any prospective purchaser of the Property, the Building and the Complex, or both (as designated by Landlord), all Estoppel Certificate in recordable form, or in such other form wliicl-i Landlord requires, evidencing whether or not (a) this Lease is in fall force and effect; (b) this Lease has been amended in ally way; (c) Tenant has accepted and is occupying the Premises; (d) there are any existing defaults on the part of Landlord hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of Tenant (specifying the nature of such defaults, defenses or offsets, if any) (e) .--the date to which Rent and other amounts due hereunder, if any, have been paid; and (f) any such other information reasonably requested by Landlord. Each certificate delivered pursuant to this Paragraph may be relied on by Landlord, any prospective purchaser or transferee of Landlord's interest hereunder, or any Mortgagee or prospective Mortgagee. Tenant irrevocably appoints Landlord as its attomey-in-fact, coupled with an interest, to execute and deliver, for and in the name of Tenant, any document or instrument provided for in this paragraph, if Tenant fails to provide same in a timely manner.

33. SEVER ABILITY AND INTERPRETTATION

a. If any clause or provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforceability, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

b. Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

34. MULTIPLE TENANTS

If more than one individual or entity comprises and constitutes Tenant, then all individuals and entities comprising Tenant are and shall be jointly and severally liable for the due and proper performance of Tenant's duties and obligations arising under or in connection with this Lease.

35. FORCE MARJORIE

notwithstanding any provision in this Lease to the contrary, Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by causes beyond Landlord's control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God.

36. QUIET ENJOYMENT

So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

37. BROKE4 RAGE COMMISSION; INDEMNITY

OVERSEAS MANAGEMENT, INC. ("OMI") HAS ACTED AS AGENT FOR

LANDLORD IN THIS TRANSACTION AND CONNOLLY REALTY SERVICES, INC. HAS ACTED AS AGENT FOR TENANT IN THIS TRANSACTION. BOTH OMI AND CONNOLLY REALTY SERVICES, INC. ARE TO BE PAID A COMMISSION BY LANDLORD. Tenant warrants that there are no other claims for broker's commissions or finder's fees in connection with its execution of this Lease. Tenant hereby indemnities Landlord and holds Landlord harmless from and against all claims, loss, cost, damage or expense, including, but not limited to, reasonable attorney's fees actually incurred without regard to any statutory presumption and court costs, incurred by Landlord as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Tenant relative to this Lease. Landlord hereby indemnities Tenant and holds Tenant harmless from and against all claims, loss, cost, damage or expense, including, but not limited to, reasonable attorney's fees actually incurred without regard to any statutory presumption and court costs, incurred by Tenant as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Landlord, relative to this Lease.

38. EXCULPATION OF LANDLORD

a. Notwithstanding any provision in this Lease to the contrary, Landlord and Landlord's managing agent's liability with respect to or arising from.or in connection with this Lease shall be limited solely to Landlord's interest in the Complex. Neither Landlord, any of the partners of Landlord, any officer, director, principal, trustee, policyholder, shareholder,, attorney nor employee of Landlord or its managing agent shall have any personal liability whatsoever with respect to this Lease.

b. Landlord and Landlord's managing agent shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease. Tenant shall look solely to the equity of the Landlord in the Complex for the satisfaction of any money judgment to Tenant. Such exculpation of liability shall be absolute and without exception whatsoever.

39. ORIGINAL INSTRUMENT

Any number of counterparts of this Lease may be executed, and each such counterpart shall be deemed to be an original instrument.

40. APPLICABLE LAW

This Lease has been made under and shall be construed, interpreted and enforced under and in accordance with the laws of the State of Georgia.

41. NO RE, CORDATION OF LEASE

 Without the prior written consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

42. HAZARDOUS WASTES

Neither Tenant, its successors or assigns, nor any permitted assignee or sublessee,

licensee or other person or entity acting by or through Tenant, shall (either with or without negligence) cause or permit the escape, disposal or release of any "Hazardous Substances, or

Materials" (as hereinafter defined). Tenant shall not allow the storage or use of such Hazardous Substances or Materials in any manner not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such Hazardous Substances or Materials, nor allow to be brought into the Complex, the Parking Deck, the Property or the Premises any such Hazardous Substances or Materials except to use in the ordinary course of Tenant's business, relative to office copiers and then only if such Hazardous Substances or Materials are not prohibited by (and are only in amounts permitted by) law, after notice is given to Landlord of the identity of such Hazardous- Substances or Materials. Without limitation, Hazardous Substances or Materials shall include any biologically or chemically active substance and any waste, substance or material described in Section 101 (14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, 42 U.S.C. ,Section 9601 et seq., the Resource Conservation and Recovery Act, as amended from time to time, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Substances or Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to.time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Substances or Materials on the Premises, the Property, the Complex and the Parking Deck. Tenant indemnifies and covenants and agrees at its sole cost and expense, to protect and save Landlord harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, or expenses of any kind or of any nature whatsoever (including without limitation, reasonable attorney's fees. and expert's fees) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord arising from or out of any Hazardous Substances or Materials on, in, under or affecting the Premises, the Complex, the Property or the Parking Deck or any part thereof as a result of any act or omission by Tenant, its successors or assigns, or any permitted assignee, permitted sublessee or licensee or other person or entity acting at the direction with the consent of Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term.

43. SIGNS

No sign of any type or description shall be erected, placed or painted in or about the Premises, the Complex or the Land, except those signs submitted to Landlord in writing, and approved by Landlord in writing, which signs shall be in conformance with Landlord's sign criteria established for the Complex.

44. CONTROL OF COMMON ARE AS AND PARKING FACILITIES

All automobile parking areas, driveways, entrances and exists thereto, and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, and other areas and improvements provided by Landlord for the general use, in common, including the, Parking Deck (the "Common Areas"), of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right but not the obligation from time to time to establish, modify, and enforce reasonable rules and regulations with respect to the Common Areas; to police same, from time to time; to change the area, level and location and arrangement of parking areas and other facilities hereina bove referred to; to restrict parking by, and enforce parking charges (by operation of meters or otherwise) to tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons, and customers; to close all or any portion of said areas or facilities to such extent as may, in the opinion of the Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person of the public therein; to close temporarily all or any portion of the Common Areas; to discourage non-tenant parking; to charge a fee for visitors and customer parking; and to do and perform such other acts in and to said areas and improvements as, in the sole judgment of Landlord, shall be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. Landlord will operate and maintain the Common Areas in such a reasonable manner as Landlord shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority but not the obligation to designate a manager of the parking facilities or Common Areas or other facilities, who shall have full authority to make and enforce rules and regulations regarding the use of the same and to employ all personnel and to make and enforce all Rules pertaining to, and necessary for, the proper operation and maintenance of the parking areas or the Common Areas. Tenant shall comply (and shall require all persons within its control to comply) with such Rules, upon notice of same.

45. NO SMOKING

Tenant acknowledges that "smoking" is prohibited in all areas of the Premises, the Complex (including common areas and all grounds) and the Parking Deck except in areas, if any, outside the Building (and outside any other building in the Complex) that are designated by Landlord as "Designated Smoking Areas". Landlord shall have the right, but not the obligation, to designate an area or areas outside buildings in the Complex as "Designated Smoking Areas". Landlord shall have the right from time to time to change and or limit such Designated Smoking Areas and to enact future rules and regulations concerning smoking in such Designated Smoking Areas, including the right in Landlord's discretion, to prohibit smoking in the Designated Smoking Areas or the right to refuse to designate Designated Smoking Areas. Tenant agrees to comply in all respects with Landlord's prohibition and regulation of smoking and to enforce compliance against its employees, agents, invitees and other persons under the control and supervision of Tenant on Premises, the Complex and Parking Deck. Any violation of this provision shall be a default under this Lease and in addition and without limiting Landlord's rights and remedies in consequence of such default, entitle Landlord to assess a monetary fine against Tenant for each violation of this Section in the amount of $25.00. For purposes hereof, "smoking" means inhaling, exhaling, burning or carrying any lighted cigar, cigarette, pipe or other smoking equipment or device in any manner or form. Notwithstanding anything in this Lease to the contrary, no liability shall attach to the Landlord for any failure to enforce this provision (or similar provisions in other leases).

46. GUARANTEE

As an inducement for Landlord to enter into this Lease, Landlord shall be provided with a guaranty in the form attached as Exhibit "H".

47. LEASE BINDING UPON DELIVERY

This Lease shall not be binding until and unless all parties have duly executed said Lease and a fully executed counterpart of said Lease has been delivered to Tenant.

48. SPECIAL STIPULATIONS

The special stipulations attached hereto on Exhibit "F" and made a part hereof, if any, shall control if in conflict with any of the foregoing provisions of this Lease.

49. HEADINGS

The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

50. SURRENDER OF LEASE NOT MERGER

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger and may, at the option of Landlord, terminate all or any existing subleases or subtenants, or may, at the option of Landlord, operate as an assiginment to Landlord of any or all such subleases or subtenants.

51. MORTGAGEE PROTECTION

If there is a default by Landlord under this Lease, Tenant covenants to give notice by registered mail to, in addition to Landlord, any grantee of a deed to secure debt, mortgagee under a mortgage, or beneficiary under a deed of trust encumbering the Premises, whose address shall have been furnished it, and shall offer such grantee, mortgagee or beneficiary, a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

52. INTERFEREANCELandlord shall have no liability to Tenant nor shall Tenant have any right to terminate this Lease or claim any offset against or reduction in any sum to be paid hereunder because of interference with, or impairment to any extent, of light, air, visibility, or view, or because of damage or inconvenience due to noise, vibration or other matters resulting from the excavation, construction, repair or addition of or to, buildings adjacent to or near the. Complex. No easement of light or air is granted in this Lease or otherwise.

53. NO PARTNERSHIPS

Landlord shall not by the execution of this Lease in any way or for any purpose become a partner of Tenant in the conduct of its business or otherwise, or joint venturer or a member of a joint enterprise with the Tenant.

54. ADA

Tenant shall be responsible for compliance with Title III of the American with Disabilities Act of 1990 ("ADA") within the Premises and Landlord shall be responsible for compliance with Title III of the ADA relative to the Common Areas within the remainder of the Complex.

55. USE OF PRONOUN, RE, LATIONSHIP

The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed 4 proper reference even if Landlord or Tenant may be an individual, a partnership, a corporation, a trust or a group of individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense when there is more than one Tenant and to either corporations, companies, trusts, associations, partnerships, or individuals, males or females, shall be assumed as though in each case frilly expressed.

56. SURRENDER

No surrender of the Premises, or of the remainder of the Term of this Lease, shall be valid unless accepted in writing by Landlord.

57. WAIVER OF JURY TRIAL

TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT SHALL,

AND DO HERE-BY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

COUNTERCLAIM BROUGHT BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS ON ANY MATTERS ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OF, OR OCCUPANCY OF, THE PREMISES. TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS IN A SUMMARY PROCEEDING OR IN ANY ACTION BASED UPON NON-PAYMENT OF RENT OR ANY OTHER PAYMENT REQUIRED BY TENANT HERE-UNDER. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THIS SUBJECT.

,-58. NO THIRD PARTY BENEFICIARY

This Agreement is only intended to benefit, and is only enforceable by and against the parties hereto, their successors and assigns and no provisions herein are intended to benefit or be enforceable by any persons not a party to or successor or assign to any of the parties herein.

59. FINANCIAL STATEMENTS

Upon Landlord's written request therefor, but not more often than once per year, Tenant shall promptly furnish to Landlord a financial statement with respect to Tenant for its most recent fiscal year prepared in accordance with generally accepted accounting principles and certified to be tnie and correct by Tenant, which statement Landlord agrees to keep confidential and not use except in connection with proposed sale or loan transactions.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal, on the day and year first above written.

TENANT:

CORPFIN.COM

/s/ John C. Canouse

Authorized Signature

Type Name of Signatory

Authorized Signature

(CORPORATE SEAL)

Type Name of Signatory

Date Executed by Tenant:

Note: If Tenant is a corporation, two authorized corporate officers must execute this Lease in their appropriate capacities for Tenant, affixing the corporate seal.

(CORPORATE SEAL)

"LANDLORD"

OVERSEAS MANAGER Landlord

By:/s/ Marie MB Kastens

Its: VP General Manager

Date Executed by Landlord:

EXHIBIT "A"

SPACE PLAN OF PREMISES

[TO BE ATTACHED]

6 Where never used in this legal description (lie term "Phase I Property Line" means (lie common boundary

7 line between (lie property described below and that certain real property described in that Warranty Deed,

8 dated July 15, 1981, from Michael C. Carlos, George C. Carlos, and Andrew C. Carlos, togetheer doing

10 as Grantee, recorded in Deed Book 7903 page 160, Fulton County, Georgia Records.

I 1

12 All that tract or parcel of land lying and being in Land Lot 45, 17tli District, City of Atlanta County,

13 Georgia and being more particularly described as follows:

14

15 TO FIND THE TRUE POINT OF BEGINNING begin at a point formed by the intersection of the easternmost

1 6 riglit-of-way line of Peachtree Road (an 80 foot right-of-way) with the noffliernmost riglit-of-way line of

1 7 Highland Drive (a 50 foot right-of-way); proceed thence in a northeasterly direction along the aforesaid

1 8 easternmost right-of-way line a distance of 365.1 feet to a point; proceed thence along the aforesaid easternmost

1 9 riight-of-way line north 13'43'08 ' east a distance of 210.71 feet to a point; proceed thence along the aforesaid

20 easternmost rightt-of-way line, following (lie curvature thereof to the right, an arc distance of 85.86 feet to

24 north 30'36'03 ' east; proceed thence in a northeasterly direction along the aforesaid

25 way line, following the curvature thereof to the right, an arc distance of 19.75 feet to a point, said arc being

26 19.75 feet in length and bearing north 34' 14'49 " east; proceed in a northeasterly

27 direction along the aforeaid line following (lie curvature thereof to (lie right, an

28 arc distance of 156.18 feet to a point, said are being subtended by a 156.01 feet in length and bearing

29 north 38'00'33 ' east; proceed thence in a northeasterly direction along the aforesaid

30 line, following the curvature thereof to the right, an arc distance of 57.66 feet to a point, said arc being

3 57.66 feet in length and bearing north 41'56'06 '.east said point being'I'RUE

32 POINT OF BEGINNING.

33

34 FROM THE TRUE POINT OF BEGINNING THUS ESTABLISHED proceed thence in a

35 direction along the aforesaid easternmost f-way line, following the curvature thereof to the right, an

36 arc distance of 82.69 feet to a point, said arc being by a 82.69 feet in length and bearing

37 nor(li 42' 17'47 " east; proceed thence along the aforesaid easternmost-of-way line north 42'58'27 "

38 east a distance of 47.77 feet to a point; proceed thence along a Phase I Property Line 48'03'44'

39 east a distance of 113.77 feet to a point; proceed thence along a Phase I Property Line sou(Ii 13'51'45'

40 east a distance of 220.34 feet (o a point; proceed thencei 76' 1 1'25 " west a distance of 74.14 feet (o

41 a point; proceed thence north 74'31'03 " west a distance of 62.79 feet to a point; proceed thence sou(ii

42 31'11'25' west a distance of 3.77 feet to a point; proceed thence in a northwesterly direction along (lie

43 arc of a curve to the right, an arc distance of 131.99 feet to a point, said arc being

44 131.97 feet in length and bearing north 26'58'00' west to a point; proceed thence north 21' 19'11' west

45 a distance of 86.36 feet to a point; said point being THE TRUE POINT OF BEGINNING, said tract or

46 parcel of land being more particularly shown as containing 41,547 square feet (0.9538 acres) on that survey

47 prepared by Michael R registered land surveyor no. 1946, prepared for R-H

48 Corp., The First National Bank of Chicago and Chicago Title Insurance Company, dated June 12, 1987,

49 and last revised August 10, 1988, and being file no. 87140, which survey is incorporated herein reference.

EXHIBIT "C"

RULES AND REGULATIONS

1. No sign, picture, advertisement or notice shall be displayed by Tenant on any part of the Premises, the Building or the Complex unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant by Landlord at Tenant's expense. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior consent of the Landlord, including approval by Landlord of the quality, type, design, 'color and manner of attachment.

2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

3. Tenant shall not do or permit to be done in or about the Premises or Complex anything which shall increase the rate of insurance on said Complex or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc., nor use the Premises for sleeping, lodging, or cooking by any person at any time except with permission of Landlord. Tenant will be permitted to use for its own employees within the Premises a conventional coffee-maker. No vending machines of any kind will be installed, permitted or used on any part of the Premises. No part of said Complex or Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Complex or Premises without prior written consent of Landlord. No area outside of the Premises shall be used for storage purposes at any time.

4. No bicycles, motorcycles or other motorized vehicles, birds or animals of any kind shall be brought into said Complex. All vehicles shall be parked only in areas designated therefor by Landlord.

5. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Complex shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or adrrdt light into the Complex shall be covered or obstructed by Tenant. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

6. Only one key for each office in the Premises will be fumished Tenant without charge. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks or mechanisms thereof without written consent of Landlord. At the termination of the Lease, Tenant shall return to Landlord all keys fumished to Tenant by Landlord, or otherwise procured by Tenant, and if Tenant loses any keys so fumished, Tenant shall pay to Landlord the cost thereof.

7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment wl-tich Tenant may use in the Premises. No safes, furniture, filing cabinets, boxes, large parcels or other kind of freight shall be taken to or from the Premises or allowed in any elevator, hall or corridor at any time except by permission of and at times allowed by Landlord. Tenant shall make prior arrangements with Landlord for use of freight elevator for the purpose of transporting such articles and such articles may be taken in or out of said Complex only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. In no event shall any weight exceeding 50 pounds per square foot of floor space be placed upon any floor by Tenant, without prior written approval of Landlord.

8. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Premises, and no flammable, combustible, explosive, toxic or other 'hazardous fluid, chemical or substance shall be brought into the Complex.

9. The Complex shall be open to Tenant, its employees, and business visitors, between the hours of 7:00 a.m. and 6:00 p.m., on all days except Saturdays, Sundays and holidays and on Saturdays between - the hours of 7:00 a.m. and 1:00 p.m. Landlord may implement a card access security system to control access during other times. Landlord shafl not be liable for excluding any person from the Complex during other times, or for admission of any person to the Complex at any time, or for damages or loss for theft resulting therefrom to any person, including Tenant.

10. Unless explicitly permitted by the Lease, Tenant shall not employ any person other than Landlord's contractors and employees for the purpose of cleaning and taking care of the Premises. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring. Only persons authorized by the Landlord may fumish ice, drinking water, towels, and other similar services within the Complex and only at hours and under regulations fixed by Landlord.

11. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. AU glass, locks and trimmings in or upon the doors and windows of the Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Complex, the woodwork or the walls of the Premises, nor permit upon the Premises any noisome, noxious, noisy or offensive business.

12. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of the Landlord only, and no outside wiring men shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives. If telegraph or telephonic service is desired, the wiring for same shall be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated. The electric current shall not be used for power or heating unless written permission to do so shall first have been obtained from Landlord or its representatives in writing, and at an agreed cost to Tenant.

13. Tenant and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Landlord.

14. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Complex are prohibited, and Tenant shall cooperate to prevent the same.

15. Landlord shall have the right to change the name of the Complex and to change the street address of the Complex, provided that hi the case of a change in the street address, Landlord shall give Tenant not less than 180 days'prior notice of the change, unless the change is required by governmental authority.

16. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other lessees of the Complex.

17. These Rules and Regulation's are supplemental to, and shar not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease Agreement to which the same are attached.

18. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Complex and the Land, and for the preservation of good order therein.

EXHIBIT D

WORK AGREEMENT

In consideration of the mutual covenants and agreements contained in this Lease and in this Exhibit D, Landlord and Tenant do hereby expressly agree as follows:

1. Design of Tenant's Work. Landlord and Tenant have agreed on a preliminary plan described on Exhibit D - Schedule 2 (the "Preliminary Plan") for the improvements required by Tenant for the Premises. Tenant shall, at Tenant's cost and expense, using an architect that shall be first approved by Landlord, cause final detail design plans, specifications and working drawings designated as being ready for construction to be prepared in accordance with all applicable laws, ordinances, rules, regulations and codes of all governmental or quasigovernmental bodies (hereinafter collectively referred to as "Legal Requirements") and to be approved, in writing, by Landlord and Tenant (hereinafter collectively referred to as "Tenant's Plans"). Tenant may use "Tenant's Allowance" (hereinafter defined) for payment of preparation of Tenant's Plans. For the convenience of Tenant and on behalf of Tenant, Landlord, as Tenant's agent, has contracted with , to prepare Tenant's Plans for Tenant pursuant to the provisions hereof. Tenant's Plans shall include, but not be limited to, demolition plans, the location of all interior partitions doors, electrical switches and outlets and telephone outlets; reflected ceiling plan showing the location of all lights, fans, diffusers, and vents, electrical outlets, plumbing and mechanical plans; floor and wall coverings; signs and such other items as may be necessary or desirable in order to determine if, in Landlord's sole opinion, the work shown on Tenant's Plans is aesthetically compatible with the surrounding improvements, and in order to allow Landlord to obtain accurate bids on, and to accurately determine the cost to complete the installation of all such work shown on the Tenant's Plans (hereinafter collectively referred to as "Tenant's Work"). Tenant's Plans shall be minimum 1/8-inch scale architectural and engineering drawings, although details may be shown with a different scale. Tenant shall submit four (4) copies of Tenant's Plans to Landlord within thirty (30) days after the execution and delivery of this Lease by Landlord and Tenant. Tenant's Plans shall conforin to and be consistent with the Preliminary Plan. Landlord shall either approve (or approve with conditions) Tenant's Plans or disapprove Tenant's Plans and give Tenant the reasons for such disapproval. If Landlord shall disapprove Tenant's Plans, Tenant shall make the changes to Tenant's Plans as required by Landlord in order to obtain Landlord's approval of Tenant's Plans and Tenant shall resubmit Tenant's Plans to Landlord for Landlord's written approval. If Landlord has "approved with conditions", Tenant shall either accept in writing such conditions or resubmit the Tenant's Plans with changes to correct the issues that are the basis for such conditions and in such event, such resubmission shall be treated in the same way as if the Tenant's Plans had been initially disapproved by Landlord. This procedure shall continue until Tenant's Plans shall be finally approved by Landlord and Tenant. Landlord agrees to give Tenant its approval or disapproval of Tenant's Plans within five (5) business days of the date Tenant shall submit or resubmit any plans to Landlord. If Tenant shall fail to obtain Landlord's approval of Tenant's Plans within forty (40) days after the date of this Lease, for reasons other than a Landlord delay approving or giving comments to Tenant's Plans, then such delay after forty (40) days shall be a Tenant Delay for purposes of Section 4 (b) hereof Four (4) sets of Tenant's Plans as finally approved by Landlord and Tenant shall be signed and dated by Landlord and Tenant as ready for construction. Three (3) signed copies of same shall be retained by Landlord and one (1) signed copy shall be retained by Tenant. Tenant's Work performed pursuant to this Exhibit D shall be deemed permanent fixtures and shall become the property of Landlord upon completion of same by Landlord.

2. Building Standard Plans. Landlord has heretofore furnished to Tenant copies of the Building standard plans and specifications relating to the Premises and other areas adjacent thereto regarding, among other things, the location, type and layout of the electrical, plumbing, structural and mechanical systems, equipment and facilities serving the Premises, all of which shall be, or have heretofore been, installed by the Landlord. Tenant's Plans shall be designed to and shall be consistent extensions of the aforesaid Building standard plans.

3. Review of Tenant's Plans'. The review and approval of Tenant's Plans by Landlord are solely for purposes of determining, in Landlord's sole opinion, whether or not Tenant's Plans are compatible with the function, design, capacity and layout of the mechanical, structural, electrical and plumbing systems, facilities and equipment located in the Building. Landlord shall not be liable in any way whatsoever to Tenant or to any other person for the performance, design or quality of Tenant's Work, for its failure to comply with applicable Legal Requirements or for the utility or functional aspects of Tenant's Work.

4. Performance of Tenant's Work.

(a) Unless Landlord and Tenant otherwise agree, after approval of Tenant's -Plans, Landlord shall obtain, if Landlord does not act as CM coordinator, three (3) bids from outside contractors approved by Landlord to perform Tenant's Work. Landlord agrees to use the contractor providing the lowest bid and such bid price plus Landlord's direct contractor costs(s) and construction management fee (as set forth in 4(e) below) shall for purposes of this Lease be the "Cost of Tenant's Work".

(b) If Landlord shall be delayed in completing Landlord's construction as a result of.

(i) Tenant's request for materials, finishes or installations other than Landlord's standard; or

(ii) Tenant's changes in the approved plans; or

(ifi) Tenant's failure to approve the plans and specifications or the estimate of construction costs in a timely manner pursuant to the provisions hereinabove set forth; or

(iv) The performance of work by a person, firm or corporation employed by Tenant and delays in the completion of said work by said person, firm or corporation, then, Tenant agrees to pay to Landlord, in addition to any sum provided in Paragraph 8 of this Exhibit "D", a sum equal to any additional cost to Landlord in completing Landlord's construction resulting from any of the foregoing failures, acts or on-tissions of Tenant. Any such sums may be collected by Landlord as "additional rent" from time to time, upon demand, whether or not the Term shall have commenced and in the event of the default in payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of default in payment of Rent. All such delays in this Section 4 shall be Tenant Delays and shall not cause any extension or delay of the Commencement Date.

(c) Promptly after approval of Tenant's Plans and the ''Cost of Tenant's Work" (as hereinafter defined) by Landlord and Tenant, and provided Tenant has paid Landlord the "Cost Differential" (as hereinafter defined), if any, Landlord shall cause construction of Tenant's Work to be commenced. Landlord shall use reasonable efforts to cause Tenant's Work to be completed substantially in accordance with Tenant's Plans 'in an expeditious manner after commencement thereof, subject, however, to an extension of said time equal to the period of time that the performance of Landlord's obligations is prevented, delayed, retarded or hindered by acts of God, weather or unusual severity, fire, -earthquake, flood, explosion, action of the elements, malicious mischief, inability to procure or general shortage of labor, services material, equipment, facilities, or supplies in the open market, failure of transportation, strikes, lockouts, actions of labor unions, condemnation, public requisition, laws, orders of government or civil or defense authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of Landlord (collectively referred to as "Unavoidable Delays"). In any Unavoidable Delays, from time to time, during the course of performing Tenant's Work, the number of days set forth above in this Paragraph 4 shall be increased each time by a number of days equal to the number of days of each such delay.

(d) Tenant hereby appoints as the authorized

representative of Tenant for purposes of dealing-with Landlordwithrespect to all matters involving, directly or indirectly, Tenant's Plans and Tenant's Work including without limitation, change orders to Tenant's Plans (the "Designated Representative"). Tenant hereby warrants and represents to Landlord that the Designated Representative has the requisite power and authority to deal with Landlord in the manner contemplated herein and that Tenant shall be bound by the acts and on-ssions of the Iiesignated Representative.

(e) Subject to the provisions set forth in this Ediibit D and Landlord's receipt of a building permit, Landlord shall commence construction of Tenant's Work within ten (I 0) "days after final approval by Landlord of Tenant's Plans and approval by Landlord of the cost to complete Tenant's Work (the "Cost of Tenant's Work"). The cost of Tenant's Work shall include a construction management fee payable to Landlord in the amount of six (6%) percent of the Cost of Tenant's Work as CM coordinator. If Landlord performs the work of the general contractor, Tenant shall pay a construction management and general conditions fee payable to Landlord in the amount of seventeen (I 7%) percent of the Cost of Tenant's Work.

5. Notice of Substantial Completion. Upon completion of the Tenant's Work substantially in accordance with Tenant's Plans, Landlord shall fumish Tenant with notice thereof. Within five (5) days after receipt of such notice from Landlord:

(a) Tenant shall execute and deliver to Landlord the Certificate as to Term of

Lease attached hereto as Schedule.1 and incorporated herein by this reference if requested by Landlord;

(b) Tenant shall pay the first installment of Base Rental due under the Lease;

(c) Tenant shall pay to the Landlord the unpaid balance, if any, of the "Cost Differential" (hereinafter defined in Paragraph 8 below); and

(d) Tenant shall fumish Landlord at Tenant's expense with final as-built plans of Tenant's Work on reproducible mylar drawn to minimum 1/8-inch architectural scale.

Upon receipt of all of the items set forth above in this Paragraph 5, or at Landlord's election prior to such receipt, Landlord shall tender possession of the Premises to Tenant by written notice to Tenant.

6. Tenant's Inspection of Premises.

(a) Within five (5) days after the date of notice of substantial completion referred to in Paragraph 5 of this Exhibit D, the Designated Representative and Landlord shall jointly inspect the Premises for purposes of deterniffiffig whether or not any unfinished work which may be required to be performed pursuant to the Tenants'Plans ("Punchlist Items") remains incomplete. Landlord shall be responsible for causing the Punchlist Items to be completed as expeditiously as reasonably practicable, but in any event within ninety (90) days after the date of notice of substantial completion referred to in Paragraph 5 of this Exhibit D. subiect. however, to extensions of such ninety (90) day period resulting from Unavoidable Delays. Substantial completion of the Premises shall be deemed to have occurred so long as any PuncWist item does not reasonably prevent Tenant from beneficially occupying substantially all of the Premises and using the Premises for the purposes set forth in the Lease.

(b) The Designated Representative may, from time to time, visit the Premises and inspect same and may consult with Landlord and its supervisors, architects, engineers, and agents; provided, however, that the Designated Representative shall comply with all applicable legal Requirements and the requirements of all insurance policies carried by Landlord with respect to the Premises which may prohibit, limit or condition access to the Premises during the period of such construction. Tenant shall promptly notify Landlord of any deviations from Tenant's Plans in the construction of the Premises of which Tenant has knowledge.

7. Tenant's Work. Landlord shall contribute for Tenant's Work and Tenant's Plans an amount of money equal to the lesser of (a) the Cost of Tenant's Work and Tenant's Plans or (b) $10,102.44 (based upon $3.48 per rentable square foot times 2,903 rentable square feet) (said lesser amount hereinafter referred to as "Tenant's Allowance").

8. Cost Differential. For purposes of this Exhibit D, the ten-n "Cost Differential" shall mean the remainder, if any, obtained by subtracting the Tenant's Allowance from the Cost of Tenant's Work. Tenant shall pay the Cost Differential to Landlord prior to Landlord commencing Tenant's Work. The Cost Differential be due and owing to Landlord as Additional Rent. If there are any cost savings after deducting the Cost of Tenant's Work from Tenant's Allowance, there ,will be no credit to the Rent or any other sum due from Tenant under the Lease.

9. Change Orders. After commencement of the Tenant's Work by Landlord, but before commencement of any changes to Tenant's Plans, such changes to Tenant's Plans and the cost thereof (either deductive or additional) shall be mutually agreed upon in writing by both Landlord and Tenant and the cost of Tenant's Work shall be adjusted accordingly. No changes to Tenant's Work will be performed without written approval from Landlord and Tenant. Tenant shall comply with all of Landlord's requirements (as to submittals, details, costs figures, cooperation, and any other item and procedure) as to each such request for a change to Tenant's Plans. If any change results in an increase in the cost of Tenant's Work, an amount of money equal to such increase shall be paid to Landlord simultaneously with the approval of such change by Landlord and Tenant or the payment thereof shall otherwise be secured in a manner acceptable to Landlord. If, in Landlord's opinion, any change will prevent Landlord from completing Tenant's Work within the number of days set forth in Paragraph 4, of this Exhibit D, then such number of days shall be increased by a number of days which'shall be sufficient, in Landlord's reasonable estimation, to allow completion of Tenant's Work and such change.

EXHIBIT D SCHEDULE 1

CERTIFICATE AS TO TERM OF LEASE

WHEREAS, Overseas Partners (AFC), Inc. ("Landlord") and ("Tenant") entered into that certain Lease dated - (the "Lease");

WHEREAS, Landlord has delivered possession of the Premises pursuant to the Lease;

WHERE-AS, Landlord and Tenant desire to confi the date the Lease commences the .,date the Term expires, the dates Base Rent is due during the Term and the Base Year for purposes of the Lease.

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

I . For all purposes of this Certil7icate, all terms used herein that are defined ill tile Lease shall have the same meanings ascribed to them in the Lease.

2. The Term commenced oil the day of .., 20_, and, unless sooner terminated or extended as provided in the Lease, shall expire day of 20-, at 5:00 o'clock p.m.

3. Tenant has accepted, is satisfied with, and is in full possession of said Premises, including all improvements, additions and alterations thereto required to be i-nade by Landlord under the Lease.

4. The first monthly installment of Base Rental in accordance with the Lease has been paid, and each monthly installment of Base Rental thereafter shall be due and payable on the first (Ist) day of each month commencing through and including ...

Accordingly, Base Rental shall be due and payale iii thefollowing amounts in accordance with the Lease through the following dates:

Date Montiilv Installment Amount

5. The Base Year for the Lease shall be the calendar year

6. Landlord and Tenant hereby ratify and affirm the Lease and agree the Lease remains in full force and effect in accordance with its term, provided, however, to the extent olf any conflict between the Lease and this Certificate, this Lease Certificate shall control.

IN WITNESS WHERE, OF, Landlord and Tenant hereby executethis Certificate under seal this day of .., 2000

(SIGNATURES APPEAR ON THE FOLLOWING PAGE)

LANDLORD:

Overseas Management, Inc., as agent for

Landlord

By:

Title:

TENANT:

By: /s/John Canouse

Print

Title:

EXHIBIT D SCHEDULE 2 PRELIMINARY PLAN [TO BE ATTACHED]

EXHIBIT "E"

PROHIBITED USES OF PREMISES

Notwithstanding anything to the contrary contained in the Lease, the Premises shall not be used for or as:

(a) An on-site copying and/or printing business providing copying and/or printing services or any related services to retail or commercial customers or any other business that may solicit, provide or sell any copying, printing or word processing services (Moore Copies, Inc. ("MCI"), a tenant in the Complex, has been given the exclusive right to use its Premises to provide such services and, subject to the terms of MCI's Lease and, provided MCI is a tenant of the Complex, MCI, as a third party beneficiary in respect to such exclusive rights, may enforce such exclusive rights against any occupant of the Premises using the Premises in violation of MCI's exclusive rights);

(b) A retail branch banking facility, which term shall include, but not be limited to, any automated teller machine, drive-in banking location, or any other office or facility which takes deposits, or conducts any retail banking business;

(c) A travel agency;

(d) An executive suite (i.e. an office that is used by several individuals or businesses that shall not comprise a single business enterprise or be affiliated with each other and that shall share space in the office);

(e) a school or other school or instructional activities and purposes; a church or other religious activities; a trade association office or facility or to promote any trade association activities or similar purposes; a union office or to promote union activities or purposes; government owned or affiliated office or facility; any pornographic or prurient sex related activity or purpose (such as, but not limited to, an escort service or telephone sex service); a medical or dental office; a telemarketing business or operation; or

(f) any office that, by its nature, shall involve operations substantially on a round-theclock, 24 hour basis; or shall constitute a material additional burden to the services of the Building as compared to normal general office uses for standard building hours and holidays.

EXHIBIT "F"

SPECIAL STIPULATIONS

Letter of Credit - Tenant shall deliver to Landlord an irrevocable, unconditional letter of credit in favor of Landlord in the amount of $67,000.00, in a form acceptable to Landlord and issued by a bank in the Atlanta, Georgia metropolitan area. If Tenant defaults or otherwise fails to comply with the terms of the Lease for any reason, Landlord may immediately draw upon and receive payment under said letter of credit, it being the express intent of Landlord and Tenant that the letter of credit be used as a security deposit, securing the full and complete performance by Tenant of Tenant obligations under the Lease. Such letter of credit shall permit transfers of the payee thereunder if Landlord transfers its interest in the Building. The letter of credit shall be open and may be drawn upon for a period which expires two (2) months after the scheduled expiration of the Term; provided however, that such letter of credit may be of a duration shorter than said period, so long as Tenant replaces said letter of credit with a new letter of credit, on the same terms and conditions, and in the same amount, as the prior letter of credit, at least one (1) month prior to the expiration of the prior letter of credit., Tenant may deposit in lieu of the Letter of Credit, cash in the said amount of $67,000.00. Said $67,000.00 (but not the amount set fortli in Paragraph 26 of the Lease) shall be returned to Tenant upon delivery of the Letter of Credit described above, satisfactory to the Landlord. If Tenant fails to replace a prior letter of credit within the period required herein, then Landlord shall be immediately authorized and entitled to demand and receive payment under said letter of credit, and to apply and hold the proceeds therefrom as a security deposit under the terms and conditions of Paragraph 26

EXHIBIT "G"

COMPLEX STANDARD SERVICES

Landlord shall ftimish the following services to Tenant during the Term (the "Building Standard Services"):

(a) Hot and cold domestic water and common-use restrooms and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with the firstclass standards of the Complex.

(b) Subject to curtailment as required by governmental laws, rules or mandatory regulations and subject to the design conditions hereinafter provided, central heat and airconditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first-class standards of the Complex. In order to enable the central heating and air conditioning system to operate efficiently, Tenant agrees that it will not place within the Premises more than one (1) person per 225 square feet of rentable area. Such heating and air conditioning shall be furnished between 8:00 a.m. and 6:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 8:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the "Building Operating Hours").

(c) Electric lighting service for all public areas and special service areas of the Complex in the manner and to the extent reasonably deemed by Landlord to be in keeping with the first-class standards of the Complex.

(d) Janitor service shall be provided five (5) days per week, exclusive of Holidays (as hereinbelow defined), in a manner that Landlord reasonably deems to be consistent with the firstclass standards of the Complex.

(e) Security services for the Complex comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly situated first-class, multi-tenant office buildings in the City of Atlanta, Georgia; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

(f) Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed 1.25 watts per square foot o rentable area; and (ii) lighting (277 volts), provided that the total rated electrical design load for said lighting shall not exceed 1.40 watts per square foot of rentable area (each such rated electrical design load to be hereinafter referred to as the "Building Standard rated electrical design load").

Should Tenant's total rated electrical design load exceed the Building Standard rated electrical design load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building Standard circuits, Landlord will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers shall be hereinafter referred to as the "additional electrical equipment"). If the additional electrical equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building Standard rated electrical design load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the additional electrical equipment.

The design and installation of any additional electrical equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any additional electrical equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the additional electrical equipment (if applicable), plus any expenses incurred by Landlord in connection with the metering thereof.

If any of Tenant's electrical equipment requires conditioned air in excess of Building Standard air conditioning, the same shall be installed by Landlord (on Tenant's behalf), and -'Tenant shall pay all design, installation, metering and operating costs relating thereto.

If Tenant requires that certain areas within Tenant's Premises must operate in excess of the normal Building Operating Hours (as hereinabove defined), the electrical service to such areas shall be separately circuited and metered (at Tenant's expense) such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.

(g) All Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells.

(h) Non-exclusive multiple elevator cab passenger service, to the Premises during Building Operating Hours (as hereinabove defined) and at least o ne (1) elevator cab passenger service to the floor(s) on which the Premises are located twenty-four,(24) hours per day and nonexclusive freight elevator service during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith.

To the extent the services described above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its best efforts to cause the applicable public utilities to furnish same. Except for deliberate and willful act of Landlord, failure by Landlord to fumish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, not be construed as an eviction of-Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours. '

The following dates shall constitute "Holidays" as that term is used in this Lease Agreement: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday following Thanksgiving Day, Christmas, and any other holiday generally recognized as such by landlords of office space in the metropolitan Atlanta office market, as determined by Landlord in good faith. If in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Atlanta, Georgia on account of said holiday shall constitute the Holiday under this Lease Agreement.

EXHIBIT "H"

GUARANTY

[INTENTIONALLY DELETED]

EXHIBIT 10.4

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") made this 1st day of June, 2001, by and between eSAFETYWORLD, Inc., a public company whose address is 80 Orville Drive, Bohemia, New York 11716, hereinafter referred to as the "Consultant," and Corpfin.com, a Georgia corporation, whose principal place of business is located at Atlanta Financial Center, Suite 942, 3353 Peachtree Road, Atlanta, GA 30326, hereinafter referred to as "Company."

WHEREAS, Consultant has developed expertise and experience in Internet-based sales and other business applications. It desires to consult with the officers of the Company, and the administrative staff, and to undertake for the Company consultation as to the direction of certain functions in said management; and

WHEREAS, the Company desires to engage the services of Consultant as an independent contractor and not as an employee to perform for the Company consulting services regarding its business operation;

NOW, THEREFORE, it is agreed as follows:

1. Consultation Service. The Company hereby retains Consultant to perform services in accordance with the terms and conditions of this Agreement. Consultant will provide Company with advice regarding a variety of general business, management, planning and e-commerce applications.

2. Term of Agreement. The respective duties and obligations of the contracting parties shall be for a period of seven months commencing on June 1, 2001.

3. Time Devoted by Consultant. It is anticipated that Consultant will spend the time necessary to perform the services set forth in this Agreement. Services have already begun.

4. Place Where Services Are Rendered. Consultant will perform most of the services in accordance with this Agreement at its offices. In addition, Consultant may perform services by telephone or at other locations agreed to by the parties.

5. Liability. With regard to the services to be performed by Consultant pursuant to the terms of this Agreement, Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Company, for any acts or omissions in the performance of services on the part of Consultant or on the part of the agents or employees of Consultant, except when said acts or omissions of Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this Agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of Consultant and Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

6. Compensation. Initially, Consultant shall be required to expend significant effort to familiarize itself with the Company's operations, policies, procedures, opportunities, resources, strategic relationships, goals, and other circumstances relevant to the services to be provided by Consultant. The Company acknowledges that Consultant has already initiated the foregoing activities in anticipation of entering into this Agreement with the Company. After the Consultant's initial study of the Company's business and operations, Consultant will then be required to devote significant effort to developing a general business, management, planning and Internet strategy for the Company. The parties anticipate that the key components of this strategy will be identified and formulated within 90 days after the date of this Agreement. Thereafter, a substantially smaller involvement will be required of Consultant as the Company considers, adopts, and implements Consultant's recommendations. In recognition of the foregoing, the Company shall pay to Consultant a fixed, one-time fee of 1,750,000 shares of Company's common stock. Such payment shall be made by the Company to Consultant within 24 hours of the effectiveness of a registration statement covering such shares if such registration statement is filed by Company on or before December 31, 2001. If a registration statement has not been filed by December 31, 2001, Company shall make payment by January 31, 2002.

Consultant shall execute and deliver to the Company the Consultant's representation letter setting forth relevant facts on which the Company may rely in issuing the shares in reliance on exemptions from registration under applicable federal and state securities laws. At the request of the Board of Directors of the Consultant, the Company shall, at its expense, either (i) register the public resale of such common stock under the Securities Act of 1933, as amended, or (ii) satisfy the applicable requirements, including the preparation and filing of an Information Statement and Form 10 or Form 10-SB under the Securities Exchange Act of 1934 to enable the Consultant to distribute such shares of common stock to the stockholders of the Consultant and file the necessary Form 211 so as to list the Company's shares on the OTC Bulletin Board or other exchange. Consultant will assist Company in satisfying the foregoing requirements at no additional cost to the Company.

7. Reimbursement of Expenses. In addition, the Company shall reimburse Consultant for any reasonable out-of-pocket expenses incurred by Consultant pursuant to the terms of this Agreement. Such expenses must receive prior approval from Company and will be paid as the expenses are incurred. It is understood that Company will pay all costs and fees related to its obtaining certified audits and filing fees relating to filings of documents with the Securities and Exchange Commission, state securities agencies, NASDAQ or any similar regulatory agency.

8. Company Information. In connection with Consultant's engagement, the Company will furnish Consultant with any information concerning the Company that Consultant reasonably deems appropriate. Company will pay the costs of producing the information required herein including the cost of an audit by auditors authorized to practice before the Securities and Exchange Commission. Company will provide Consultant with access to the Company's officers, directors, accountants, counsel, and other advisors. In order to facilitate the foregoing, the parties agree as follows:

(a) The Company represents and warrants to Consultant that all such information concerning the Company will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges and agrees that Consultant will be using and relying upon such information supplied by the Company and its officers, agents, and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Consultant of the Company or its business or assets.

(b) Consultant understands that certain information to be provided by the Company concerning the business and operations of the Company, its subsidiaries, and affiliates will be confidential information and will be treated by Consultant as such. Consultant will not, directly or indirectly, make use of such information or divulge any such information to others except as authorized by the Company. For purposes of this Agreement, information about the business and operations of the Company, its subsidiaries, and affiliates shall be treated as confidential if such information is conspicuously marked on its face by the Company as "limited," "private," "confidential," or similarly marked to indicate its confidential nature.

(c) Upon termination of this Agreement, Consultant will surrender to the Company all records obtained by Consultant from the Company or entrusted to Consultant during the course of this Agreement (together with all copies thereof) that are conspicuously marked on their face by the Company as "limited," "private," "confidential," or similarly to indicate their confidential nature.

9. Consultant Independent Contractor. Consultant is engaged under the terms of this Agreement as an independent contractor, and nothing herein shall be construed as creating an employer/employee relationship between the parties. Consultant shall not have the authority to make any decisions with respect to any matter as to which Consultant renders consulting services or to enter into agreements or contracts on behalf of the Company or otherwise bind the Company. Consultant shall be solely liable for the payment of any taxes imposed or arising out of the payment of compensation to Consultant under this Agreement.

10. Assignment/Benefits. The benefits of this Agreement shall inure to the benefit of the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns, provided, however, that Consultant shall not assign or permit any other person or entity to assume its obligations hereunder without the prior written approval of the Company. The Company shall provide Consultant with notice of its consent or withholding of such consent within ten days after approval has been requested.

11. Equitable Relief. Consultant acknowledges that any breach or threatened breach or alleged breach or threatened alleged breach by Consultant of any of the provisions of this Agreement can cause irreparable harm to the Company or its subsidiaries or affiliates, for which the Company would have no adequate remedy at law. In the event of a breach or threatened breach or an alleged breach or alleged threatened breach by Consultant of any of the provisions of this Agreement, the Company, in addition to any and all other rights and remedies it may have under this Agreement or otherwise, may immediately seek any judicial action which the Company may deem necessary or advisable including, without limitation, the obtaining of temporary and preliminary injunctive relief.

12. Notice. Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given if personally served; if transmitted by facsimile if receipt is confirmed by the facsimile operator of the recipient; if sent by electronic mail if receipt is acknowledged by the recipient; if delivered by overnight courier service; or if mailed by certified mail, return receipt requested, addressed as follows:

If to the Company:

Corpfin.com

Atlanta Financial Center, Suite 942,

3353 Peachtree Road,

Atlanta, GA 30326

Attn: John Canouse, President

Facsimile No.: 404-504-9126

If to Consultant: eSAFETYWORLD, Inc.

80 Orville Drive

Bohemia, NY 11716

Attn: Edward A. Heil, President

Facsimile No.: 631-244-1549

or such other addresses, facsimile numbers, or electronic mail address as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission or electronic mail, one day after the date so sent by overnight delivery, or three days after the date so mailed.

Either party may change its address for notice purposes by giving notice to the other party pursuant to the above provision.

13. Headings. The headings of the paragraphs herein have been inserted for ease of reference only and shall not control or affect the meaning or interpretation of any of the terms and provisions hereof.

14. Governing Law. This Agreement is entered into under and shall be governed by the laws of the state of New York, excluding law respecting the choice or conflicts of law.

15. Further Action. The parties hereby agree to execute and deliver such additional documents and to take such further action as may become necessary or desirable to fully carry out the provisions and intent of this Agreement.

16. Form of Execution. A valid and binding signature hereto or any notice, demand, request, or other communication required or permitted hereunder may be in the form of a manual execution of a document or a true copy made by photographic, xerographic, or other electronic process that provides similar copy accuracy of a document that has been manually executed.

17. Enforcement. In the event of a dispute between the parties arising under this Agreement, the prevailing party in such dispute shall be entitled to recover its costs, including reasonable attorneys' fees, from the other party.

18. Nonwaiver. The failure of any party to exercise its rights in the event of a breach of any of the terms and provisions of this Agreement by the other party shall not constitute a waiver of any damages attributable to such breach nor a waiver of any such rights with respect to future, similar breaches.

19. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance of the rules of the American Arbitration Association , and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Suffolk County, State of New York. In the event that arbitration results from or arises out of this Agreement or the performance thereof or litigation to enforce any award entered therein, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In the event of any such claim or controversy, no action shall be entertained by said arbitration if initiated more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

20. Entire Agreement. This Agreement contains the entire agreement of the Parties and may be modified or amended only by agreement in writing, signed by the Parties. This Agreement supersedes all previous agreements between the Parties.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 1st day of June, 2001.

eSAFETYWORLD, Inc.:

By: ____________________

Its: ____________________

Corpfin.com, Inc.:

By: ___________________

Its: ___________________

EXHIBIT 10.6

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

CORPFIN.COM, INC.

Corpfin.Com, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting duly held, adopted resolutions (i) authorizing a series of the Corporation's authorized preferred stock, $.001 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 35 shares of Series A Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that the Corporation is authorized to issue 35 shares of Series A Convertible Preferred Stock (the "Preferred Stock"), $.001 par value per share, which shall have the following powers, designations, preferences and other special rights:

1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

Conversion Date. The term "Conversion Date" shall have the meaning set forth in subparagraph 4(c) below.

Conversion Percentage. The term "Conversion Percentage" shall mean the number of shares deliverable upon conversion of a share of Preferred Stock which would equal one-tenth of one percent of the total issued and outstanding Common Stock at the time of conversion on a fully diluted basis. The Conversion Percentage shall be non-dilutable until conversion pursuant to subparagraph 4 below. Following conversion, pursuant to paragraph 4, the holder of such Common Stock shall have no dilution protection.

Issue Date. The term "Issue Date" shall mean the date that shares of Preferred Stock are first issued by the Corporation.

Dividend Junior Stock. The term 'Dividend Junior Stock" shall mean the Common Stock and any class or series of stock that is designated after the filing date of this Certificate of Rights, Designations and Preferences (the 'Filing Date') pursuant to the provisions of the Certificate of Incorporation if the holders of the Preferred Stock are entitled to the receipt of dividends in preference or priority to the holders of shares of such stock.

Dividend Senior Stock. The term 'Dividend Senior Stock' shall mean any class or series of stock that is designated after the Filing Date pursuant to the provisions of the Certificate of Incorporation if the holders of such stock are entitled to the receipt of dividends in preference or priority to the holders of the Preferred Stock.

Liquidation Junior Stock. The term 'Liquidation Junior Stock' shall mean the Common Stock and any class of series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of the Preferred Stock are entitled to receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in preference or priority to the holders of shares of such stock.

Liquidation Parity Stock. The term 'Liquidation Parity Stock' shall mean any class or series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of the Preferred Stock and the holders of such class or series of stock are entitled to the receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in proportion to their respective aggregate liquidation prices without preference or priority of one over the other.

Liquidation Senior Stock. The term 'Liquidation Senior Stock' shall mean the Preferred Stock and any class or series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of such class or series of stock are entitled to the receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in proportion to their respective aggregate liquidation prices in preference or priority to the holders of the Preferred Stock.

2. Dividends. The Preferred Shares shall not bear any dividends.

3. Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Liquidation Senior Stock, but before any distribution or payment shall be made to the holders of Liquidation Junior Stock, the holders of the Preferred Stock shall be entitled to be paid the aggregate Subscription Price of all outstanding shares of Preferred Stock as of the date of such liquidation or dissolution or such other winding up, and no more, in cash or in property taken at its fair value as reasonably determined by the Board of Directors, or both, at the election of the Board of Directors. As used herein 'Subscription Price' shall mean $100,000. However, any shares issued in exchange for services rendered rather than cash shall have a subscription price of $1,000 per share. If such payment shall have been made in full to the holders of the Preferred Stock, and if payment shall have been made in full to the holders of any Liquidation Senior Stock and Liquidation Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Liquidation Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Preferred Stock and of any Liquidation Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Liquidation Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Preferred Stock and of any Liquidation Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

4. Conversion Rights. The Preferred Stock shall be convertible into Common Stock as follows:

(a) Optional Conversion. Subject to and upon compliance with the provisions of this paragraph 4, the holder of any shares of Preferred Stock shall have the right at such holder's option, at any time to convert all, but no less than all, of such shares of Preferred Stock into fully paid and nonassessable shares of Common Stock in an amount equal to the Conversion Percentage in effect on the Conversion Date upon the terms hereinafter set forth.

(b) Automatic Conversion. Each outstanding share of Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into fully paid and nonassessable shares of Common Stock in an amount equal to the Conversion Percentage then in effect upon the closing of an underwritten public ofering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of the Common Stock with aggregate proceeds to the Company of at least $10 million (the 'IPO'). The holder of any such Common Stock resulting from any such conversions agrees not to sell or otherwise dispose of any securities of the Corporation for a period of up to 365 days following the effective date of the registration statement for the initial public offering (up to 180 days for follow-on offerings) if so required by the underwriters of such offering.

(c) Mechanics of Conversion. The holder of any shares of Preferred Stock may exercise the conversion right specified in subparagraph 4(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Upon the occurrence of the event specified in subparagraph 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Preferred Stock are either delivered to the Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made or on the date of the occurrence of the event specified in subparagraph 4(b), as the case may be, and such date is referred to herein as the 'Conversion Date.' As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversions pursuant to subparagraph 4(b)) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 4(d). The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date.

(d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price. Current Market Price per share of Common Stock shall be deemed to be the fair value as determined in good faith by the Board of Directors, irrespective of any accounting treatment.

(e) Conversion Adjustments.

(i) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of substantially the assets of the Corporation as an entirety or substantially as an entirety, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Preferred Stock.

(ii) Rounding of Calculations, Minimum Adjustment. All calculations under this subparagraph (e) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be.

(f) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

(g) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

(h) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

(i) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the shares to be issued at less than the par value, if any, of the Common Stock).

(j) Surrender of Certificates. In the event that any holder of Preferred Stock, having become obligated hereunder to surrender the certificates evidencing shares of Preferred Stock as a result of their conversion to Common Stock hereunder, shall fail to deliver such certificates, the Corporation may, at its option, in addition to all other remedies it may have, (i) cancel on its books the certificate or certificates representing the shares of Preferred Stock so converted, and (ii) send to such holder by registered mail, return receipt requested, the certificate or certificates for the Common Stock into which such Preferred Stock shall have been so converted.

5. Voting Rights.

(a) The holders of shares of Preferred Stock shall not be entitled to vote upon any matters upon which holders of the Common Stock have the right to vote.

6. Covenants. In addition to any other rights provided by law, so long as any Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Preferred Stock then outstanding, will not amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would materially alter adversely or materially adversely change in any manner the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Preferred Stock, or increase or decrease the number of shares of Preferred Stock authorized hereby. Nothing contained herein shall prevent the Corporation from authorizing or issuing, from time to time, Dividend or Liquidation Junior Stock, Parity Stock, Dividend Junior Stock, or Liquidation Parity Stock.

7. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

8. Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Preferred Stock into Common Stock.

10. Withholding Tax Obligations. Notwithstanding anything herein to the contrary, to the extent that the Corporation receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Preferred Stock so effected, the Corporation may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any Series A Preferred Share on the holder of such Preferred Stock depositing with the Corporation an amount of cash sufficient to enable the Corporation to satisfy its withholding tax obligations (the "Withholding Tax") with respect to such distribution. Notwithstanding the foregoing or anything to the contrary, if any holder of the Preferred Stock so effected receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Corporation, the Corporation shall not be permitted to condition the making of any such distribution in respect of any Series A Preferred Share on the holder of such Preferred Stock depositing with the Corporation any Withholding Tax with respect to such distribution, provided, however, the Corporation may reasonably condition the making of any such distribution in respect of any Series A Preferred Share on the holder of such Preferred Stock executing and delivering to the Corporation, at the election of the holder, either: (i) if applicable, a properly completed Internal Revenue Service Form 4224, or (a) an indemnification agreement in reasonably acceptable form, with respect to any federal tax liability, penalties and interest that may be imposed upon the Corporation by the Internal Revenue Service as a result of the Corporation's failure to withhold in connection with such distribution to such holder.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by John C. Canouse, its Chief Executive Officer, as of the 17th day of August, 1999.

CORPFIN.COM, INC.

By: /s/ John C. Canouse

Name: John C. Canouse

Title: Chief Executive Officer

EXHIBIT 10.7

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

OF

CORPFIN.COM, INC.

Corpfin.com, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting duly held, adopted resolutions (i) authorizing a series of the Corporation's authorized preferred stock, $.001 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 2,500,000 shares of Series B Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that the Corporation is authorized to issue 2,500,000 shares of Series B Convertible Preferred Stock (the "Preferred Stock"), $.001 par value per share, which shall have the following powers, designations, preferences and other special rights:

1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

Conversion Date. The term "Conversion Date" shall have the meaning set forth in subparagraph 4(c) below.

Conversion Price. The term "Conversion Price" shall equal $1.00 per share as adjusted in paragraph 4(e) herein.

Issue Date. The term "Issue Date" shall mean the date that shares of Preferred Stock are first issued by the Corporation.

Dividend Junior Stock. The term 'Dividend Junior Stock shall mean the Common Stock and any class or series of stock that is designated after the filing date of this Certificate of Rights, Designations and Preferences (the 'Filing Date') pursuant to the provisions of the Certificate of Incorporation if the holders of the Preferred Stock are entitled to the receipt of dividends in preference or priority to the holders of shares of such stock.

Dividend Senior Stock. The term 'Dividend Senior Stock' shall mean any class or series of stock that is designated after the Filing Date pursuant to the provisions of the Certificate of Incorporation if the holders of such stock are entitled to the receipt of dividends in preference or priority to the holders of the Preferred Stock.

Liquidation Junior Stock. The term 'Liquidation Junior Stock' shall mean the Common Stock and any class of series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of the Preferred Stock and Series A Preferred Stock are entitled to receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in preference or priority to the holders of shares of such stock.

Liquidation Parity Stock. The term 'Liquidation Parity Stock' shall mean any class or series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of the Preferred Stock and the holders of such class or series of stock are entitled to the receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in proportion to their respective aggregate liquidation prices without preference or priority of one over the other.

Liquidation Senior Stock. The term 'Liquidation Senior Stock' shall mean the Series A Preferred Stock and any class or series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of such class or series of stock are entitled to the receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in proportion to their respective aggregate liquidation prices in preference or priority to the holders of the Preferred Stock.

Series A Preferred Stock. The term 'Series A Preferred Stock' shall mean the Series A Preferred Stock, $0.001 par value, of the Corporation.

2. Dividends. The Preferred Shares shall bear dividends in preference to the holders of Common Stock at an annual rate of 1% of the Subscription Price from legally available funds when, as and if declared by the Board of Directors of the Corporation, payable subordinate to any payments to be made on the Dividend Senior Stock and in preference and priority to any payment of any dividend on Dividend Junior Stock. No dividends shall be declared or paid with respect to Dividend Junior Stock (other than a dividend payable solely in Common Stock of the Corporation) unless a dividend of equal or greater amount per share (on an as converted to Common Stock basis) is first declared and paid with respect to the Preferred Stock.

3. Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Liquidation Senior Stock, but before any distribution or payment shall be made to the holders of Liquidation Junior Stock, the holders of the Preferred Stock shall be entitled to be paid the aggregate Subscription Price of all outstanding shares of Preferred Stock as of the date of such liquidation or dissolution or such other winding up, and no more, in cash or in property taken at its fair value as reasonably determined by the Board of Directors, or both, at the election of the Board of Directors. As used herein 'Subscription Price' shall mean $1.00 per share of Preferred Stock. If such payment shall have been made in full to the holders of the Liquidation Preferred Stock, and if payment shall have been made in full to the holders of any Liquidation Senior Stock and Liquidation Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Liquidation Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Preferred Stock and of any Liquidation Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Liquidation Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Preferred Stock and of any Liquidation Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

4. Conversion Rights. The Preferred Stock shall be convertible into Common Stock as follows:

(a) Optional Conversion. Subject to and upon compliance with the provisions of this paragraph 4, the holder of any shares of Preferred Stock shall have the right at such holder's option, at any time to convert all, but no less than all, of such shares of Preferred Stock into fully paid and nonassessable shares of Common Stock on a one for one basis for each share of Preferred Stock..

(b) Automatic Conversion. Each outstanding share of Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into fully paid and nonassessable shares of Common Stock in an amount equal to the Conversion Percentage then in effect upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of the Common Stock with aggregate proceeds to the Company of at least $10 million (the 'IPO'). The holder of any such Common Stock resulting from any such conversions agrees not to sell or otherwise dispose of any securities of the Corporation for a period of up to 365 days following the effective date of the registration statement for the initial public offering (up to 180 days for follow-on offerings) if so required by the underwriters of such offering.

(c) Mechanics of Conversion. The holder of any shares of Preferred Stock may exercise the conversion right specified in subparagraph 4(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Upon the occurrence of the event specified in subparagraph 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Preferred Stock are either delivered to the Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made or on the date of the occurrence of the event specified in subparagraph 4(b), as the case may be, and such date is referred to herein as the 'Conversion Date.' As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversions pursuant to subparagraph 4(b)) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 4(d). The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date.

(d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price. Current Market Price per share of Common Stock shall be deemed to be the fair value as determined in good faith by the Board of Directors, irrespective of any accounting treatment.

(e) Conversion Adjustments.

(i) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of substantially the assets of the Corporation as an entirety or substantially as an entirety, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Preferred Stock.

(ii) Rounding of Calculations, Minimum Adjustment. All calculations under this subparagraph (f) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be.

(f) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

(g) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

(h) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

(i) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the shares to be issued at less than the par value, if any, of the Common Stock).

(j) Surrender of Certificates. In the event that any holder of Preferred Stock, having become obligated hereunder to surrender the certificates evidencing shares of Preferred Stock as a result of their conversion to Common Stock hereunder, shall fail to deliver such certificates, the Corporation may, at its option, in addition to all other remedies it may have, (i) cancel on its books the certificate or certificates representing the shares of Preferred Stock so converted, and (ii) send to such holder by registered mail, return receipt requested, the certificate or certificates for the Common Stock into which such Preferred Stock shall have been so converted.

5. Voting Rights.

The holders of shares of Preferred Stock shall have no voting rights.

6. Covenants. In addition to any other rights provided by law, so long as any Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Preferred Stock then outstanding, will not amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would materially alter adversely or materially adversely change in any manner the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Preferred Stock, or increase or decrease the number of shares of Preferred Stock authorized hereby. Nothing contained herein shall prevent the Corporation from authorizing or issuing, from time to time, Dividend or Liquidation Junior Stock, Parity Stock, Dividend Junior Stock, or Liquidation Parity Stock.

7. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

8. Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Preferred Stock into Common Stock.

10. Withholding Tax Obligations. Notwithstanding anything herein to the contrary, to the extent that the Corporation receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Preferred Stock so effected, the Corporation may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any Series B Preferred Share on the holder of such Preferred Stock depositing with the Corporation an amount of cash sufficient to enable the Corporation to satisfy its withholding tax obligations (the "Withholding Tax") with respect to such distribution. Notwithstanding the foregoing or anything to the contrary, if any holder of the Preferred Stock so effected receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Corporation, the Corporation shall not be permitted to condition the making of any such distribution in respect of any Series B Preferred Share on the holder of such Preferred Stock depositing with the Corporation any Withholding Tax with respect to such distribution, provided, however, the Corporation may reasonably condition the making of any such distribution in respect of any Series B Preferred Share on the holder of such Preferred Stock executing and delivering to the Corporation, at the election of the holder, either: (i) if applicable, a property completed Internal Revenue Service Form 4224, or (a) an indemnification agreement in reasonably acceptable form, with respect to any federal tax liability, penalties and interest that may be imposed upon the Corporation by the Internal Revenue Service as a result of the Corporation's failure to withhold in connection with such distribution to such holder.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by John C. Canouse, its Chief Executive Officer, as of the 29th day of October, 1999.

CORPFIN.COM, INC.

B y: /s/ John C. Canouse

Name: John C. Canouse

Title: Chief Executive Officer

EXHIBIT 10.8

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS

OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

CORPFIN.COM, INC.

Corpfin.com, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting duly held, adopted resolutions (i) authorizing a series of the Corporation's authorized preferred stock, $.001 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 1,000 shares of Series C Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that the Corporation is authorized to issue 1,000 shares of Series C Convertible Preferred Stock (the "Preferred Stock"), $.001 par value per share, which shall have the following powers, designations, preferences and other special rights:

1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified.

Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

Conversion Date. The term "Conversion Date" shall have the meaning set forth in subparagraph 4(c) below.

Dividend Junior Stock. The term 'Dividend Junior Stock shall mean the Common Stock and any class or series of stock that is designated after the filing date of this Certificate of Rights, Designations and Preferences (the 'Filing Date') pursuant to the provisions of the Certificate of Incorporation if the holders of the Preferred Stock are entitled to the receipt of dividends in preference or priority to the holders of shares of such stock.

Dividend Senior Stock. The term 'Dividend Senior Stock' shall mean any class or series of stock that is designated after the Filing Date pursuant to the provisions of the Certificate of Incorporation if the holders of such stock are entitled to the receipt of dividends in preference or priority to the holders of the Preferred Stock.

Issue Date. The term "Issue Date" shall mean the date that shares of Preferred Stock are first issued by the Corporation.

Liquidation Junior Stock. The term 'Liquidation Junior Stock' shall mean the Common Stock and any class of series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of the Preferred Stock, Series A Preferred Stock and Series B Preferred Stock are entitled to receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in preference or priority to the holders of shares of such stock.

Liquidation Parity Stock. The term 'Liquidation Parity Stock' shall mean any class or series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of the Preferred Stock and the holders of such class or series of stock are entitled to the receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in proportion to their respective aggregate liquidation prices without preference or priority of one over the other.

Liquidation Senior Stock. The term 'Liquidation Senior Stock' shall mean the Series A Preferred Stock, the Series B Preferred Stock and any class or series of stock that is designated after the Filing Date pursuant to the Certificate of Incorporation if the holders of such class or series of stock are entitled to the receipt of amounts distributable upon liquidation, dissolution, or winding up of the Corporation in proportion to their respective aggregate liquidation prices in preference or priority to the holders of the Preferred Stock.

Series A Preferred Stock. The term 'Series A Preferred Stock' shall mean the Series A Convertible Preferred Stock, $0.001 par value, of the Corporation.

Series B Preferred Stock. The term 'Series B Preferred Stock' shall mean the Series B Convertible Preferred Stock, $0.001 par value, of the Corporation.

2. Dividends. The Preferred Shares shall bear dividends in preference to the holders of Common Stock at an annual rate of 1% of the Subscription Price from legally available funds when, as and if declared by the Board of Directors of the Corporation, payable subordinate to any payments to be made on the Dividend Senior Stock and in preference and priority to any payment of any dividend on Dividend Junior Stock. No dividends shall be declared or paid with respect to Dividend Junior Stock (other than a dividend payable solely in Common Stock of the Corporation) unless a dividend of equal or greater amount per share (on an as converted to Common Stock basis) is first declared and paid with respect to the Preferred Stock.

3. Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Liquidation Senior Stock, but before any distribution or payment shall be made to the holders of Liquidation Junior Stock, the holders of the Preferred Stock shall be entitled to be paid the aggregate Subscription Price of all outstanding shares of Preferred Stock as of the date of such liquidation or dissolution or such other winding up, and no more, in cash or in property taken at its fair value as reasonably determined by the Board of Directors, or both, at the election of the Board of Directors. As used herein 'Subscription Price' shall mean $1,000.00 per share of Preferred Stock. If such payment shall have been made in full to the holders of the Preferred Stock, and if payment shall have been made in full to the holders of any Liquidation Senior Stock and Liquidation Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Liquidation Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Preferred Stock and of any Liquidation Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Liquidation Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Preferred Stock and of any Liquidation Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

4. Conversion Rights. The Preferred Stock shall be convertible into Common Stock as follows:

(a) Optional Conversion. Subject to and upon compliance with the provisions of this paragraph 4, the holder of any shares of Preferred Stock shall have the right at such holder's option, at any time to convert all, but no less than all, of such shares of Preferred Stock into fully paid and nonassessable shares of Common Stock on a one thousand for one basis for each share of Preferred Stock.

(b) Automatic Conversion. Each outstanding share of Preferred Stock shall automatically be converted, without any further act of the Corporation or its stockholders, into fully paid and nonassessable shares of Common Stock on a one thousand for one basis for each share of Preferred Stock upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of the Common Stock with aggregate proceeds to the Company of at least $10 million (the 'IPO'). The holder of any such Common Stock resulting from any such conversions agrees not to sell or otherwise dispose of any securities of the Corporation for a period of up to 365 days following the effective date of the registration statement for the initial public offering (up to 180 days for follow-on offerings) if so required by the underwriters of such offering.

(c) Mechanics of Conversion. The holder of any shares of Preferred Stock may exercise the conversion right specified in subparagraph 4(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Upon the occurrence of the event specified in subparagraph 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of Preferred Stock are either delivered to the Corporation or any transfer agent of the Corporation. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made or on the date of the occurrence of the event specified in subparagraph 4(b), as the case may be, and such date is referred to herein as the 'Conversion Date.' As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversions pursuant to subparagraph 4(b)) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in subparagraph 4(d). The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date.

(d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price. Current Market Price per share of Common Stock shall be deemed to be the fair value as determined in good faith by the Board of Directors, irrespective of any accounting treatment.

(e) Conversion Adjustments.

(i) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of substantially the assets of the Corporation as an entirety or substantially as an entirety, each share of Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the shares of Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Preferred Stock.

(ii) Rounding of Calculations, Minimum Adjustment. All calculations under this subparagraph (f) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be.

(f) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.

(g) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

(h) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

(i) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the shares to be issued at less than the par value, if any, of the Common Stock).

(j) Surrender of Certificates. In the event that any holder of Preferred Stock, having become obligated hereunder to surrender the certificates evidencing shares of Preferred Stock as a result of their conversion to Common Stock hereunder, shall fail to deliver such certificates, the Corporation may, at its option, in addition to all other remedies it may have, (i) cancel on its books the certificate or certificates representing the shares of Preferred Stock so converted, and (ii) send to such holder by registered mail, return receipt requested, the certificate or certificates for the Common Stock into which such Preferred Stock shall have been so converted.

5. Voting Rights.

The holders of shares of Preferred Stock shall have no voting rights.

6. Covenants. In addition to any other rights provided by law, so long as any Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Preferred Stock then outstanding, will not amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would materially alter adversely or materially adversely change in any manner the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Preferred Stock, or increase or decrease the number of shares of Preferred Stock authorized hereby. Nothing contained herein shall prevent the Corporation from authorizing or issuing, from time to time, Liquidation Junior Stock, Liquidation Parity Stock or Dividend Junior Stock.

7. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

8. Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock certificates representing the Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock certificate(s), the Corporation shall execute and deliver new Preferred Stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue Preferred Stock certificates if the holder contemporaneously requests the Corporation to convert such Preferred Stock into Common Stock.

10. Withholding Tax Obligations. Notwithstanding anything herein to the contrary, to the extent that the Corporation receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Preferred Stock so effected, the Corporation may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any share of Preferred Stock on the holder of such Preferred Stock depositing with the Corporation an amount of cash sufficient to enable the Corporation to satisfy its withholding tax obligations (the "Withholding Tax") with respect to such distribution. Notwithstanding the foregoing or anything to the contrary, if any holder of the Preferred Stock so effected receives advice in writing from its counsel that there is a reasonable basis to believe that the Corporation is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Corporation, the Corporation shall not be permitted to condition the making of any such distribution in respect of any share of Preferred Stock on the holder of such Preferred Stock depositing with the Corporation any Withholding Tax with respect to such distribution, provided, however, the Corporation may reasonably condition the making of any such distribution in respect of any share of Preferred Stock on the holder of such Preferred Stock executing and delivering to the Corporation, at the election of the holder, either: (i) if applicable, a properly completed Internal Revenue Service Form 4224, or (ii) an indemnification agreement in reasonably acceptable form, with respect to any federal tax liability, penalties and interest that may be imposed upon the Corporation by the Internal Revenue Service as a result of the Corporation's failure to withhold in connection with such distribution to such holder.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by John C. Canouse, its Chief Executive Officer, as of the 13th day of December, 2000.

CORPFIN.COM, INC.

By: /s/ John C. Canouse

Name: John C. Canouse

Title: Chief Executive Officer

EXHIBIT 10.9

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION UNDER APPLICABLE LAW.

WARRANT TO PURCHASE STOCK

Corporation: CORPFIN.COM, INC.

Number of Shares: 2,000 shares

Class of Stock: common stock

Exercise Price: $0.50 per share

Issue Date: September 28, 2001

Expiration Date: September 28 2001

THIS WARRANT CERTIFIES THAT, for received Harbour Nominees Limited, the registered holder hereof or its assigns ('Holder'), is entitled to purchase the number of fully paid and nonassessable shares of common stock (the 'Shares) of Corpfin.com, Inc. (the Company) at the price per Share (the Warrant Price') all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

EXERCISE.

Vesting. The Holder shall be entitled to exercise this Warrant, in whole or in part, on any business day on or after the Issue Date and before 5:00 P.M. Eastern Standard Time on the Expiration Date.

Method of Exercise. Holder may exercise this Warrant, inwhole or in partby delivering a duly executed notice of exercise in substantially the form attached as Appendix 1 (the 'Notice of Exercise to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.3, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased (determined by multiplying the number of Shares to be issued upon exercise of the Warrant by the Warrant Price per Share).

Conversion Right. In lieu of exercising this Warrant as specified in Section 1.2, Holder may from time to time convert this Warrant, in whole or in part,  into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant Section 1.5.

No Rights of Shareholder. This Warrant does not entitle Holder to any voting rights as a shareholder of the Company prior to the exercise hereof.

Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the average closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the ten (10) business days immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking or public accounting firm to undertake such valuation. If the valuation of such investment banking firm or pubic accounting firm is at least twenty percent (20%) greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm or pubic accounting firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares.

Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

Sale, Merger, or Consolidation of the Company Sale, Merger, or Consolidation of the Company.

Assumption of Warrant. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall become exercisable, within ten (10) days of the time Holder receives notice of such Acquisition, for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing.

'Acquisition'. For the purpose of this Warrant, 'Acquisition' means any sale, license, or other disposition of   greater than 50% of the assets of the Company, or any reorganization, consolidation, or merger of the Company.

ADJUSTMENTS TO THE SHARES.

Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred. If the Company at any time or from time to time after the issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of the Company~~'~~'s common stock into a greater number of shares, the Warrant Price in effect immediately before that subdivision shall be proportionately decreased and the number of Shares issuable upon exercise hereof shall be proportionately increased.

Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

Adjustments for Combinations, Etc. If the Company at any time or from time to time after the issuance of this Warrant combines (by reverse stock split or otherwise) the outstanding shares of the Company's common stock, the Warrant Price in effect immediately before the combination shall be proportionately increased and the number of shares issuable upon exercise hereof shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

REPRESENTATIONS AND COVENANTS OF THE COMPANY.

Representations and Warranties. The Company hereby represents and warrants to the Holder that as of the date hereof all Shares that may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company shall at all times reserve a sufficient number of shares  of common stock for issuance upon Holder's exercise of its rights hereunder.

Information Rights. So long as the Holder holds this Warrant, the Company shall deliver to the Holderreports as reasonably requested and customarily provided to shareholders of the Company.

REPRESENTATIONS AND COVENANTS OF HOLDER.

This Warrant has been entered into by the Company in reliance upon the following representations and covenants of Holder, which by its acceptance hereof the Holder (including any permitted transferee of Holder on behalf of such transferee) hereby confirms:

Investment Purpose. The right to acquire the Shares or the Shares issuable upon exercise of Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

Private Issue. Holder understands (i) that neither this Warrant nor the Shares issuable upon exercise of the Holder's rights contained herein is registered or qualified under the Securities Act of 1933, as amended (the '1933 Act) or registered or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company~~'~~'s reliance on such exemption is predicated on the representations set forth in this Article 4.

Financial Risk. The Holder is an accredited investor within the meaning of Regulation D promulgated under the 1933 Act. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment. The Holder understands that any investment in the Shares involves a high degree of risk and a possible total loss of investment. The Holder also understands that the Company anticipates that it will need to raise additional funds to finance its operations and meet its working capital needs and capital expenditures in the near future. There can be no assurance that the Company will be able to raise additional funds or obtain additional financing on favorable terms, if at all. The failure to raise additional funds or obtain additional financing sufficient to fund the Company~~'~~'s working capital and capital expenditure requirements will have a material adverse effect on the Company.

Risk of No Registration. Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the '1934 Act', or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Shares pursuant to this Warrant, or (ii) the Shares issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the rights of the Holder to purchase stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

Warranties Limited. Other than as expressly set forth herein, the Company has not made any representation or warranty to the Holder. Without limiting the foregoing, none of the following has been represented or warranted to the Holder by the Company, the Company's agents or employees, or any other person, expressly or by implication (and any such representation or warranty that has purportedly been made is hereby expressly disclaimed), and the Holder is not relying on any representation or warranty regarding any of the following:

the future ability of the Company to make, or willingness of the Company to make, or any willingness of the Company's board of directors to declare, dividend payments with respect to its capital;

the amount of net income and cash expected to be generated by Company operations;

that any financial projections will prove to be accurate;

whether the Company will engage in any Acquisition or other business combination with any entity, the terms of such a transaction, whether such a transaction will involve the issuance of securities, and the terms upon which such securities may be issued; or

any investment return to be realized by the Holder as a result of an investment in the common stock including, but not limited to, the Company's ability to engage in an initial public offering of its stock or other transaction that would provide liquidity with respect to the Holder's proposed investment in the Company.

MISCELLANEOUS.

Term. This Warrant is exercisable in accordance with Section 1.1 at any time on or before the Expiration Date set forth above.

Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT THEREOF UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION UNDER THE PROVISIONS OF THE 1933 ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES.

Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters reasonably satisfactory to the Company, as reasonably requested by the Company). Company acknowledges that Holder may assign a portion of this Warrant to Holder~~'~~'s senior lender, and to grant to such senior lender a security interest in any of Holder's rights under this Warrant and any Shares issuable upon the exercise or conversion of the Warrant, provided, however, that prior to the Company~~'~~'s initial public offering, this Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part to a direct competitor of the Company.

Transfer Procedure. Subject to the provisions of Sections 5.2 and 5.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to its principles regarding conflicts of law.
CORPFIN.COM, INC. By: /s/ John C. Canouse John C. Canouse Chief Executive Officer

NOTICE OF EXERCISE

The undersigned hereby elects to purchase _______ shares of the common stock of Corpfin.com, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

1. The undersigned hereby elects to convert the attached Warrant into Shares (as defined in the Warrant) in the manner specified in the Warrant. This conversion is exercised with respect to ______ of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Signature)

(Date)

EXHIBIT 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated February 16, 2001 (except Note 8, as to which the date is June 20, 2001) in the Registration Statement (Form SB-2 No. 333-_____) and related Prospectus of Corpfin.com, Inc. for the registration of 1,750,000 shares of its common stock.

/s/ Ernst & Young LLP

Atlanta, Georgia

Novemb29, 2001